Execution Version

OMNIBUS AMENDMENT NO. 1

TO

RECEIVABLES PURCHASE AGREEMENT AND PERFORMANCE UNDERTAKING

[Amendment No. 13 to Receivables Purchase Agreement, dated as of October 3, 2016, as amended and restated, and
Amendment No. 3 to Performance Undertaking, dated as of October 3, 2016, as amended]

= = =

This Omnibus Amendment No. 1 (this “Amendment”), effective as of August 31, 2026 (the “A&R Effective Date”), is entered into by and among the following parties:

(a)        Sensient Receivables LLC, a Delaware limited liability company (the “SPE” or the “Seller”);

(b)        Sensient Technologies Corporation, a Wisconsin corporation (“STC”);

(c)        Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”);

(d)        PNC Bank, National Association, a national banking association (“PNC”); and

(e)        PNC Capital Markets LLC, a Delaware limited liability company, as the “structuring agent” for this Amendment (the “Structuring Agent”).

RECITALS:

A. Sensient Agricultural Ingredients LLC (formerly known as Sensient Natural Ingredients LLC), a Delaware limited liability company, Sensient Colors LLC, a Delaware limited liability company, and Sensient Flavors LLC, a Delaware limited liability company (collectively, the “Originators”), as sellers, and the SPE, as buyer, are parties to that certain Receivables Sale Agreement, dated as of dated as of October 3, 2016 (as amended, from time to time prior to the date hereof, the “Receivables Sale Agreement”) pursuant to which the Originators sold or contributed to the SPE all of their right, title and interest in and to their existing and thereafter arising Receivables Assets (as therein defined).

B. As a condition precedent to the 2016 closing of the Receivables Sale Agreement, STC executed and delivered to the SPE, that certain Performance Undertaking, dated as of October 3, 2016 (as amended from time to time prior to the date hereof, the “Existing Undertaking”), pursuant to which STC, as the “Performance Guarantor”, guaranteed to the SPE, its successors and permitted assigns (collectively, the original “Beneficiary”), the payment when due of the Originators’ indemnification obligations under the Receivables Sale Agreement.

C. In order to finance its purchases of Receivables Assets under the Receivables Sale Agreement, the SPE entered into a Receivables Purchase Agreement, dated as of October 3, 2016 (as amended or otherwise modified from time to time prior to the date hereof, the “Existing RPA”), by and among the SPE as “Seller,” STC as the initial “Servicer” and Wells Fargo as the sole “Purchaser.” Pursuant to the Existing RPA, the SPE sold, pledged or otherwise transferred and assigned to Wells Fargo, as the sole

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Purchaser thereunder, all of the SPE’s rights, title and interest in and to the Purchased Receivables Assets (as defined the Receivables Sale Agreement) that the SPE acquired under the Receivables Sale Agreement, including, without limitation, the rights, title and interest of the SPE in, to and under the Receivables Sale Agreement and the Existing Undertaking. Accordingly, Wells Fargo succeeded the SPE as the “Beneficiary” of the Existing Undertaking.

D. The Seller and the SPE have requested that PNC join the receivables purchase transaction evidenced by the Existing RPA as an additional “Purchaser,” and in order to accommodate the addition of PNC as a second Purchaser, the Structuring Agent has recommended that the parties hereto amend and restate, but not novate, the Existing RPA and the Existing Undertaking on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1. Definitions. Capitalized terms used, and not otherwise defined in this Amendment are used with the meanings attributed thereto in the Existing RPA (or, if not defined therein, in the Receivables Sale Agreement or the Existing Undertaking, as the case may be).

Section 2. Amendments to the Existing RPA. On the terms and subject to the conditions set forth in this Amendment, as of the A&R Effective Date, (a) the Existing RPA is hereby amended and restated in its entirety to read as set forth in the Amended and Restated Receivables Purchase Agreement attached as Exhibit A-1 hereto (the “A&R RPA”), (b) PNC hereby confirms that it has joined Wells Fargo as a Purchaser under the A&R RPA with an initial Commitment of $65,000,000, (c) Wells Fargo and PNC hereby confirm that they have appointed PNC as the Administrative Agent under the A&R RPA and related Transaction Documents, and (d) PNC has accepted such appointment as the Administrative Agent. For the convenience of the parties, a “redlined” version of the Existing RPA as so amended and restated is attached as Exhibit A-2 hereto.

Section 3. Amendments to the Existing Undertaking. On the terms and subject to the conditions set forth in this Amendment, as of the A&R Effective Date, (a) the Existing Undertaking is hereby amended and restated in its entirety as set forth in the Amended and Restated Receivables Performance Undertaking attached as Exhibit B-1 hereto (the “A&R Performance Undertaking”), and (b) accordingly, the Administrative Agent and its successors and permitted assigns, shall be the “Beneficiary” under the A&R Performance Undertaking for the Ratable benefit of the Purchasers under the A&R RPA. For the convenience of the parties, a “redlined” version of the Existing Undertaking as so amended and restated is attached as Exhibit B-2 hereto.

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Section 4. Representations and Warranties.

(a)       Each of STC, whether as Performance Guarantor or as Servicer, and the SPE hereby represents and warrants( solely as to itself) to the other parties hereto as of the A&R Effective Date as follows:

(a)     Each of this Amendment, the A&R RPA and the A&R Performance Undertaking (collectively, the “Amendment Documents”) to which it is a signatory has been duly authorized, validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(b)       Each of its representations and warranties set forth in any of the Amendment Documents to which it is a signatory is true and correct as of the A&R Effective Date except for such representation and warranty that speaks solely as of an earlier date, in which case, it was true and correct as of such date.

(c)      No Amortization Event or Potential Amortization Event exists and is continuing or will result from its execution, delivery or performance of the Amendment Documents to which it is a signatory.

Section 5. Conditions Precedent to Effectiveness. This Amendment shall become effective as of the A&R Effective Date provided that each of the following conditions precedent is satisfied:

(a)        The Administrative Agent shall have received counterparts of each of the Amendment Documents (whether by electronic mail or otherwise) duly executed by each of the parties thereto; and

(b)       Each of the conditions precedent to effectiveness of the A&R RPA shall have been satisfied or waived by each of Wells Fargo and PNC.

Section 6. Legal Fees and Disbursements. The SPE hereby acknowledges and agrees that this Amendment constitutes a Transaction Document and that the provisions of Section 9.5 of the Receivables Purchase Agreement apply hereto.

Section 7. CHOICE OF LAW. THIS AMENDMENT AND ANY CLAIMS, DISPUTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).

Section 8. Miscellaneous.

(a)       Sections 12.8 and 12.9 of the A&R RPA are hereby incorporated by reference and shall apply to this Amendment and the transactions contemplated hereby as if (i) such Sections were set forth

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herein in their entirety and (ii) references therein to “this Agreement” were references to “this Amendment.”

(b)       This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

(b)        The words “execution”, “execute(d)”, “signed”, “signature”, and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby (including without limitation amendments, waivers and consents in connection herewith) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(c)       The Amendment Documents and the other Transaction Documents referred to therein contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and the payment of the fees specified above and shall (together with each of the other Transaction Documents related hereto) constitute the entire agreement among the parties hereto with respect thereto superseding all prior oral or written understandings. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

<Signature pages follow>

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Sensient Omnibus Amendment No. 1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

SENSIENT RECEIVABLES LLC, as the Seller

By:	/s/ Lori Magin
Name:	Lori Magin
Title:	Vice President

SENSIENT TECHNOLOGIES CORPORATION, as the Servicer and the Performance Guarantor

By:	/s/ David Plautz
Name:	David Plautz
Title:	Vice President, Investor Relations and Treasurer

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Sensient Omnibus Amendment No. 1

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Ryan Tozier
Name:	Ryan Tozier
Title:	Executive Director

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Sensient Omnibus Amendment No. 1

PNC BANK, NATIONAL ASSOCIATION, Individually as a new Purchaser and as Administrative Agent

By:	/s/ Henry Chan
Name:	Henry Chan
Title:	Senior Vice President

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Sensient Omnibus Amendment No. 1

PNC CAPITAL MARKETS LLC, as Structuring Agent

By:	/s/ Henry Chan
Name:	Henry Chan
Title:	Senior Vice President

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EXHIBITS

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Sensient Omnibus Amendment No. 1

EXHIBIT A-1

FULLY-EXECUTED AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

[SEE ATTACHED]

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Sensient Omnibus Amendment No. 1

EXHIBIT A-2

REDLINED AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

[SEE ATTACHED]

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Sensient Omnibus Amendment No. 1

Exhibit A~~-2~~-1 to Amendment No. ~~9~~13

~~Confirmed to reflect Amendment Nos. 10-12~~

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

~~Dated~~Effective as of ~~October 3~~August 31, ~~2016~~2026

AMONG

SENSIENT RECEIVABLES LLC, as Seller,

SENSIENT TECHNOLOGIES CORPORATION, as the Servicer,

THE PERSONS FROM TIME TO TIME PARTY HERETO AS PURCHASERS

~~AND~~

~~WELLS FARGO~~PNC BANK, NATIONAL ASSOCIATION, as ~~the Purchaser~~Administrative agent,

AND

PNC CAPITAL MARKETS LLC, as Structuring Agent

Amended and Restated Receivables Purchase Agreement

TABLE OF CONTENTS* - *TOC NOT REDLINED TO PRESERVE FORMATTING.

			Page
ARTICLE I

THE PURCHASE FACILITY			12

Section 1.1	~~Conversion of Purchaser’s~~Assignment of Wells Fargo’s Existing ~~100% Ownership Interest~~Interests in the ~~Purchased Assets into~~ Undivided Interests, the Existing Cash Investments and the Collateral under the Existing RPA		~~1~~2
~~Section 1.2~~	~~Purchased Assets~~		~~1~~
	~~(a)~~	~~Purchase and Sale of Undivided Interests~~	~~1~~
	~~(b)~~	~~Obligations Not Assumed~~	~~2~~
Section ~~1.3~~1.2	Cash Investments		~~2~~3
Section ~~1.4~~1.3	Voluntary Reductions		~~2~~4
Section ~~1.5~~1.4	Mandatory Reductions		~~3~~6
	(a)	Purchased Assets Coverage Percentage Computation	~~3~~6
	(b)	Deemed Collections	~~3~~6
Section ~~1.6~~1.5	Amount of Collections		~~3~~6
Section ~~1.7~~1.6	Payment Requirements		~~3~~6
Section ~~1.8~~1.7	Fees and Discount		~~3~~6
	(a)	Fees	7
~~Section 1.9~~	(b)	Discount and Fees	~~3~~7
	(c)	Selection of Term SOFR Rate; Rate Quotations	7
	(d)	Conforming Changes Relating to Daily 1M Term SOFR and the Term SOFR Rate	8
	(e)	Discount After Amortization Event	8
Section 1.8	Rate Unascertainable; Increased Costs; Illegality		8
	(a)	Unascertainable Rate; Increased Costs	9
	(b)	Illegality	9
	(c)	Administrative Agent’s and Purchasers’ Rights	9
Section ~~1.10~~1.9	Voluntary Reductions of the Aggregate Commitment; Optional Repurchase		~~4~~10
Section ~~1.11~~1.10	Intent of the Parties		~~4~~10
Section 1.11	Indemnity for Funding Losses		10
Section 1.12	Designated Funding Offices		~~4~~11
Section 1.13	Uncommitted Accordion		11
Section 1.14	Defaulting Purchaser		12
	(a)	Defaulting Purchaser Adjustments	12
	(b)	Defaulting Purchaser Cure	13
	(c)	Termination of Defaulting Purchaser	13

~~Receivables Purchase Agreement~~

i

ARTICLE II

PAYMENTS AND COLLECTIONS ~~4~~

Section 2.1	Collections during the Revolving Purchase Period; Reinvestments		~~4~~14
Section 2.2	Collections During the Liquidation Period		~~5~~14
Section 2.3	Payment Rescission		~~6~~15

ARTICLE ~~III~~ IIIi

REPRESENTATIONS AND WARRANTIES ~~6~~

Section 3.1	Representations and Warranties of Seller		~~6~~15
	~~(a)~~	~~Existence and Power~~	~~6~~
	~~(b)~~	~~Authorization of Sales; No Conflict as to Law or Agreements~~	~~6~~
	~~(c)~~	~~Legal Agreements~~	~~7~~
	~~(d)~~	~~Subsidiaries~~	~~7~~
	~~(e)~~	~~Financial Information~~	~~7~~
	~~(f)~~	~~Material Adverse Effect~~	~~7~~
	~~(g)~~	~~Litigation~~	~~7~~
	~~(h)~~	~~Regulation U~~	~~7~~
	~~(i)~~	~~Taxes~~	~~7~~
	~~(j)~~	~~Investment Company Act; Volcker Rule~~	~~7~~
	~~(k)~~	~~Solvency~~	~~8~~
	~~(l)~~	~~Compliance With Laws~~	~~8~~
	~~(m)~~	~~Good Title~~	~~8~~
	~~(n)~~	~~Perfection~~	~~8~~
	~~(o)~~	~~Places of Business and Locations of Records~~	~~8~~
	~~(p)~~	~~Collections~~	~~8~~
	~~(q)~~	~~Names~~	~~8~~
	~~(r)~~	~~Ownership of Seller~~	~~9~~
	~~(s)~~	~~Compliance with Credit and Collection Policy~~	~~9~~
	~~(t)~~	~~Payments to Applicable Originator~~	~~9~~
	~~(u)~~	~~Enforceability of Contracts~~	~~9~~
	~~(v)~~	~~Eligible Receivables~~	~~9~~
	~~(w)~~	~~Anti-Terrorism; Anti-Money Laundering; Anti-Corruption Laws~~	~~9~~
	~~(x)~~	~~Beneficial Ownership Rule~~	~~9~~
Section 3.2	Representations and Warranties of the Servicer		~~10~~19

~~Receivable Purchase Agreement~~

	~~(a)~~	~~Existence and Power~~	~~10~~
	~~(b)~~	~~Authorization; No Conflict as to Law or Agreements~~	~~10~~
	~~(c)~~	~~Legal Agreements~~	~~10~~
	~~(d)~~	~~Ownership of Seller~~	~~11~~
	~~(e)~~	~~Financial Condition~~	~~11~~
	~~(f)~~	~~Material Adverse Effect~~	~~11~~
	~~(g)~~	~~Litigation~~	~~11~~
	~~(h)~~	~~Regulation U~~	~~11~~
	~~(i)~~	~~Taxes~~	~~11~~
	~~(j)~~	~~Burdensome Restrictions~~	~~11~~
	~~(k)~~	~~Titles and Liens~~	~~12~~
	~~(l)~~	~~ERISA~~	~~12~~
	~~(m)~~	~~Insurance~~	~~12~~
	~~(n)~~	~~Compliance With Laws~~	~~12~~
	~~(o)~~	~~No Contractual Default~~	~~12~~
	~~(p)~~	~~Information~~	~~12~~
	~~(q)~~	~~Collections~~	~~13~~
	~~(r)~~	~~Compliance with Credit and Collection Policy~~	~~13~~
	~~(s)~~	~~Anti-Terrorism; Anti-Money Laundering; Anti-Corruption Laws~~	~~13~~
ARTICLE IV
CONDITIONS ~~OF CLOSING~~PRECEDENT TO EFFECTIVESS AND CASH INVESTMENTS ~~13~~

Section 4.1	Conditions Precedent to ~~Closing~~Effectiveness		~~13~~23
Section 4.2	Conditions Precedent to Initial Cash Investment		~~14~~23
Section 4.3	Conditions Precedent to All Cash Investments and Reinvestments		~~14~~24

ARTICLE V

COVENANTS ~~14~~

Section 5.1	Affirmative Covenants of ~~Seller~~Seller-Related Parties		~~14~~24
	(a)	Financial Statements	~~14~~25
	(b)	Other Notices	~~15~~25
	(c)	Electronic Delivery	~~16~~26
	(d)	Compliance with Laws	~~16~~27
	(e)	Payment of Taxes and Other Claims	~~17~~27
	(f)	Insurance	~~17~~27
	(g)	Preservation of Legal Existence	~~17~~27
	(h)	Use of Proceeds	~~17~~27
	(i)	Audits	~~17~~28
	(j)	Keeping and Marking of Records and Books	~~18~~28
	(k)	Compliance with Contracts and Credit and Collection Policy	~~18~~28
	(l)	Performance and Enforcement of the Sale Agreement and the Performance Undertaking	~~18~~29

~~Receivable Purchase Agreement~~

	(m) Ownership	~~18~~29
	(n) Separateness	~~19~~29
	(o) Collections	~~19~~30
	(p) Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions	30

Section 5.2	Negative Covenants of ~~Seller~~Seller-Related Parties	~~20~~30
	(a) Name Change, Offices and Records	~~20~~30
	(b) Change in Payment Instructions to Obligors	~~20~~30
	(c) Modifications to Contracts and Credit and Collection Policy	~~20~~31
	(d) Sales, Liens	~~20~~31
	(e) Amendment or Termination of Sale Agreement	~~21~~31
	(f) Restricted Junior Payments	~~21~~31
	(g) Seller Debt	~~21~~31
	(h) Sanctions	~~21~~32

ARTICLE VI

ADMINISTRATION AND COLLECTION ~~21~~

Section 6.1	Designation of the Servicer	~~21~~32
Section 6.2	Duties of the Servicer	~~22~~33
Section 6.3	Collection Accounts and Lock-Box Accounts	~~24~~34
Section 6.4	Collection Notices	~~24~~35
Section 6.5	Responsibilities under Contracts	~~24~~35
Section 6.6	Servicer Reports	~~24~~35
Section 6.7	Servicing Fees	~~24~~35

ARTICLE VII

AMORTIZATION EVENTS ~~25~~

Section 7.1	Amortization Events	~~25~~36
Section 7.2	Remedies	~~27~~39

Section 8.1	Appointment and Authority	39
Section 8.2	Rights as a Purchaser	39
Section 8.3	Exculpatory Provisions	40
Section 8.4	Reliance by Administrative Agent	40
Section 8.5	Delegation of Duties	41
Section 8.6	Resignation of Administrative Agent	41
Section 8.7	Non-Reliance on Administrative Agent and Other Purchasers	42

~~Receivable Purchase Agreement~~

Section 8.8	No Other Duties, Etc.		42
Section 8.9	Administrative Agent May File Proofs of Claim		43
Section 8.10	Collateral Matters		43
Section 8.11	No Reliance on Administrative Agent’s Customer Identification Program		43
Section 8.12	Certain ERISA Matters		44
Section 8.13	Erroneous Payments		45
ARTICLE ~~VIII INDEMNIFICATION 28~~IX

ADMINISTRATIVE AGENT

Section ~~8.1~~9.1	Indemnities by Seller		~~28~~47
Section ~~8.2~~9.2	Indemnities by Servicer		~~30~~49
Section ~~8.3~~9.3	Circumstances Affecting Benchmark Availability; Change in Legality		~~32~~51
Section ~~8.4~~9.4	~~[Reserved].~~Increased Costs		~~33~~52
	(a)	Increased Costs Generally	52
	(b)	Capital Requirements	53
	(c)	Certificates for Reimbursement	53
	(d)	Delay in Requests	53
Section ~~8.5~~9.5	Other Costs and Expenses		~~33~~53
Section ~~8.6~~9.6	Taxes		~~33~~53
	(a)	Defined Terms	~~33~~53
	(b)	Payments Free of Taxes	~~33~~54
	(c)	Payment of Other Taxes by Seller	~~33~~54
	(d)	Indemnification by Seller	~~33~~54
	(e)	Evidence of Payments	~~34~~54
	(f)	Status of ~~Purchaser~~the Administrative Agent	~~34~~54
	(g)	Treatment of Certain Refunds	~~34~~55
Section ~~8.7~~9.7	Benchmark Replacement Setting		~~35~~55
	(a)	Benchmark Replacement	~~35~~55
	(b)	[Reserved]	~~35~~56
	(c)	Notices; Standards for Decisions and Determinations	~~35~~56
	(d)	Unavailability of Tenor of Benchmark	~~35~~56
	(e)	Benchmark Unavailability Period	~~36~~56
	(f)	Conforming Changes	~~36~~56

ARTICLE ~~IX~~ X
ASSIGNMENTS~~;~~ AND PARTICIPATIONS ~~36~~
Section ~~9.1~~10.1	Assignments		~~36~~57
Section ~~9.2~~10.2	Participations		~~36~~57
Section ~~9.3~~10.3	Pledge to Federal Reserve		~~37~~58

~~Receivable Purchase Agreement~~

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ARTICLE ~~X~~ XI

GRANT OF SECURITY INTEREST ~~37~~

Section ~~10.1~~11.1	Grant of Security Interest		~~37~~58

ARTICLE ~~XI~~ XII

MISCELLANEOUS ~~37~~

Section ~~11.1~~12.1	Waivers and Amendments		~~37~~58
Section ~~11.2~~12.2	Notices		~~38~~59
	~~(a)~~	~~Generally~~	~~38~~
	~~(b)~~	~~Electronic Communications~~	~~38~~
	~~(c)~~	~~Use of Platform to Distribute Communications~~	~~38~~
Section ~~11.3~~12.3	Setoff		~~39~~60
Section ~~11.4~~12.4	Protection of Ownership and Security Interests		~~39~~61
Section ~~11.5~~12.5	Confidentiality		~~40~~61
Section 12.6	Waiver of Consequential Damages, Etc.		62
Section ~~11.6~~12.7	~~CHOICE OF LAW~~Choice of Law		~~40~~62
Section ~~11.7~~12.8	CONSENT TO JURISDICTION		~~40~~62
Section ~~11.8~~12.9	WAIVER OF JURY TRIAL		~~40~~62
Section ~~11.9~~12.10	Integration; Binding Effect; Survival of Terms		~~41~~62
Section ~~11.10~~12.11	Counterparts; Severability; Section References		~~41~~63
Section ~~11.11~~12.12	Patriot Act		~~41~~63
Section ~~11.12~~12.13	Acknowledgement Regarding Any Supported QFCs		~~41~~63

EXHIBITS AND SCHEDULES

Exhibit I	Definitions

Exhibit II-A	Form of Cash Investment ~~Notice~~Request

Exhibit II-B	Form of Reduction Notice

Exhibit III	Seller’s Chief Executive Office, Federal Taxpayer ID Number and Organizational ID Number

Exhibit IV	Collection Accounts, Lock-Boxes and Lock-Box Accounts

Exhibit V	Credit and Collection Policy

Exhibit VI	Form of Servicer Report

Exhibit VII	Form of Performance Undertaking

~~Receivable Purchase Agreement~~

Schedule A	Amendment and Restatement Closing Documents

Schedule B	~~Approved Foreign Jurisdictions~~Purchasers’ Commitments and Ratable Shares

Schedule C	Addresses for Notices

Schedule D	Excluded Obligors

~~Receivable Purchase Agreement~~

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

THIS AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT ~~dated as of October 3, 2016, is~~, effective as of August 31, 2026 (as amended, restated, supplemented or otherwise from time to time, this “Agreement”), is entered into by and among:

(a)        Sensient Receivables LLC, a Delaware ~~Limited~~limited liability company (“Seller”),

(b)        Sensient Technologies Corporation, a Wisconsin corporation (“STC”), as initial Servicer, ~~and~~

(c)        the Persons from time to time party hereto as Purchasers,

(~~c~~d)     ~~Wells Fargo~~PNC Bank, National Association, a national banking association (~~together with its successors and assigns, the “Purchaser”).~~“PNC”), as Administrative Agent for the Purchasers, and

(e)      PNC Capital Markets LLC, a Pennsylvania limited liability company (“PNCCM”), as Structuring Agent.

Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I or, if not defined therein, the meanings assigned thereto in the Sale Agreement (hereinafter defined).

PRELIMINARY STATEMENTS

(1)        This Agreement amends and restates in its entirety that certain Receivables Purchase Agreement, dated as of October 3, 2016, by and among Seller, STC as initial Servicer, and Wells Fargo Bank, National Association (“Wells Fargo”) as the sole Purchaser thereunder (as amended from time to time prior to the date hereof, the “Existing RPA”). This Agreement is not intended to constitute, and shall not be construed as, a novation of the Existing RPA but merely an amendment of certain of its terms and the concurrent (a) joinder of PNC as an additional Purchaser (as evidenced by its signature on a counterpart of this Agreement), (b) appointment of PNC as the Administrative Agent pursuant to Article VIII hereof (as evidenced by its signature as such on a counterpart of this Agreement), and (c) assignment pursuant to Section 1.1 of this Agreement by Wells Fargo to the Administrative Agent for the Ratable benefit of the Purchasers of Wells Fargo’s existing Cash Investments in the Purchased Assets and the Collateral under the Existing RPA to the Administrative Agent for the Ratable benefit of the Administrative Agent for the Ratable benefit of the Purchasers.

~~(1) Seller desires to sell and assign undivided interests in its Receivables to the Purchaser from time to time.~~

~~(2) On the terms and subject to the conditions set forth herein, the Purchaser desires to acquire undivided interests in the Receivables from Seller from time to time.~~

Amended and Restated Receivables Purchase Agreement

1

~~NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:~~

~~ARTICLE I~~

~~THE PURCHASE FACILITY~~

~~Section 1.1 Conversion of Purchaser’s Existing 100% Ownership Interest in the Purchased Assets into Undivided Interests.¶ At the opening of business on the Second Amendment Effective Date, the Purchaser and Seller hereby agree that the Purchaser’s existing ownership of 100% of the Purchased Assets and its existing non-recourse obligation to pay Seller deferred purchase price therefor shall automatically convert into Undivided Interests in the Purchased Assets with an aggregate outstanding Capital balance equal to $60,000,000, and any deferred purchase price obligation shall be reduced to $0.~~

~~Section 1.2 Purchased Assets.¶~~

~~(a) Purchase and Sale of Undivided Interests.¶ On the terms and subject to the conditions of this Agreement, on the Closing Date: (i) Seller hereby sells, conveys, transfers and assigns to the Purchaser~~(a) Seller hereby confirms that on or about October 3, 2016, pursuant to the Existing RPA, Seller sold, conveyed, transferred and assigned to Wells Fargo, a variable undivided percentage interest (each such interest, an “Undivided Interest”) equal to the Purchased Assets Coverage Percentage in all of Seller’s right, title and interest in and to the following: (~~A~~i) all Receivables existing as of the close of business on the Business Day prior to the ~~Closing Date~~date of the Existing RPA or thereafter arising from time to time prior to the Facility Termination Date, and all rights and payments relating thereto, (~~B~~ii) all Related Security relating thereto, whether existing on the Business Day prior to the Original Closing Date or thereafter arising from time to time prior to the Facility Termination Date, (~~C)~~iii) all Collections thereof, whether existing on the last day of the month then most recently ended or thereafter arising, (~~D~~iv) each Lock-Box and each Lock-Box Account, whether existing on the Original Closing Date or thereafter arising, and (~~E)~~v) all existing and future proceeds of any of the foregoing (all of the foregoing, collectively, the “Purchased Assets”),; and (~~ii~~b) on the ~~Purchaser hereby purchases such~~eve of the First A&R Effective Date, Wells Fargo held outstanding cash investments in the Undivided Interests ~~in the~~of Purchased Assets ~~and agrees to pay the purchase price therefor in cash (each, a “Cash Investment~~in the aggregate Capital amount of $105,000,000.00 (the “Existing Cash Investments”).

~~(b) Obligations Not Assumed¶~~On and after the First A&R Effective Date, Seller desires to sell and assign Undivided Interests in the Purchased Assets to the Administrative Agent for the Ratable benefit of the Purchasers from time to time, and on the terms and subject to the conditions set forth herein, each of the Purchasers desires to acquire through the Administrative Agent, such Purchaser’s respective Ratable portion of the Undivided Interests sold by Seller from time to time.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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ARTICLE II

PAYMENTS AND COLLECTIONS

Section 1.1      Assignment of Wells Fargo’s Existing Interests in the Undivided Interests, the Existing Cash Investments and the Collateral under the Existing RPA.¶

(a)      On the First A&R Effective Date, Wells Fargo hereby sells, assigns and transfers to the Administrative Agent, for the Ratable benefit of the Purchasers, all of Wells Fargo’s existing and future rights, title and interest in and to the Purchased Assets, the Undivided Interests, the Existing Cash Investments and the Security Interest in the Collateral granted in Section 10.1 of the Existing RPA, together with any financing statements, and deposit account control agreements or blocked account control agreements perfecting such Security Interest.

(b)      In consideration of such assignment, PNC hereby absolutely and unconditionally agrees to pay to the Administrative Agent for prompt distribution to Wells Fargo in immediately available funds in accordance with the Agreed Cash Flow Statement an amount equal to $59,347,826.09 (i.e., PNC’s Ratable Share of the aggregate Capital amount of Wells Fargo’s Existing Cash Investments).

(c)      ~~.~~ The foregoing sale, assignment and transfer does not constitute and is not intended to result in any assumption by the Administrative Agent or any Purchaser of any obligation of Seller, any Originator or any other Person under or in connection with the Receivables or any Related Security, all of which shall remain the obligations and liabilities of Seller, such Originator and/or such other Person, as applicable.

(d)      After consummation of the assignment contemplated above, all Cash Investments shall be held by the Administrative Agent for the Ratable benefit of the Purchasers and shall be governed by the terms of this Agreement and continue to be secured by the Collateral.

Section 1.2      ~~Section 1.3~~ Cash Investments.¶

(a)       On the terms and subject to the conditions set forth in this Agreement, from time to time prior to the Facility Termination Date: (i) Seller may request that the ~~Purchaser make Cash Investments~~Administrative Agent for the Ratable benefit of the Purchasers make investments of cash in Undivided Interests in the Purchased Assets (each, a “Cash Investment”) in accordance with ~~Section 1.3~~Sections 1.2(b) and 1.2(c) below, and (ii) ~~the~~each Purchaser ~~hereby~~severally agrees to make its Ratable share of such Cash Investments by wiring ~~the applicable funds to the Facility Account~~its Ratable share of the requested Capital in immediately available funds to the account of the Administrative Agent specified in writing from time to time for such purpose (the “Administrative Agent’s Account”) for distribution to the Seller; provided that under no circumstances shall the ~~Purchaser~~Administrative Agent for the Ratable benefit of the Purchasers make any Cash Investment if, after giving effect thereto, an Investment Excess would exist and be continuing.

(b)       ~~The initial request for a~~Each Cash Investment ~~hereunder, and each subsequent request for an incremental Cash Investment, may be made on any Business Day prior to the Facility Termination Date upon (i) Seller’s irrevocable written notice~~Request shall be made at the written request

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of the Seller delivered to the Administrative Agent either (i) via electronic mail with “read receipt requested” in the form of Exhibit II-A hereto (each, a “Cash Investment ~~Notice”) to and received by the Purchaser prior to 12:00 noon (New York time) on the requested Investment Date, specifying: (A) the amount of cash requested to be paid to Seller for such incremental Cash Investment (which shall not be less than US$500,000 or a larger integral multiple of US$100,000), (B) the requested date of such incremental Cash Investment (which shall be a Business Day) and (C) the pro forma calculation of the Purchased Assets Coverage Percentage after giving effect to the increase in the Capital outstanding, and (ii) confirmation of the amount of cash requested in the Cash Investment Notice by entering such amount the Purchaser’s electronic “C.E.O.” portal. If any Cash Investment Notice is received or confirmed after 12:00 noon (New York time) on a Business Day, the Purchaser will endeavor to honor such notice on that Business Day but will honor it not later than the next succeeding Business Day.~~Request”), or (ii) via PINACLE at any time when PNC (or an Affiliate thereof) is the Administrative Agent and the Seller has entered into a PINACLE Agreement, in which case any request for a Cash Investment made by the Seller using PINACLE shall constitute a Cash Investment Request. All Cash Investment Requests shall be irrevocable.

(c)        (i) Each Cash Investment Request shall be received by the Administrative Agent and the Servicer (A) in the case of a Cash Investment Request made via PINACLE, no later than 2:00 p.m. (Eastern time) on the proposed date of such Cash Investment (the “Proposed Investment Date”) and (B) in the case of a Cash Investment Request delivered by electronic mail with “read receipt requested,” no later than 12:00 noon (Eastern time) on the Proposed Investment Date; provided that any Cash Investment Request received after the specified time shall be deemed to have been made on the following Business Day.

                           (ii) Each Cash Investment Request shall specify (A) the Proposed Investment Date (which shall be a Business Day), (B) the aggregate amount of Capital requested (which shall not be less than $500,000 in the aggregate or a larger integral multiple of $100,000 or, if less, the remaining undrawn amount of the Aggregate Commitment), (C) the portion, if any, of the aggregate Capital requested that Seller desires accrue Discount at the Term SOFR Rate (which rate selection, unless the Proposed Investment Date is the first Business Day of a calendar month, shall take effect on the first Business Day of the calendar month following the Proposed Investment Date), (D) other than for a Cash Investment Request delivered via PINACLE, the Ratable allocation of such Cash Investment among the Purchasers, and (E) the account(s) to which the proceeds of such Cash Investment shall be distributed. If a Cash Investment Request is deemed to have been made on the following Business Day pursuant to the proviso in Section 1.2(c)(i) above and such Cash Investment Request requests a Cash Investment to be made prior to such following Business Day, such Cash Investment Request shall be deemed to request that such Cash Investment be made on such following Business Day.

Section 1.3      ~~Section 1.4~~ Voluntary Reductions.¶

(a)        ~~.~~ If at any time Seller shall wish to cause ~~the~~a partial reduction of aggregate Capital ~~(~~but not to commence the liquidation, or reduction to zero~~,~~ of the entire Capital~~),~~ (each, a “Capital Reduction”) and/or a partial reduction of the Aggregate Commitment (each, a “Commitment Reduction”) Seller may do so ~~as follows:~~in accordance with Section 1.3(b) and Section 1.3(c) below.

(b)        ~~(a)~~ Seller shall provide the ~~Purchaser~~Administrative Agent, for distribution to the Purchasers and the Servicer ~~with irrevocable~~, prior written notice of a Capital Reduction and/or a

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Commitment Reduction in the form of Exhibit II-B hereto, properly completed (each, a “Reduction Notice”) ~~of any proposed reduction of Capital not later than 12:00 noon (New York City time) on the Business Day on which the proposed reduction is to occur (the “Proposed Reduction Date”). Such~~; provided that at any time when PNC (or an Affiliate thereof) is the Administrative Agent and the Seller has entered into a PINACLE Agreement, then any request for a Capital Reduction or a Commitment Reduction made by the Seller using PINACLE shall constitute a Reduction Notice ~~shall (i) be prepared in accordance with the most recent Servicer Report, and (ii) designate (A) the Proposed Reduction Date, and (B) the amount of Capital to be reduced (the “Capital Reduction”) which shall be not less than US$500,000; and~~.

(c)       (i) Each Reduction Notice shall be made by Seller through PINACLE or electronic mail that is received by the Administrative Agent and the Servicer (A) in the case of a Reduction Notice delivered through PINACLE, no later than 2:00 p.m. (Eastern time) on the proposed date of such Capital Reduction and/or Commitment Reduction (the “Proposed Reduction Date”), and (B) in the case of a Reduction Notice delivered by electronic mail with “read receipt requested,” shall be made by Seller and received by the Administrative Agent and the Servicer no later than 12:00 noon (Eastern time) on the Proposed Reduction Date; provided that any Reduction Notice received after the specified time shall be deemed to have been made on the following Business Day.

                          (ii) Each Reduction Notice shall specify (A) the Proposed Reduction Date (which shall be a Business Day), (B) the aggregate amount of the Capital Reduction (which shall not be less than $500,000 in the aggregate or a larger integral multiple of $100,000) and/or the aggregate amount of the Commitment Reduction (which shall not be less than $500,000 in the aggregate or a larger integral multiple of $100,000 and may not result in the Aggregate Commitment being less than the aggregate Capital outstanding after giving effect to any concurrent Capital Reduction), (C) the portion, if any, of the aggregate Capital Reduction that Seller desires be applied to Capital that is accruing Discount at the Term SOFR Rate, and (D) other than for a Reduction Notice made pursuant to PINACLE which will automatically allocate the reduction among the Purchasers, the Ratable allocation of such Capital Reduction or Commitment Reduction by the Administrative Agent among the Purchasers. If a Reduction Notice is deemed to have been made on the following Business Day pursuant to the proviso in Section 1.3(c)(i) above and such Reduction Notice requests a Capital Reduction or a Commitment Reduction to be made prior to such following Business Day, such Reduction Notice shall be deemed to request that such Capital Reduction or Commitment Reduction be made on such following Business Day. Only one (1) Reduction Notice shall be outstanding at any time. All prepayments pursuant to this Section shall be accompanied by any associated indemnity payments due under Section 1.11.

(d)        ~~(b)~~ The Servicer shall cause Collections in excess of the Required Amounts to be set aside until they equal the desired amount of the Capital Reduction, and on the Proposed Reduction Date, the Servicer shall wire transfer the funds so set aside to the ~~Purchaser’s~~Administrative Agent’s Account for the Ratable benefit of the Purchasers for application to ~~the~~their outstanding Capital.

~~(c) Only one (1) Reduction Notice shall be outstanding at any time.~~

(e)        All payments of Capital accruing Discount at the Term SOFR Rate that are made on any day other than the last day of a Discount Period (or if such last day is not a Business Day, on the first preceding Business Day of such last day) shall be accompanied by any associated indemnity payments due under Section 1.11.

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Section 1.4      ~~Section 1.5~~ Mandatory Reductions.¶

(a)     Purchased Assets Coverage Percentage Computation.¶ The Purchased Assets Coverage Percentage ~~shall~~will be initially computed on the ~~Closing~~First A&R Effective Date. Thereafter, until the Facility Termination Date, such Purchased Assets Coverage Percentage shall be automatically deemed recomputed on each Business Day other than a Termination Day. From and after the occurrence of any Termination Day, the Purchased Assets Coverage Percentage shall (until the event(s) giving rise to such Termination Day are satisfied or are waived in accordance with the terms of this Agreement) be deemed to be 100%. The Purchased Assets Coverage Percentage shall become zero when the Final Payout Date has occurred and the Servicer shall have received the accrued Servicing Fee thereon. If on any date of determination, the Purchased Asset Coverage Percentage exceeds 100%, not later than the next Business Day, Seller shall deliver to the Servicer, and the Servicer shall pay to the ~~Purchaser’s~~Administrative Agent’s Account for the Ratable benefit of the Purchasers, the amount necessary to reduce the Purchased Asset Coverage Percentage to 100% or less, and the ~~Purchaser~~Administrative Agent for the Ratable benefit of the Purchasers will apply the funds received to the reduction of ~~Capital.~~their respective Capital. All payments pursuant to this Section of Capital accruing Discount at the Term SOFR Rate that are made on any day other than the last day of the applicable Discount Period shall be accompanied by any associated indemnity payments due under Section 1.11.

(b)       Deemed Collections.¶ If on any day a Dilution occurs, Seller shall be deemed to have received a Deemed Collection, and such Deemed Collection shall be immediately applied to reduce the Net Pool Balance by the amount of such Deemed Collection. To the extent the effect of such Deemed Collection on the Net Pool Balance shall cause an Investment Excess, Seller shall deliver to the Servicer immediately available funds in an amount equal to the lesser of (i) the sum of all Deemed Collections deemed received by Seller and (ii) an amount necessary to eliminate such Investment Excess, and in each case, the Servicer shall remit the same to the ~~Purchaser’s~~Administrative Agent’s Account for Ratable distribution to the Purchasers pursuant to this Section ~~1.5~~1.4(b) within one (1) Business Day after its receipt thereof, and ~~the Purchaser~~each of the Administrative Agent for the Ratable benefit of the Purchasers will apply the funds received by it to the reduction of their respective Capital.

Section 1.5     ~~Section 1.6~~ Amount of Collections.¶ Notwithstanding any provision of this Agreement to the contrary, failure to have sufficient Collections to make any payment due and payable hereunder shall in no event defer the due date of such payment, and Seller shall remain obligated for the amount of such deficiency.

Section 1.6   ~~Section 1.7~~ Payment Requirements.¶ All payments in respect of Capital shall be paid to the ~~Purchaser’s~~Administrative Agent’s Account for Ratable distribution to the Purchasers Accounts. One or more ~~Seller~~Seller-Related Parties shall initiate a wire transfer of amounts to be paid or deposited by it pursuant to any provision of this Agreement no later than 2:00 p.m. (~~New York City time~~Eastern Time) on the day when due in immediately available funds. ~~If such amounts are payable to the Purchaser, they shall be paid to the Purchaser’s Account.~~ All computations of Discount and per annum Fees under the Transaction Documents shall be made on the basis of a year consisting of three hundred sixty (360) days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

Section 1.7     ~~Section 1.8~~ Fees and Discount.~~¶ Seller shall pay to the Purchaser the Fees when and as required in accordance with the Fee Letter.~~

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.

(a)        Fees.¶ On each Payment Date, the Seller shall, in accordance with the terms and priorities for payment set forth in Section 2.1(e), pay to the Administrative Agent for the Ratable benefit of the Purchasers certain fees (collectively, the “Fees”) in the amounts set forth in the fee letter agreements from time to time entered into (i) among Seller, the Purchasers, the Structuring Agent and the Administrative Agent or (ii) between Seller and the Administrative Agent (each such fee letter agreement described in the foregoing clause (i) or (ii) is referred to herein as a “Fee Letter”); provided, however, that any Defaulting Purchaser’s right to receive Fees shall be subject to the terms of Section 1.14. The Seller shall pay all Discount and Fees accrued during each Discount Period on the first Payment Date occurring after the end of such Discount Period in accordance with the terms and priorities for payment set forth in Section 2.1(e).

(b)        ~~Section 1.9~~ Discount and Fees.¶

(i)       The Capital of each Purchaser shall accrue Discount on each day when such Capital remains outstanding at the then-applicable Discount Rate for such Purchaser’s related Cash Investment. The Seller shall pay all Discount and Fees accrued during each Discount Period on the first Settlement Date occurring after the end of such Discount Period in accordance with the terms and priorities for payment set forth in Section 2.1(e). For the avoidance of doubt, Discount and (except as otherwise specified in the applicable Fee Letter) Fees accrued during each Discount Period shall be due and payable on the first Settlement Date after such Discount Period without regard to the availability of Collections for payment thereof.

(ii)       All computations of Discount, Fees and other amounts hereunder shall be made on the basis of a year of 360 days (or, in the case of amounts determined by reference to the Base Rate, 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed.

(iii)       If at any time the designated rate of Discount applicable to any Cash Investment made by any Purchaser exceeds such Purchaser’s highest lawful rate, the rate of interest on such Purchaser’s Cash Investment shall be limited to such Purchaser’s highest lawful rate.

(c)        Selection of Term SOFR Rate; Rate Quotations.¶

(i)        So long as no Amortization Event exists and is continuing, the Seller may, by written notice to the Administrative Agent, elect for all or any portion of the Aggregate Capital to accrue Discount by reference to the Term SOFR Rate (rather than Daily 1M Term SOFR) during any Discount Period; provided, however, that no such election shall be made for less (or more) than a full Discount Period. Any such notice must specify the amount of the Aggregate Capital subject of such election and must be delivered not later than two (2) Business Days prior to the first day of the affected Discount Period. Any such portion of the Aggregate Capital that is subject to such an election shall be apportioned among the respective Purchasers’ Capital ratably based on the aggregate outstanding Capital of each Purchaser at such time. Notwithstanding the foregoing, (x) the Seller shall not make such an election if, as a result thereof, more than

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five (5) Investment Tranches would exist and (y) each Investment Tranche for Cash Investments accruing Discount by reference to the Term SOFR Rate shall have an outstanding Capital amount of not less than $500,000 and shall be an integral multiple of $100,000. For the avoidance of doubt, in the event of any conflict between Seller’s election pursuant to this clause (i) and the rate of Discount applied pursuant to the definition of “Discount Rate,” the definition of “Discount Rate” shall control.

(ii)      The Seller may call the Administrative Agent on or before the date on which a Cash Investment Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Purchasers nor affect the rate of interest which thereafter is actually in effect when the election is made.

(d)        Conforming Changes Relating to Daily 1M Term SOFR and the Term SOFR Rate.¶ With respect to Daily 1M Term SOFR and the Term SOFR Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document; provided that, the Administrative Agent shall provide notice to the Seller and the Purchasers of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.

(e)       Discount After Amortization Event.¶ To the extent permitted by Law, upon the occurrence of an Amortization Event and until such time such Amortization Event shall have been cured or waived, at the discretion of the Administrative Agent or upon written demand by the Required Purchasers to the Administrative Agent:

(i)        Cash Investment Discount Rate. The Discount Rate applicable to each Cash Investment shall be increased by 1.00% per annum;

(ii)        Other Obligations. Each other obligation (other than payments in respect of Subordinated Loans) of any Seller-Related Party hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the Base Rate plus an additional 1.00% per annum from the time such obligation becomes due and payable until the time such obligation is paid in full; and

(iii)      Acknowledgment. The Seller acknowledges that the increase in rates referred to in this Section 1.7(e) reflects, among other things, the fact that such Cash Investments or other amounts have become a substantially greater risk given their default status and that the Purchasers are entitled to additional compensation for such risk; and all such Discount shall be payable upon demand by Administrative Agent or (if earlier) on the first Payment Date occurring after such interest accrues.

Section 1.8      Rate Unascertainable; Increased Costs; Illegality.~~.¶ The Capital shall accrue Discount for each day at the applicable Discount Rate. On each Payment Date, Seller shall pay in arrears to the Purchaser an aggregate amount equal to the accrued and unpaid Discount on its Capital for each day during the Calculation Period (or portion thereof) then most recently ended.~~

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(a)        Unascertainable Rate; Increased Costs.¶If, at any time:

(i)        the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that the Term SOFR Rate or Daily 1M Term SOFR, as applicable, cannot be determined pursuant to the definition thereof; or

(ii)       any Purchaser determines that for any reason the Term SOFR Rate does not adequately and fairly reflect the cost to such Purchaser of funding, establishing or maintaining such Purchaser’s Cash Investments during the applicable Discount Period or that Daily 1M Term SOFR does not adequately and fairly reflect the cost to such Purchaser of funding, establishing or maintaining such Purchaser’s Cash Investments, and such Purchaser has provided notice of such determination to the Administrative Agent;

then the Administrative Agent shall have the rights specified in Section 1.8(c).

(b)        Illegality.¶ If at any time any Purchaser shall have determined or any Official Body shall have asserted that the making, maintenance or funding of any Cash Investment accruing Discount by reference to Daily 1M Term SOFR or the Term SOFR Rate or the determination of or charging of interest by reference to Daily 1M Term SOFR [or the Term SOFR Rate] has been made impracticable or unlawful, by compliance by such Purchaser in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), then the Administrative Agent shall have the rights specified in Section 1.8(c).

(c)       Administrative Agent’s and Purchasers’ Rights.¶ In the case of any event specified in Section 1.8(a), the Administrative Agent shall promptly so notify the other Purchaser(s) and the Seller thereof, and in the case of an event specified in Section 1.8(b), the applicable Purchaser shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Purchaser(s) and the Seller.

Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Administrative Agent for the Ratable benefit of the Purchasers, in the case of such notice given by the Administrative Agent, or (ii) such Purchaser, in the case of such notice given by such Purchaser, to allow the Seller to select, convert to, renew or continue a Cash Investment accruing interest by reference to Daily 1M Term SOFR or the Term SOFR Rate, as applicable, shall be suspended (to the extent of the affected Discount Rate or Discount Period) until the Administrative Agent shall have later notified the Seller, or such Purchaser shall have later notified the Administrative Agent, of the Administrative Agent’s or such Purchaser’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist, and the Administrative Agent and the Purchaser hereby agree to provide any such notice reasonably promptly following the Administrative Agent’s or such Purchaser’s determination (as the case may be) that the aforementioned circumstances have ceased to exist.

Upon a determination by the Administrative Agent under Section 1.8(a), (A) if the Seller has previously delivered a Cash Investment Request for an affected Cash Investment that has not yet been made, such Cash Investment Request shall be deemed to request a Base Rate Cash Investment, (B) any

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outstanding affected Cash Investments accruing interest by reference to Daily 1M Term SOFR shall automatically be converted into Base Rate Cash Investments, and (C) any outstanding affected Cash Investments accruing interest by reference to the Term SOFR Rate shall be deemed to have been converted into Base Rate Cash Investments at the end of the applicable Discount Period.

If any Purchaser notifies the Administrative Agent of a determination under Section 1.8(b) above, the Seller shall, subject to the Seller’s indemnification obligations under Section 1.11, as to any Cash Investment of the Administrative Agent for the Ratable benefit of the Purchasers to which Daily 1M Term SOFR or the Term SOFR Rate applies, on the date specified in such notice either convert such Cash Investment to a Base Rate Cash Investment or prepay such Cash Investment. Absent due notice from the Seller of conversion or prepayment, such Cash Investment shall automatically be converted to a Base Rate Cash Investment upon such specified date.

Section 1.9       ~~Section 1.10~~ Voluntary Reductions of the Aggregate Commitment; Optional Repurchase.¶

(a)      Seller may, upon at least five (5) Business Days’ notice to the ~~Purchaser~~Administrative Agent and the Servicer, terminate in whole or reduce in part, the unused portion of the Aggregate Commitment; provided that (i) each partial reduction of the Aggregate Commitment shall be in a minimum amount of US$~~1,000,000~~500,000 or a larger integral multiple of US$100,000 and shall be allocated amongst the Purchasers in accordance with their Ratable shares, and (ii) no partial voluntary reduction may reduce the Aggregate Commitment below $50,000,000.00.

(b)       In addition, at any time, Seller shall have the right (after providing at least five (5) Business Days’ prior written notice to the ~~Purchaser~~Administrative Agent and the Servicer) to purchase all, but not less than all, of the Undivided Interests in the Purchased Assets. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such purchase, payable in immediately available ~~funds~~fund to the Administrative Agent’s account. Such purchase shall be without representation, warranty or recourse of any kind by, on the part of, or against the Administrative Agent or any Purchaser except for a representation and warranty that the conveyance to the ~~Servicer~~Seller is being made free and clear of any Lien created by the Administrative Agent or any Purchaser. On the date of purchase of all Undivided Interests in the Purchased Assets by the ~~Servicer~~Seller pursuant to this Section, the ~~Commitment of the Purchaser~~Purchasers’ Commitments shall automatically terminate and the Aggregate Unpaids shall be due and payable in full.

Section 1.10    ~~Section 1.11~~ Intent of the Parties.¶ The parties to this Agreement intend that the sale, assignment and transfer of Undivided Interests in the Purchased Assets to the ~~Purchaser~~Administrative Agent for the Ratable benefit of the Purchasers shall be treated as an interest-bearing loan in an amount equal to the aggregate Capital secured by the Purchased Assets for all purposes including federal, state and local income and franchise tax (in the nature of income tax) purposes. The provisions of this Agreement and all related Transaction Documents shall be construed to further these intentions of the parties.

Section 1.11    Indemnity for Funding Losses.¶ In addition to the compensation or payments required by Section 9.6, Seller shall indemnify each Purchaser against all liabilities, losses or expenses (including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain any Investment Tranche, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Purchaser sustains

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or incurs as a consequence of any:

(a)      payment, prepayment, conversion or renewal of any Investment Tranche to which the Term SOFR Rate applies on a day other than the last day of the Discount Period for the applicable Investment Tranche (whether or not any such payment or prepayment is mandatory, voluntary, or automatic and whether or not any such payment or prepayment is then due);

(b)        attempt by Seller to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Cash Investment Request or notice relating to prepayments under Section 1.9 or failure by Seller (for a reason other than the failure of such Purchaser to make a Cash Investment) to prepay, borrow, continue or convert any Cash Investment on the date or in the amount notified by Seller; or

(c)        any assignment of a Cash Investment then accruing interest based on the Term SOFR Rate on a day other than the last day of the Discount Period therefor.

If any Purchaser sustains or incurs any such loss or expense, it shall from time to time notify the Seller of the amount determined in good faith by such Purchaser (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Purchaser shall deem reasonable) to be necessary to indemnify such Purchaser for such loss or expense (with a copy to the Administrative Agent). Such notice shall specify in reasonable detail the basis for such determination. Such amount shall be due and payable by Seller to such Purchaser on the first Settlement Date occurring after such notice is given; provided, however, that if such amount is payable due to clause (a) or (c) above, then Seller shall pay such amount on the date of such payment, prepayment, conversion, renewal or assignment so long as such notice has been given on or prior to such date.

Section 1.12   Designated Funding Offices.¶ ~~The~~Each Purchaser at its option may make any Cash Investment or otherwise perform its obligations hereunder through any Funding Office (each, a “Designated Funding Office”); provided that any exercise of such option shall not affect the obligation of the ~~Seller~~Seller-Related Parties to turn over Collections in accordance with the terms of this Agreement. Any Designated Funding Office shall be considered part of the applicable Purchaser; provided that such provisions that would be applicable with respect to Cash Investments actually provided by such Affiliate or branch of ~~the~~such Purchaser shall apply to such Affiliate or branch of ~~the~~such Purchaser to the same extent as ~~the~~they apply to such Purchaser.

Section 1.13    Uncommitted Accordion.¶ During the period from and after the First A&R Effective Date and prior to the Facility Termination Date, provided that no Amortization Event, Potential Amortization Event or Servicer Termination Event exists and is continuing, Seller (or the Servicer, on the Seller’s behalf) may request an increase in the Aggregate Commitment in an aggregate amount during such period not to exceed $100,000,000 upon not less than two (2) weeks’ prior written notice to the Administrative Agent specifying (i) the aggregate amount of the requested increase (the “Aggregate Requested Increase”), and (ii) each Purchaser’s Ratable share of the Aggregate Requested Increase (each, a “Purchaser’s Requested Increase”). Upon receipt of a written request complying with the preceding sentence, the Administrative Agent will promptly deliver a copy of such request to each of the Purchasers, and each Purchaser will promptly seek credit approval to increase its Commitment in an amount equal to such Purchaser’s Requested Increase; provided, however, that nothing herein shall be deemed to constitute a commitment by any Purchaser to provide, or to obtain credit approval to provide, all or any portion of the Aggregate Requested Increase. If any Purchaser notifies Seller, Servicer and the Administrative Agent that it has obtained credit approval to increase its Commitment by an amount equal

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to such Purchaser’s Requested Increase, such Purchaser’s Commitment and the Aggregate Commitment will automatically increase by such Purchaser’s Requested Increase on the Business Day at least ten (10) Business Days but in any event no more than four (4) weeks after delivery of the request for such increase and at least 30 days prior to the Facility Termination Date. If any Purchaser declines to agree to increase its Commitment by its Purchaser’s Requested Increase:

(i)        Seller may ask the other Purchaser(s) if they would like to increase the amount of their respective Purchaser’s Requested Increase by all or any portion of the declined amount; or

(ii)        Seller, upon notice to and consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), may add one or more new Purchasers willing to provide the Purchaser’s Requested Increase of the declining Purchaser, and/or replace the declining Purchaser in its entirety with one or more new Purchasers willing to provide a replacement Commitment equal in the aggregate to the sum of the replaced Purchaser’s existing Commitment plus its Purchaser’s Requested Amount.

Any change in the Commitments pursuant to clause (i) or (ii) above will become effective on the first day of the calendar month following confirmation by the Administrative Agent that all documentation necessary to evidence such changes has been executed and delivered. Each of the Cash Investments and all other Obligations of Seller shall be secured by the Collateral as provided in Section 11.1.

Section 1.14     Defaulting Purchaser.¶

(a) Defaulting Purchaser Adjustments.¶ Notwithstanding anything to the contrary contained in this Agreement, if any Purchaser becomes a Defaulting Purchaser, then, until such time as such Purchaser is no longer a Defaulting Purchaser, to the extent permitted by applicable law:

(i)         Waivers and Amendments. Such Defaulting Purchaser’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as specified in the definition of “Required Purchasers.”

(ii)        Defaulting Purchaser Waterfall. Any payment of Capital, Discount, Fees or other amounts received by the Administrative Agent for the account of such Defaulting Purchaser (whether voluntary or mandatory, at maturity, pursuant to Section 2.1 or otherwise) or received by the Administrative Agent from a Defaulting Purchaser pursuant to Section 12.3 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Purchaser to the Administrative Agent hereunder; second, as the Seller may request (so long as no Amortization Event or Potential Amortization Event exists), to the funding of any Cash Investment in respect of which such Defaulting Purchaser has failed to fund its Ratable share thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Seller, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Purchaser’s potential future funding obligations with respect to Cash Investments under this Agreement; fourth, to the payment of any amounts owing to the Administrative Agent or any Purchaser as a result of any judgment of a court of competent jurisdiction obtained by the Administrative Agent or any Purchaser against such Defaulting Purchaser as a result of such Defaulting Purchaser’s breach of its obligations under this Agreement; fifth, so long as no Potential Amortization Event or Amortization Event exists, to the

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payment of any amounts owing to the Seller as a result of any judgment of a court of competent jurisdiction obtained by the Seller against such Defaulting Purchaser as a result of such Defaulting Purchaser’s breach of its obligations under this Agreement; and sixth, to such Defaulting Purchaser or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the Capital amount of any Cash Investments in respect of which such Defaulting Purchaser has not fully funded its Ratable share, and (y) such Cash Investments were made at a time when the conditions specified in Section 4.3 were satisfied or waived, such payment shall be applied solely to pay the Cash Investments of all Non-Defaulting Purchasers on a pro rata basis prior to being applied to the payment of any Cash Investments of such Defaulting Purchaser until such time as all Cash Investments are held by the Administrative Agent for the Ratable benefit of the Purchasers are pro rata in accordance with their Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Purchaser that are applied (or held) to pay amounts owed by a Defaulting Purchaser pursuant to this Section 1.14(a)(ii) shall be deemed paid to and redirected by such Defaulting Purchaser, and each Purchaser irrevocably consents hereto.

(iii)      Certain Fees. Notwithstanding anything to the contrary in the applicable Fee Letter, no Defaulting Purchaser shall be entitled to receive any Undrawn Fee (as defined in the applicable Fee Letter) accrued for any period during which that Purchaser is a Defaulting Purchaser (and the Seller shall not be required to pay any such Undrawn Fee that otherwise would have been required to have been paid to that Defaulting Purchaser).

(b) Defaulting Purchaser Cure.¶ If the Seller and the Administrative Agent agree in writing that a Purchaser is no longer a Defaulting Purchaser, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions specified therein, that Purchaser will, to the extent applicable, purchase at par that portion of outstanding Cash Investments of the other Purchasers or take such other actions as the Administrative Agent may determine to be necessary to cause the Cash Investments to be held pro rata by the Administrative Agent for the Ratable benefit of the Purchasers in accordance with the Commitments, whereupon such Purchaser will cease to be a Defaulting Purchaser; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Seller while that Purchaser was a Defaulting Purchaser; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Purchaser to Purchaser status will constitute a waiver or release of any claim of any party hereunder arising from that Purchaser’s having been a Defaulting Purchaser.

(c) Termination of Defaulting Purchaser.¶ The Seller may terminate the unused amount of the Commitment of any Defaulting Purchaser upon not less than five (5) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the other Purchaser(s) and Servicer thereof), and in such event the provisions of Section 1.14(a)(ii) will apply to all amounts thereafter paid by the Seller for the account of such Defaulting Purchaser under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Amortization Event shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim the Seller, the Administrative Agent or any Purchaser may have against such Defaulting Purchaser.

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ARTICLE II

PAYMENTS AND COLLECTIONS

Section 2.1      Collections during the Revolving Purchase Period; Reinvestments.¶

(a)       During the Revolving Purchase Period, all Collections and Deemed Collections received by the Servicer shall be administered in accordance with Section 6.2 and shall be held in trust (i) for the payment of the accrued and unpaid Aggregate Unpaids that are then due and owing, (ii) for a Reinvestment as provided in Section 2.1(c), or (iii) for payment to Seller for its own account.

(b)        Capital shall not be payable during the Revolving Purchase Period except to the extent provided in Section 1.4 and Section 1.5.

(c)        On each Business Day during the Revolving Purchase Period, subject to Section 2.1(e) and to Section 4.3, Collections that are not required to be segregated or used to pay Aggregate Unpaids (including, without limitation, Capital payable pursuant to Section 2.1(b)) shall be first, paid to Seller as a Cash Investment in the amount necessary to maintain the current amount of Capital outstanding (such a Cash Investment, a “Reinvestment”), and second, paid to Seller for its own account.

(d)       On each Payment Date during the Revolving Purchase Period, after deduction of the Servicer’s Servicing Fee from Collections received (or deemed received) during the ~~Calculation~~Discount Period (or portion thereof) then most recently ended, the Servicer shall deliver to the ~~Purchaser~~Administrative Agent from the Collections received (or deemed received) during such ~~Calculation~~Discount Period (or portion thereof), an amount equal to the Required Amounts due and owing on such Payment Date. Following the Dominion Date, the ~~Purchaser~~Administrative Agent shall make distributions of the Servicing Fee and other Required Amounts from Collections held by it.

(e)       If, on any Payment Date during the Revolving Purchase Period, there are insufficient Collections to pay all amounts required to be paid pursuant to Section 2.1(b) or Section 2.1(d), as applicable, (i) no Reinvestment shall be made until such amounts have been paid in full, and (ii) Collections to be applied to the Required Amounts shall be applied in the following order of priority:

first, to accrued and unpaid Servicing Fees that are then due and owing to the Servicer if not withheld by the Servicer prior to turnover of the Collections;

second, to out-of-pocket expenses (if any) of the ~~Purchaser~~Administrative Agent that are then due and owing under Section 8.5;

third, to accrued and unpaid Discount then due and owing, including any previously accrued Discount that remains unpaid; and

fourth, to all Fees accrued during the ~~Calculation~~Discount Period (or portion thereof) then most recently ended, plus any previously accrued Fees that remain unpaid.

Section 2.2      Collections During the Liquidation Period.¶

(a)       On each day during the Liquidation Period, unless the Dominion Date shall have occurred, all Collections shall be administered in accordance with Section 6.2.

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(b)       On each Payment Date during the Liquidation Period, unless the Dominion Date shall have occurred, the Servicer shall wire transfer all Collections so held by the Servicer (after deducting its Servicing Fee therefrom) to the ~~Purchaser’s Account~~Administrative Agent for distribution and application in the following order of priority:

first, to the Servicer, in payment of its Servicing Fee to the extent not retained;

second, to the ~~Purchaser~~Administrative Agent, in payment of its out-of-pocket expenses in connection with the enforcement or protection of its rights in connection with this Agreement and the other Transaction Documents, to the extent reimbursable under Section 8.5 and not otherwise paid by Seller;

third, to the ~~Purchaser,~~Administrative Agent for the Ratable benefit of the Purchasers in payment of any accrued and unpaid Discount then due and owing on account of its Capital, including any previously accrued Discount that was not previously paid;

fourth, to the ~~Purchaser,~~Administrative Agent for the Ratable benefit of the Purchasers in payment of any Fees accrued during the ~~Calculation~~Discount Period (or portion thereof) then most recently ended, plus any previously accrued Fees not paid on a prior Payment Date;

fifth, to the ~~Purchaser,~~Administrative Agent for the Ratable benefit of the Purchasers in reduction of Capital, until Capital is reduced to $0; and

sixth, if the Aggregate Unpaids have been reduced to zero, to Seller, free and clear of any interest of the ~~Purchaser~~Administrative Agent of the other Secured Parties.

Section 2.3     Payment Rescission.¶ No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the ~~Purchaser~~Administrative Agent for the benefit of the applicable Recipient the full amount thereof together with any Discount thereon from the date of any such rescission, return or refunding.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1  Representations and Warranties of Seller¶. Seller hereby represents and warrants to the ~~Purchaser~~Administrative Agent and the Purchasers as of the ~~date hereof~~First A&R Effective Date and as of each Investment Date that:

(a)      Existence and Power.¶ Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by them makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (a) will not permanently preclude Seller or Servicer from maintaining any material action in any such jurisdiction even though such action arose in whole or in part during the period

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of such failure, and (b) will not result in any other Material Adverse Effect. Seller has all requisite power and authority, limited liability company or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Transaction Documents.

(b)        Authorization of Sales; No Conflict as to Law or Agreements.¶ The execution, delivery and performance by Seller of the Transaction Documents, the purchases and sales of Receivables hereunder and thereunder, the issuance of the Subordinated Notes and the consummation of the transactions herein and therein contemplated, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the equityholder(s) of Seller, or any authorization, consent, approval, order, filing, registration or qualification by or with any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, each of which has been obtained and is in full force and effect except for the filings or notices as may be necessary to perfect the sales to Purchaser pursuant to this Agreement, (ii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System and Section 7 of the Exchange Act or any regulation promulgated thereunder) or of any order, writ, injunction or decree presently in effect having applicability to Seller or of the Organizational Documents of Seller, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which Seller is a party or by which it or its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature upon or with respect to any of the assets now owned or hereafter acquired by Seller; except, with respect to clauses (i), (ii) and (iv) above, where the failure to so comply with any of the foregoing could not reasonably be ~~expect~~expected to have a Material Adverse Effect.

(c)       Legal Agreements.¶This Agreement and each of the other Transaction Documents constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

(d)         Subsidiaries¶. Seller has no Subsidiaries.

(e)        Financial Information¶. All balance sheets, all statements of income and of cash flow and all other financial information of Seller (other than projections) furnished to the Administrative Agent and/or any Purchaser and described in Section 5.1(a) have been or will be prepared in accordance with GAAP and do or will present fairly in all material respects the financial condition and results of operations of Seller, as at such dates and for such periods in accordance with GAAP, subject, in the case of unaudited financial statements, to changes resulting from normal year-end audit adjustments and the absence of footnotes.

(f)       Material Adverse Effect.¶ Since the date of Seller’s formation, no event has occurred that would have a Material Adverse Effect.

(g)       Litigation.¶ There are no actions, suits or proceedings pending or, to the knowledge of Seller, threatened against or affecting Seller or the assets of Seller before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

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(h)       Regulation U.¶ Seller is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Purchase will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(i)        Taxes.¶Seller has paid or caused to be paid to the proper authorities when due all federal and all material state and local Taxes required to be withheld and paid by it. Seller has filed all federal, state and local Tax returns which to the knowledge of the officers of Seller are required to be filed, and Seller has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due, other than taxes whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which Seller has provided adequate reserves in accordance with GAAP and to the extent that nonpayment would not result in a Material Adverse Effect.

(j)         Investment Company Act; Volcker Rule.¶ Seller (i) is not a “covered fund” under the Volcker Rule and (ii) is not required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute (the “’40 Act”). In determining that Seller is not a covered fund, Seller does not rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) and/or 3(c)(7) of the ’40 Act or is entitled to the benefit of the exclusion for loan securitizations in the Volcker Rule under 17 C.F.R. 75.10(c)(8).

(k)       Solvency.¶ Seller is and, upon the making of any purchase under the Sale Agreement or sale under this Agreement, will be, Solvent.

(l)       Compliance With Laws.¶ Seller has complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of its business or the ownership of its assets and rights, where failure to comply could reasonably be expected to result in a Material Adverse Effect.

(m)     Good Title.¶ Immediately prior to or contemporaneously with each Cash Investment or Reinvestment hereunder, Seller shall be the legal and beneficial owner of all of the existing Receivables and Related Security with respect thereto, free and clear of any Lien except as created by the Transaction Documents and except for Permitted Liens. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s Security Interest in each Receivable, its Collections and the Related Security.

(n)      Perfection.¶ Assuming the filing of the UCC-1 financing statements or the UCC-3 financing statements approved by Seller ~~on~~prior to the ~~date hereof~~First A&R Effective Date, this Agreement, together with such financing statements, is effective to create in favor of the ~~Purchaser,~~Administrative Agent for the benefit of the Secured Parties a valid and perfected Security Interest in the Collateral, free and clear of any Lien except as created by the ~~Transactions~~Transaction Documents and except for Permitted Liens.

(o)       Places of Business and Locations of Records.¶ Seller’s principal place of business, chief executive office and the other locations (if any) where its Records are located are at the addresses

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listed on Exhibit III or such other locations of which the ~~Purchaser~~Administrative Agent has been notified in accordance with Section 5.2(a) in jurisdictions where all action required by Section 12.4(a) has been taken and completed. Seller’s Federal Employer Identification Number and Organizational Identification Number are correctly set forth on Exhibit III.

(p)        Collections¶. The conditions and requirements set forth in Section 5.1(p) and Section 6.2 have at all times been satisfied and duly performed in all material respects. Exhibit IV hereto (as updated from time to time by written notice from the Servicer to the ~~Purchaser~~Administrative Agent), sets forth (i) the names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts, and (ii) the addresses of all Lock-Boxes, the numbers of all associated Lock-Box Accounts and the name and address of each Collection Bank. To the best of Servicer’s knowledge, no ~~Seller~~Seller-Related Party or Originator ~~Seller~~ has granted any Person (other than the ~~other Seller Party and the Purchaser~~Administrative Agent) access to or control of any Lock-Box, Lock-Box Account or Collection Account, or the right to take dominion and control of any such Lock-Box, Lock-Box Account or Collection Account at a future time or upon the occurrence of a future event. To the extent that funds other than Collections are deposited into any Collection Account or Lock-Box Account, Seller or the Servicer can promptly trace and identify which funds constitute Collections.

(q)     Names.¶Except as stated on Exhibit V as amended from time to time upon written notice to the ~~Purchaser~~Administrative Agent provided all necessary UCC financing statements and financing statement amendments are delivered to the ~~Purchaser~~Administrative Agent in connection with such amendments, in the past five (5) years, Seller has not used any legal names, trade names or assumed names other than the name in which it has executed this Agreement.

(r)        Ownership of Seller.¶ STC owns directly 100% of the issued and outstanding membership interests of Seller, free and clear of any Lien. Seller’s membership interests are validly issued and there are no options, warrants or other rights to acquire membership interests of Seller.

(s)        Compliance with Credit and Collection Policy.¶ Seller has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.

(t)       Payments to Applicable Originator.¶ With respect to each Receivable, Seller has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under the Sale Agreement is or may be voidable under any section of the Federal Bankruptcy Reform Code.

(u)        Enforceability of Contracts.¶ Each Contract with respect to each Receivable is effective to create, and has created, a valid and binding obligation of the related Obligor to pay the Outstanding Balance of such Receivable created thereunder and any accrued interest thereon, enforceable against such Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(v)       Eligible Receivables.¶ Each Receivable included in the Net Pool Balance on a Servicer Report as an Eligible Receivable was an Eligible Receivable as of the last day of the period covered

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by such Servicer Report, and the Outstanding Balance of each such Eligible Receivable as of the last day of the ~~Calculation~~Discount Period covered by such Servicer Report was accurately set forth on such Servicer Report.

(w)       Anti-Terrorism; Anti-Money Laundering; Anti-Corruption ~~Laws~~Law; Sanctions.¶ Neither Seller ~~is not,~~ nor, to its knowledge, ~~is~~ any of its ~~Affiliates (i) an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (ii)~~officers or managers (a) is in violation in any material respect of (~~A~~i) the Trading with the Enemy Act, (~~B~~ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto ~~or~~, (~~C~~iii) the Patriot Act or (iv) any applicable Sanctions (collectively, the “Anti-Terrorism Laws”) or (~~iii~~b) is a Sanctioned Person. No part of the proceeds of any Cash Investment hereunder will be unlawfully used directly or knowingly indirectly to fund any operations of or in, finance any investments or activities of or in or make any payments to, a Sanctioned Person or a Sanctioned Country, or in any other manner that will result in any violation by any Person (including ~~the~~any Purchaser, the Structuring Agent, and the Administrative Agent) of any Anti-Terrorism Laws. Seller has implemented and maintains in effect policies and procedures designed to ensure compliance by Seller and its ~~directors,~~ officers, managers, employees and agents in all material respects with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, and Seller and, to its knowledge, its ~~directors,~~ officers, managers, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

(x)        Beneficial Ownership Rule.¶The Seller is an entity that is organized under the laws of the United States or a state thereof and at least 51 percent of whose common stock or analogous equity interest is owned, directly or indirectly by a Person whose common stock or analogous equity interests are listed on the New York Stock Exchange or the American Stock Exchange or has been designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange and is excluded on that basis from the definition of “Legal Entity Customer” as defined in the Beneficial Ownership Rule.

Section 3.2      Representations and Warranties of the Servicer.¶ The Servicer hereby represents and warrants to the ~~Purchaser~~Administrative Agent and the Purchasers as of the ~~date hereof~~First A&R Effective Date and as of the date of each Cash Investment and Reinvestment that:

(a)      Existence and Power.¶ The Servicer and its Subsidiaries are each corporations or limited liability companies duly incorporated or organized, as the case may be, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, and are each duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by them makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (a) will not permanently preclude the Servicer or any Subsidiary from maintaining any material action in any such jurisdiction even though such action arose in whole or in part during the period of such failure, and (b) will not result in any other Material Adverse Change. The Servicer has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Transaction Documents.

(b)       Authorization; No Conflict as to Law or Agreements.¶ The execution, delivery and performance by the Servicer of the Transaction Documents to which it is a party, and the consummation of the transactions herein and therein contemplated, have been duly authorized by all necessary

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corporate action and do not and will not (a) require any consent or approval of the stockholders of the Servicer, or any authorization, consent, approval, order, filing, registration or qualification by or with any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, each of which has been obtained and is in full force and effect, except where the failure to obtain such authorization, consent, approval, order, filing, registration or qualification could not reasonably be expected to have a Material Adverse Effect, (b) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System and Section 7 of the Exchange Act or any regulation promulgated thereunder) or of any order, writ, injunction or decree presently in effect having applicability to the Servicer or of the Organizational Documents of the Servicer, except to the extent that any such violation could not reasonably be ~~expect~~expected to have a Material Adverse Effect, (c) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Servicer or any Subsidiary is a party or by which it or its properties may be bound or affected, except to the extent that any such breach or default could not reasonably be ~~expect~~expected to have a Material Adverse Effect, or (d) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Servicer or any Subsidiary.

(c)        Legal Agreements.¶ This Agreement and the other Transaction Documents to which the Servicer is a party constitute the legal, valid and binding obligations of the Servicer, enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

(d)       Ownership of Seller.¶ STC owns directly 100% of the issued and outstanding membership interests of Seller, free and clear of any Lien ~~(other than Liens granted in connection with the Senior Credit Agreement)~~.

(e)      Financial Condition.¶STC has heretofore furnished to the ~~Purchaser~~Administrative Agent and the Purchasers the audited consolidated financial statements of STC and its Subsidiaries for the year ended December 31, ~~2015~~2025. Those financial statements fairly present in all material respects the consolidated financial condition of STC on the date thereof and the results of its operations and cash flows for the period then ended, and were prepared in accordance with GAAP. The information, exhibits and reports ~~furnished by the Servicer to the Purchaser~~, taken as a whole, that were furnished by the Servicer to the Credit Parties in connection with the negotiation of or compliance with the Transaction Documents did not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(f)        Material Adverse Effect.¶ No event has occurred since December 31, ~~2015~~2025 that could reasonably be expected to have a Material Adverse Effect.

(g)     Litigation.¶ There are no actions, suits or proceedings pending or, to the knowledge of the Servicer, threatened against or affecting the Servicer or any Subsidiary or the properties of the Servicer or any Subsidiary before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. Other than any liability incident to any litigation,

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arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Servicer knows of no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 3.2(e).

(h)       Regulation U.¶ Neither the Servicer nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Cash Investment will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(i)        Taxes.¶ The Servicer and its Subsidiaries have each paid or caused to be paid to the proper authorities when due all federal and all material state and local Taxes required to be withheld and paid by them. The Servicer and its Subsidiaries have each filed all federal, state and local Tax returns which to the knowledge of the officers of the Servicer or any Subsidiary are required to be filed, and Servicer and its Subsidiaries have each paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due, other than taxes whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which the Servicer or applicable Subsidiary has provided adequate reserves in accordance with GAAP and to the extent that nonpayment would not result in a Material Adverse Effect.

(j)        Burdensome Restrictions.¶Neither the Servicer nor any Subsidiary is a party to or bound by any agreement, or subject to any restriction in any Organizational Document, or any requirement of law, which would reasonably be expected to have a Material Adverse Effect. Neither the Servicer nor any Subsidiary is a party to any presently effective agreement that, if entered into after the date hereof, (excluding this Agreement) limiting the ability of any Subsidiary to make any payments directly or indirectly to the Servicer, by way of dividends, advances, repayments of loans or advances, reimbursements of management and any other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Servicer.

(k)        Titles and Liens.¶ The Servicer or one of its Subsidiaries has good title to each of the properties and assets material to the operations of the Servicer and its Subsidiaries, taken as a whole, which it purports to own or which are reflected as owned on its books and records, in each case free and clear of all Liens and encumbrances, except for Liens and encumbrances permitted by the Credit Agreement and covenants, restrictions, rights, easements and irregularities in title which do not materially interfere with the business or operations of the Servicer and its Subsidiaries taken as a whole.

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(l)        ERISA¶. The present value of all accumulated benefit obligations under each Plan (based on assumptions used for purposes of FASB No. 87) did not, as of any January 1, hereafter exceed by more than $20,000,000 the value of the assets of such Plan, and the present value of all accumulated benefit obligations of all under-funded Plans (based on FASB No. 87 assumptions) did not, as of any January 1, hereafter, exceed by more than $20,000,000 the value of the assets of all under-funded Plans, and no liability to the Pension Benefit Guaranty Corporation or the Internal Revenue Service in excess of such amount has been, or is expected by the Servicer or any Subsidiary or ERISA Affiliate to be, incurred with respect to any Plan that could become a liability of the Servicer or any Subsidiary except to the extent that any such circumstance could not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Servicer’s financial statements, neither the Servicer nor any Subsidiary has any contingent liability with respect to any post-retirement benefit under a Welfare Plan in excess of $20,000,000, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA.

(m)      Insurance.¶ The properties of the Servicer and its Subsidiaries are insured with responsible and reputable insurance companies not Affiliates of the Servicer, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Servicer and such Subsidiaries operate.

(n)       Compliance With Laws.¶ The Servicer and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, assets and rights, where failure to comply would have a Material Adverse Effect.

(o)        No Contractual Default.¶ Neither the Servicer nor any Subsidiary is in violation of any term of any contract, agreement, judgment or decree, the violation of which would (individually or together with all other such violations in existence) have in a Material Adverse Effect.

(p)    Information.¶ No Servicer Report or other written information furnished by the Servicer to the ~~Purchaser~~Administrative Agent for distribution to the Purchasers for purposes of or in connection with this Agreement and the transactions contemplated hereby, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make such information (taken as a whole) not materially misleading in light of the circumstances under which made (it being recognized by the ~~Purchaser~~Administrative Agent and the Purchasers that any projections and forecasts provided by the Servicer are based on good faith estimates and assumptions believed by the Servicer to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may materially differ from projected or forecasted results). Each submission of a Servicer Report shall be deemed to be a reaffirmation of the foregoing representation.

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(q)        Collections.¶ The conditions and requirements set forth in Section 5.1(p) and Section 6.2 have at all times been satisfied and duly performed in all material respects by Seller or the Servicer. Exhibit IV hereto (as updated from time to time by written notice from the Servicer to the ~~Purchaser~~Administrative Agent), sets forth (i) the names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts, and (ii) the addresses of all Lock-Boxes, the numbers of all associated Lock-Box Accounts and the name and address of each Collection Bank. To the best of Servicer’s knowledge, no ~~Seller~~Seller-Related Party or Originator has granted any Person, other than the ~~Seller~~Seller-Related Parties and the ~~Purchaser,~~Administrative Agent access to or control of any Lock-Box, Lock-Box Account or Collection Account, or the right to take dominion and control of any such Lock-Box, Lock-Box Account or Collection Account at a future time or upon the occurrence of a future event. To the extent that funds other than Collections of Receivables are deposited into any Collection Account, the Servicer can promptly trace and identify which funds constitute Collections of the Receivables.

(r)        Compliance with Credit and Collection Policy.¶ The Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.

(s)        Anti-Terrorism; Anti-Money Laundering; Anti-Corruption ~~Laws~~Law; Sanctions¶. Neither ~~the Servicer~~STC nor any Subsidiary ~~or~~nor, to their knowledge, any of their ~~Affiliates (a) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (b) is in violation of (i) the Trading with the Enemy Act, (ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or (iii) the Patriot Act (collectively, the “Anti-Terrorism Laws”) or (c)~~respective officers or directors (a) is in violation in any material respect of any Anti-Terrorism Law or (b) is a Sanctioned Person. No part of the proceeds of any Cash Investment hereunder will be unlawfully used directly or knowingly indirectly to fund any operations of or in, finance any investments or activities of or in or make any payments to, a Sanctioned Person or a Sanctioned Country, or in any other manner that will result in any violation by any Person (including ~~the~~any Purchaser, the Structuring Agent, and the Administrative Agent) of any Anti-Terrorism Laws. The ~~Servicer~~STC has implemented and maintains in effect policies and procedures designed to ensure compliance by ~~the Servicer~~STC, its Subsidiaries and their respective directors, officers, employees and agents in all material respects with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, and ~~the Servicer~~STC, its Subsidiaries and, to ~~their~~STC’s knowledge, their respective directors, managers, officers, employees, and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

ARTICLE IV

CONDITIONS OF CLOSING AND CASH INVESTMENTS

Section 4.1     Conditions Precedent to ~~Closing~~Effectiveness¶. The effectiveness of this Agreement is subject to the conditions precedent that (a) the ~~Purchaser~~Administrative Agent shall have received on or before the ~~Closing~~First A&R Effective Date the documents listed on Schedule A hereto, and (b) the ~~Purchaser~~Administrative Agent, PNCCM and the Purchasers shall have received all Fees required to be paid on such date pursuant to the terms of ~~the~~each Fee Letter to which it is a party.

Section 4.2    Conditions Precedent to Initial Cash Investment.¶ The initial new Cash Investment under this Agreement may be made on or after the ~~Closing~~First A&R Effective Date and is

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subject to the conditions precedent that (a) the matters described in Section 1.1 shall have occurred and been satisfied, (b) the conditions in Section 4.1 have been satisfied, and (~~b~~c) the ~~Purchaser~~Administrative Agent shall have received payment of all expenses required to be paid as of such date pursuant to the terms of this Agreement for which Seller has received an invoice as of ~~the Closing~~First A&R Effective Date.

Section 4.3    Conditions Precedent to All Cash Investments and Reinvestments¶.Each new Cash Investment, including each Reinvestment, shall be subject to the conditions precedent that (a) the Servicer shall have delivered to the ~~Purchaser~~Administrative Agent on or prior to the date of such Investment, in form satisfactory to the ~~Purchaser~~Administrative Agent, all Servicer Reports as due on or before the applicable Investment Date under Section 6.6 within any applicable period of grace unless waived in accordance with this Agreement, (b) the Facility Termination Date shall not have occurred, and (c) on the applicable Investment Date, the following statements shall be true (and acceptance of the proceeds of such Investment shall be deemed a representation and warranty by Seller that such statements are then true):

(i)         the representations and warranties set forth in Article III are true and correct in all material respects on and as of the Investment Date of such Investments as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall remain true and correct in all material respects as of such earlier date;

(ii)     no event has occurred and is continuing, or would result from such Investment, that constitutes an Amortization Event or a Potential Amortization Event; and

(iii)        no Investment Excess exists or will result from such Investment.

It is expressly understood that each Reinvestment shall, unless otherwise directed by the ~~Purchaser~~Administrative Agent), occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the ~~Purchaser~~Administrative Agent, which right may be exercised at any time on demand of the ~~Purchaser~~Administrative Agent, to rescind the related Reinvestment and direct Seller to pay to the ~~Purchaser~~Administrative Agent for the Ratable benefit of the Purchasers an amount equal to the Collections prior to the Amortization Date that were applied to the affected Reinvestment.

ARTICLE V

COVENANTS

Section 5.1      Affirmative Covenants of ~~Seller~~Seller-Related Parties¶. Until the date on which the Aggregate Unpaids have been paid in full (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and the termination or expiration of the Commitment:

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(a)       Financial Statements¶. Each of the ~~Seller~~Seller-Related Parties will keep, accurate books of record and account for itself in which true and complete entries will be made in accordance with GAAP, and the ~~Seller~~Seller-Related Parties will deliver to the ~~Purchaser~~Administrative Agent for distribution to the Purchasers:

(i)         As soon as available, and in any event within 90 days after the end of each fiscal year of STC: (A) a copy of the annual audit report of STC and its Subsidiaries prepared by nationally recognized independent certified public accountants, which annual report shall include the balance sheet of STC and its Subsidiaries as at the end of such fiscal year and the related statements of income, shareholders’ equity and cash flows of STC and its Subsidiaries for the fiscal year then ended, all presented on a consolidated basis in reasonable detail and all prepared in accordance with GAAP, and (~~b~~B) a copy of the unaudited balance sheet of Seller as at the end of such fiscal year and the related statements of income, member’s equity and cash flows of Seller for the fiscal year then ended prepared in accordance with GAAP.

(ii)        As soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of STC, the balance sheet of STC and its Subsidiaries as at the end of such quarter and related statements of earnings and cash flows of STC and its Subsidiaries for such quarter and for the year to date, in reasonable detail and prepared on a consolidated basis in accordance with GAAP, subject to year-end adjustments.

(iii)        A copy of each Compliance Certificate (under and as defined in the Senior Credit Agreement) together with a cover letter authorizing reliance thereon by the ~~Purchaser in its capacity~~Administrative Agent and the Purchasers in their capacities as such.

(b)       Other Notices¶. The ~~Seller~~Seller-Related Parties will deliver to the ~~Purchaser~~Administrative Agent for prompt distribution to the Purchasers:

(i)         Promptly after the sending or filing thereof, copies of all regular and periodic financial reports which STC or any Subsidiary shall file with the SEC or any national securities exchange.

(ii)        Immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting STC or any of its Subsidiaries which, if adversely determined, could be reasonably expected to have a Material Adverse Effect or which seek a monetary recovery against STC or any Subsidiary (other than Seller) combined in excess of $10,000,000 or in any amount greater than or equal to $~~18,600~~21,050 against Seller.

(iii)      As promptly as practicable (but in any event not later than five Business Days) after an officer of any ~~Seller~~Seller-Related Party obtains knowledge of the occurrence of any Potential Amortization Event or Amortization Event, notice of such occurrence, together with a detailed statement by a Responsible Officer of such ~~Seller~~Seller-Related Party of the steps being taken by such ~~Seller~~Seller-Related Party to cure the effect of such event.

(iv)       Promptly upon becoming aware of any Reportable Event or the occurrence of a prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan or any trust created thereunder, which could reasonably be expected

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to result in a liability to STC or any Subsidiary other than Seller in excess of (A) $20,000,000 in the case of STC or any Subsidiary other than Seller, or (B) any amount greater than or equal to $~~18,600~~21,050 in the case of Seller, a written notice specifying the nature thereof, what action STC or such Subsidiary, as applicable, has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the Department of Labor with respect thereto.

(v)        Promptly upon their receipt, copies of (i) all notices received by STC, any Subsidiary or ERISA Affiliate of the Pension Benefit Guaranty Corporation’s intent to terminate any Plan or to have a trustee appointed to administer any Plan, and (ii) all notices received by STC, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan concerning the imposition or amount of withdrawal liability imposed pursuant to Section 4202 of ERISA, which withdrawal liability individually or in the aggregate exceeds (A) $20,000,000 in the case of STC or any Subsidiary other than Seller, or (B) any amount greater than or equal to $~~18,600~~21,050 in the case of Seller.

(vi)        Promptly after the occurrence thereof, notice of any Accounting Practices Change.

(vii)       Notice of the occurrence of any event or condition that has had a Material Adverse Effect.

(viii)      Notice of the occurrence of the “Termination Date” under the Sale Agreement.

(ix)       At least ten (10) days prior to any proposed change of the Independent Manager, notice of such proposed change together with a certificate of Seller certifying that the proposed replacement manager satisfies the criteria set forth in the definition of “Independent Manager.”

(x)       Promptly following any change that would result in a change to the status of the Seller as an excluded “Legal Entity Customer” under the Beneficial Ownership Rule, the Seller shall execute and deliver to the Administrative Agent for prompt distribution to the Purchaser, a Certification of Beneficial Owner(s) complying with the Beneficial Ownership Rule, in form and substance reasonably acceptable to the ~~Purchaser~~Administrative Agent.

(xi)      Such other information respecting the Receivables or the financial condition and results of operations of STC or any Subsidiary as the ~~Purchaser~~Administrative Agent (or the Administrative Agent at the request of the Required Purchasers) may from time to time reasonably request.

(c)      Electronic Delivery¶.Documents required to be delivered pursuant to this Section 5.1 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which STC posts such documents, or provides a link thereto on STC’s website on the Internet at the website address of www.sensient.com; or (ii) on which such documents are posted on any ~~Seller~~Seller-Related Party’s behalf on an Internet or intranet website, if any, to which the ~~Purchaser~~Administrative Agent for the benefit of the Purchasers has access (whether a commercial, third-party website or whether sponsored by the ~~Purchaser~~Administrative Agent for the parties’ benefit); provided that the ~~Seller~~Seller-Related Parties shall notify the ~~Purchaser (by telecopier~~Administrative Agent (by facsimile transmission or electronic mail) of the posting of any such documents.

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Notwithstanding anything herein to the contrary, any financial information, report, proxy statement or other material required to be delivered pursuant to this Section 5.1 shall be deemed to have been furnished to the ~~Purchaser~~Administrative Agent for distribution to the Purchasers on the date that such financial information, report, proxy statement or other material is posted to the Securities and Exchange Commission’s website at www.sec.gov.

(d)      Compliance with Laws.¶ Each of the ~~Seller~~Seller-Related Parties will comply with the requirements of applicable laws and regulations, the non-compliance with which would have a Material Adverse Effect. In addition, and without limiting the foregoing sentence, each of the ~~Seller~~Seller-Related Parties will (i) ensure, and cause each of its Subsidiaries (if any) to ensure, that no Person who owns a controlling interest in or otherwise controls such Person is or shall be a Sanctioned Person, (ii) not use or permit the use of the proceeds of any Cash Investment or Reinvestment to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (iii) comply, and cause each Subsidiary to comply, with all Anti-Terrorism Laws.

(e)       Payment of Taxes and Other Claims.¶ Each of the ~~Seller~~Seller-Related Parties will and will cause each of its Subsidiaries (if any) to pay or discharge, when due, (i) all Taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, (ii) all federal, state and local Taxes required to be withheld by it, and (iii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of such ~~Seller~~Seller-Related Party or any Subsidiary; provided that neither the ~~Seller~~Seller-Related Parties nor any Subsidiary shall be required to pay any such tax, assessment, charge or claim (A) whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which such Person has provided adequate reserves in accordance with GAAP or (B) where failure to pay such tax, assessment, charge or claim could not reasonably be expected to result in a liability in excess of (1) $5,000,000 in the case of STC and any Subsidiary other than Seller, or (2) any amount greater than or equal to $~~18,600~~21,050 in the case of Seller.

(f)         Insurance¶. Each of the ~~Seller~~Seller-Related Parties will, and will cause each of its Subsidiaries (if any) to, obtain and maintain insurance with insurers reasonably believed by such ~~Seller~~Seller-Related Party or such Subsidiary to be responsible and reputable, in such amounts and against such risks as are consistent with sound business practice.

(g)       Preservation of Legal Existence.¶ Each of the ~~Seller~~Seller-Related Parties will preserve and maintain its corporate or limited liability company existence, as applicable, and all of its rights, privileges and franchises.

(h)       Use of Proceeds.¶ Seller will use the proceeds of each Cash Investment solely (i) to pay for Receivables under the Sale Agreement, (ii) to make permitted payments on the Subordinated Notes, (iii) to make permitted distributions to its member in accordance with the Transaction Documents, and (iv) to pay Seller’s reasonable and necessary operating expenses. Seller will not use any of the proceeds of the Cash Investments to purchase or carry any “margin stock” (as defined in Regulation U) or to make any acquisition of any corporation, limited liability company or other business entity and will not permit the proceeds of any Cash Investment to be used in a manner inconsistent with the second sentence of Section 3.1(w).

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(i)         Audits¶. Such ~~Seller~~Seller-Related Party will, from time to time during regular business hours as requested by the ~~Purchaser~~Administrative Agent, upon not less than ten (10) days written notice and at the sole cost of such ~~Seller~~Seller-Related Party, permit the ~~Purchaser, or its~~Administrative Agent and the Purchasers or their respective agents or representatives (and shall cause each Originator to permit ~~the Purchaser, or its~~each of the Administrative Agent and the Purchasers, or their respective agents or representatives): (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person during reasonable business hours for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Receivables and the Related Security or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters (each such visit, a “Review”); provided that, so long as no Amortization Event has occurred and is continuing, only one (1) Review (which Review may apply to both Seller and the Servicer) will be permitted under this Section 5.1(i) in any calendar year.

(j)      Keeping and Marking of Records and Books¶.

(i)        The Servicer will (and will cause each Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will (and will cause each Originator to) give the ~~Purchaser~~Administrative Agent notice of any material change in the administrative and operating procedures related to collection procedures, cash application, credit approval, credit memo approval and payment terms, and the Administrative Agent will promptly notify the Purchasers thereof.

(ii)        The Servicer ~~will~~has (and ~~will cause~~has caused each Originator to) (A) on or prior to the ~~Closing~~First A&R Effective Date, include a notation in its master data processing records relating to the Receivables to indicate that the Receivables are “SOLD RECEIVABLES” or mark or program its customer master table so that all reports printed therefrom relating to the Receivables will contain “SOLD RECEIVABLES” in the title of such report, and (B) solely if requested by the ~~Purchaser~~Administrative Agent and the direction of the Administrative Agent following the occurrence and during the continuation of an Amortization Event, deliver to the ~~Purchaser~~Administrative Agent for the Ratable benefit of the Purchasers all Contracts (and will use best efforts to deliver all multiple originals of any such Contract) relating to the Receivables that are in the Servicer’s possession.

(k)      Compliance with Contracts and Credit and Collection Policy¶.The Servicer will (and will cause each Originator to) timely and fully (i) perform and comply in all material respects with all provisions, covenants and duties required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

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(l)        Performance and Enforcement of the Sale Agreement and the Performance Undertaking.¶ Seller will perform, and will require each of the Originators to perform, each of its obligations and undertakings under and pursuant to the Sale Agreement. Seller will purchase Receivables under the Sale Agreement in strict compliance with the terms thereof and will diligently enforce the rights and remedies accorded to it as the buyer under the Sale Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the ~~Purchaser~~Administrative Agent as assignee of Seller) under the Sale Agreement and the Performance Undertaking as the ~~Purchaser~~Administrative Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Sale Agreement.

(m)      Ownership.¶Seller will (or, to the extent required pursuant to the Sale Agreement, will require each Originator to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections irrevocably in Seller, free and clear of any Liens other than Liens in favor of the ~~Purchaser~~Administrative Agent, and (ii) establish and maintain, in favor of the ~~Purchaser~~Administrative Agent, a valid and perfected first priority Security Interest in the Collateral to the full extent contemplated herein, free and clear of any Liens other than Liens in favor of the ~~Purchaser~~Administrative Agent (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions) to perfect the ~~Purchaser’s~~Administrative Agent’s Security Interest in the Collateral for the benefit of the Secured Parties and such other action to perfect, protect or more fully evidence the Security Interest of the ~~Purchaser as the Purchaser~~Administrative Agent may reasonably request.

(n)      Separateness.¶Seller acknowledges that ~~the Purchaser~~each of the Administrative Agent and the Purchasers is entering into the transactions contemplated by this Agreement in reliance upon Seller’s identity as a legal entity that is separate from each of the Originators and their respective other Affiliates (each, a “Related Entity”). Accordingly, Seller will:

(i)         maintain its books and records and bank accounts separate from those of any other Related Entity;

(ii)        at all times hold itself out to the public and all other Persons as a legal entity separate from its member and any other Person;

(iii)        have a board of managers separate from that of its member and any other Person;

(iv)      file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(v)        conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;

(vi)       maintain separate financial statements;

(vii)      maintain an arm’s length relationship with each other Related Entity;

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(viii)      except as contemplated herein or in any other Transaction Document, not pledge its assets for the benefit of any other Person;

(ix)        correct any known misunderstanding regarding its separate identity;

(x)        maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

(xi)       cause its board of managers to keep minutes of any meetings and actions and observe all other Delaware limited liability company formalities;

(xii)       not acquire any securities of its member;

(xiii)     act solely in its own name and through its own authorized managers, members, officers and agents, except as expressly permitted under the Transaction Documents; and

(xiv)     cause its managers, officers, agents and other representatives to act at all times with respect to Seller consistently and in furtherance of the foregoing and in the best interests of Seller.

(o)       Collections.¶The ~~Seller~~Seller-Related Parties shall, or will cause the Originators to, direct all Obligors to make payments of the Receivables (i) directly to a Lock-Box that clears through a Lock-Box Account which is subject to a Control Agreement, or (ii) directly to a Collection Account which is subject to a Control Agreement.

(p)      Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions¶. The Seller will maintain in effect, and the Servicer will and will cause each of its Subsidiaries to, maintain in effect, policies and procedures reasonably designed to ensure compliance by STC, its Subsidiaries and their respective managers directors, officers, employees and agents in all material respects with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

Section 5.2     Negative Covenants of ~~Seller~~Seller-Related Parties.¶Until the date on which the Aggregate Unpaids have been paid in full (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and the termination or expiration of the Commitment:

(a)        Name Change, Offices and Records¶. Seller will not change its name, identity or legal structure (within the meaning of Section 9-507(c) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the ~~Purchaser~~Administrative Agent at least ten (10) days’ prior written notice thereof and (ii) delivered to the ~~Purchaser~~Administrative Agent all financing statements, instruments and other documents reasonably requested by the ~~Purchaser~~Administrative Agent in connection with such change or relocation.

(b)       Change in Payment Instructions to Obligors.¶ Except as may be required by the ~~Purchaser~~Administrative Agent pursuant to Section 6.2 from and after the Dominion Date, such ~~Seller~~Seller-Related Party will not (i) add or terminate any bank as a Collection Bank, (ii) add or terminate any Lock-Box, Lock-Box Account or Collection Account, unless the ~~Purchaser~~Administrative Agent shall have received: (A) at least ten (10) days before the proposed effective date therefor, written notice of such addition, termination or change, together with an updated version of each of Exhibit III to the Sale Agreement and Exhibit IV to this Agreement, (B) with respect to the addition of a Collection Account, Lock-

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Box or Lock-Box Account, an executed Control Agreement (or an executed amendment to an existing Control Agreement) with respect to the new Collection Account , Lock-Box or Lock-Box Account prior to depositing any Collections therein, and (C) concurrently with or promptly after termination of any Collection Account, Lock-Box or Lock-Box Account, an executed amendment to the applicable Control Agreement reflecting the terminated Collection Account’s, Lock-Box’s or Lock-Box Account’s deletion. In addition, except as may be required by the ~~Purchaser~~Administrative Agent pursuant to Section 6.2(d) from and after the Dominion Date, such ~~Seller~~Seller-Related Party will not make any change in the instructions to any Obligor as to where payments on the Receivables should be made; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account or Lock-Box Account that is subject to a Control Agreement.

(c)        Modifications to Contracts and Credit and Collection Policy.¶The Servicer will not make any change to the Credit and Collection Policy that could reasonably be expected to adversely impact the Receivables in any material respect without the prior written consent of the ~~Purchaser~~Administrative Agent (which consent will not be unreasonably withheld or delayed but which, may be conditioned upon changes in one or more ratios, reserves or Concentration Limits contained in this Agreement to the extent they are impacted by such change). Except as provided in Section 6.2(d), no ~~Seller~~Seller-Related Party will, or will permit any Originator to, extend, amend or otherwise modify the payment terms of any Receivable or any Contract related to such Receivable in any material respect other than in accordance with the Credit and Collection Policy.

(d)        Sales, Liens.¶ Other than pursuant to the Transaction Documents, Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Lien upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box, Lock-Box-Account or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the ~~Purchaser~~Administrative Agent for the Ratable benefit of the Purchasers provided for herein), and Seller will defend the right, title and interest of the ~~Purchaser~~Administrative Agent in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or any Originator.

(e)       Amendment or Termination of Sale Agreement.¶ Seller will not amend, modify, waive any provision of or terminate the Sale Agreement or send any termination notice to any Originator in respect thereof without the prior written consent of the ~~Purchaser~~Administrative Agent and the Required Purchasers.

(f)        Restricted Junior Payments.¶ After the occurrence and during the continuance of any Amortization Event, Seller will not make any Restricted Junior Payment while any Aggregate Unpaids remain outstanding.

(g)       Seller Debt.¶ Except as contemplated by the Transaction Documents, Seller will not incur or permit to exist any Total Funded Debt or any liability on account of deposits except: (i) the Aggregate Unpaids, (ii) the Subordinated Loans, and (iii) other current accounts payable arising in the

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ordinary course of business and not overdue, unless such overdue accounts payable are disputed and being contested in good faith.

(h)      Sanctions.¶ Seller will not, directly or indirectly, use the proceeds of any Cash Investment, or lend, contribute or otherwise provide such proceeds to any Affiliate, joint venture partner or other individual or entity, to fund activities of or business with any individual or entity in a Sanctioned Country, or in any other manner that will result in a violation by any individual or entity participating in the transaction, whether as the Administrative Agent, a Purchaser or otherwise, of Sanctions.

ARTICLE VI

ADMINISTRATION AND COLLECTION

Section 6.1       Designation of the Servicer.¶

(a)       The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 6.1. STC is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. At any time after the occurrence and during the continuance of an Amortization Event resulting from an action or inaction of, or circumstance existing with respect to, the Servicer (each, a “Servicer Termination Event”), the ~~Purchaser~~Administrative Agent (in consultation with the Required Purchasers),may at any time, upon written notice to the current Servicer and Seller, designate as the Servicer any Person to succeed STC or any successor Servicer.

(b)        STC may delegate to its Subsidiaries, including the Originators, as sub-servicers of the Servicer (each such Subsidiary, a “Sub-Servicer”), certain of its duties and responsibilities as the Servicer hereunder in respect of the Receivables; provided that STC remains liable for the performance or nonperformance of the duties and responsibilities of the Servicer. Without the prior written consent of the ~~Purchaser~~Administrative Agent (in consultation with the Required Purchasers), the Servicer shall not be permitted to delegate any of its duties or responsibilities as the Servicer to any Person other than (i) ~~the Originators~~an Originator, and (ii) with respect to certain Charged-Off Receivables, outside collection agencies in accordance with its customary practices. None of the Sub-Servicers shall be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by STC. If at any time following the occurrence of a Servicer Termination Event, the ~~Purchaser~~Administrative Agent shall designate as the Servicer any Person other than STC, all duties and responsibilities theretofore delegated by STC to any of the Sub-Servicers shall automatically be terminated.

(c)       Notwithstanding the foregoing subsection (b), (i) the Servicer shall be and remain primarily liable to the ~~Purchaser~~Administrative Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder in accordance with the terms hereof and (ii) the ~~Purchaser~~Administrative Agent and the Purchasers shall be entitled to deal exclusively with the Servicer in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. ~~The Purchaser~~Neither the Administrative Agent nor the Purchasers shall not be required to give notice, demand or other communication to any Person other than the Servicer in order for communication to the Servicer and the Sub-Servicers or other delegate with respect thereto to be accomplished. The Servicer, at all times that it is the Servicer, shall be responsible for providing any Sub-Servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

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Section 6.2       Duties of the Servicer.¶

(a)       The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II~~.~~, and shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Servicer shall set aside and hold in trust for the account of Seller and the ~~Purchaser~~Administrative Agent for the Ratable benefit of the Purchasers their respective shares of the Collections in accordance with Article II. Provided the Dominion Date has not occurred, the Servicer shall, upon the request of the ~~Purchaser~~Administrative Agent, segregate, in a manner acceptable to the ~~Purchaser~~Administrative Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the ~~Purchaser~~Administrative Agent such allocable share of Collections of Receivables set aside for the ~~Purchaser~~Administrative Agent for the Ratable benefit of the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

(b)       The Servicer shall direct all Obligors to make payments of the Receivables (i) directly to a Lock Box that clears through a Lock-Box Account which, at all times ~~after November 3~~, ~~2016~~ is subject to a Control Agreement; or (ii) directly to a Collection Account or Lock-Box Account which, at all times ~~after November 3~~, ~~2016~~ is subject to a Control Agreement. If, notwithstanding the foregoing, any Obligor makes payment to any ~~Seller~~Seller-Related Party or Originator, Seller or the Servicer, as the case may be, agrees to remit, or to cause the applicable Originator to remit, any Collections (including any security deposits applied to the Outstanding Balance of any Receivable) that it receives on Receivables directly to a Collection Account or Lock-Box Account that, at all times ~~after November 3~~, ~~2016~~ is subject to a Control Agreement, within two (2) Business Days after receipt thereof, and further agrees that all such Collections shall be deemed to be received in trust for the Administrative Agent and the Purchaser; provided that prior to the Dominion Date, Seller or the Servicer may retain such Collections until required to be turned over to the ~~Purchaser~~Administrative Agent for the Ratable benefit of the Purchasers on the next Payment Date.

(c)        The Servicer (and from and after the Dominion Date, the ~~Purchaser~~Administrative Agent ) shall administer the Collections in accordance with the procedures described herein and in Article II. Subject to the last sentence of this Section 6.2(c), the Servicer (and from and after the Dominion Date, the ~~Purchaser~~Administrative Agent) shall hold in trust for the account of Seller and the ~~Purchaser~~Administrative Agent for the Ratable benefit of the Purchasers their respective shares of the Collections in accordance with Article II. From and after the Dominion Date, to the extent any Collections come into the possession of the Servicer, the Servicer shall, upon the request of the ~~Purchaser~~Administrative Agent, segregate, in a manner acceptable to the ~~Purchaser~~Administrative Agent, all such Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II to the extent of any accrued and unpaid Aggregate Unpaids, and the requirement to continue such segregation shall continue until the Amortization Event giving rise to the Dominion Date is waived in the sole discretion of the ~~Purchaser~~Administrative Agent and the Required Purchasers. Subject to Section 2.2, at all times while the Servicer is required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the ~~Purchaser~~Administrative Agent such allocable share of Collections of Receivables set aside for the

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~~Purchaser~~Administrative Agent on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer. Notwithstanding anything in this Agreement to the contrary, for so long as the ~~Purchaser~~Administrative Agent is not permitted to and has not requested the segregation of Collections in accordance with this Section 6.2(~~d~~c) and STC or one of its Affiliates is the Servicer, the Servicer may process Collections as a part of a central cash management system maintained by STC and its Affiliates, which system shall include written records (which may be electronic) of all debits and credits attributable to Seller and its Receivables and all other participants in such system and, prior to the Dominion Date, such funds may be commingled with other funds of STC and its Affiliates.

(d)       The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable, Defaulted Receivable or Charged-Off Receivable or limit the rights of the ~~Purchaser~~Administrative Agent under this Agreement. Notwithstanding anything to the contrary contained herein, following the occurrence and during continuation of an Amortization Event, the ~~Purchaser~~Administrative Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Defaulted Receivable or to foreclose upon or repossess any Related Security to the extent not in contravention of the related Contracts or applicable law.

(e)      The Servicer shall hold in trust for Seller and the ~~Purchaser~~Administrative Agent all Records in its possession that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables. Following the occurrence and during the continuance of an Amortization Event, the Servicer shall (A) as soon as practicable upon demand of the ~~Purchaser~~Administrative Agent, deliver or make available to the ~~Purchaser~~Administrative Agent all such Records, at a place selected by the ~~Purchaser~~Administrative Agent, and (B) two (2) Business Days following receipt thereof, turn over (1) to Seller any cash Collections or other cash proceeds in accordance with Article II and (2) to the applicable Person any cash collections or other cash proceeds received with respect to Total Funded Debt not constituting Receivables. The Servicer shall, from time to time at the request of the ~~Purchaser~~Administrative Agent, furnish to the ~~Purchaser~~Administrative Agent (not later than two (2) Business Days after any such request) a calculation of the amounts set aside for the ~~Purchaser~~Administrative Agent pursuant to Article II.

(f)         If any payment by an Obligor in respect of any indebtedness owed by it to an Originator or Seller has not been applied to the applicable Invoice within 30 days after its receipt, such payment shall, as between such Originator or Seller and the ~~Purchaser~~Administrative Agent, except as otherwise specified by such Obligor or otherwise required by Contract or law and unless otherwise instructed by the ~~Purchaser~~Administrative Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 6.3  Collection Accounts and Lock-Box Accounts.¶ Seller has either (a) granted to the ~~Purchaser~~Administrative Agent “control” (within the meaning of the UCC) over each Collection Account and Lock-Box Account, or (b) obtained such “control” over each Collection Account or Lock-Box Account from the applicable Originator and assigned its “control” rights to the ~~Purchaser~~Administrative Agent and obtained the Collection Bank’s acknowledgement of such assignment in the applicable Control

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Agreement.

Section 6.4      Collection Notices¶. The ~~Purchaser~~Administrative Agent is authorized to deliver to the Collection Banks the Collection Notices at any time after the occurrence and during the continuance of an Amortization Event. Subject to the terms of the applicable Control Agreement, the applicable Originator or Seller will transfer to the ~~Purchaser~~Administrative Agent exclusive “control” over each Collection Account or Lock-Box Account identified on Exhibit IV hereto; provided, however, that the ~~Seller~~Seller-Related Parties shall retain the right to direct dispositions of funds from the Collection Accounts and Lock-Box Accounts prior to the Dominion Date. Each of the ~~Seller~~Seller-Related Parties hereby authorizes the ~~Purchaser~~Administrative Agent, and agrees that the ~~Purchaser~~Administrative Agent shall be entitled (a) at any time after delivery of the Collection Notices, to endorse the applicable ~~Seller~~Seller-Related Party’s (or the applicable Originator’s) name on checks and other instruments representing Collections, (b) at any time after an Amortization Event hereunder has occurred and is continuing, to enforce the Receivables, the related Contracts and the Related Security, and (c) at any time after an Amortization Event hereunder has occurred and is continuing, to take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the ~~Purchaser~~Administrative Agent rather than the ~~Seller~~Seller-Related Parties or the Originators.

Section 6.5      Responsibilities under Contracts.¶ Anything herein to the contrary notwithstanding, the exercise by the ~~Purchaser~~Administrative Agent of its rights hereunder shall not release the Servicer, any Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The ~~Purchaser~~Administrative and the Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller or any Originator.

Section 6.6       Servicer Reports.¶

(a)        On each Monthly Reporting Date, the Servicer shall prepare and deliver not later than 11:00 a.m. (~~New York City time~~Eastern Time) to the ~~Purchaser~~Administrative Agent, (i) a Servicer Report for the calendar month (or portion thereof) then most recently ended in the form of Exhibit VI hereto (appropriately completed and executed), and (ii) an electronic file of the data contained therein.

(b)       At such times as the ~~Purchaser~~Administrative Agent shall reasonably request, the Servicer shall prepare and deliver not later than 11:00 a.m. (~~New York City time~~Eastern Time) five (5) Business Days after such request a listing by Obligor of all Receivables together with an aging of such Receivables.

Section 6.7      Servicing Fees.¶ In consideration of STC’s agreement to act as the Servicer hereunder, so long as STC shall continue to perform as the Servicer hereunder, STC shall be paid a fee (the “Servicing Fee”) on each Payment Date, in arrears for the immediately preceding ~~Calculation~~Discount Period, equal to 1.0% per annum of the aggregate Outstanding Balance of all Receivables as of the first day of such period. The Servicer shall retain the payment of the Servicing Fee from Collections held on behalf of Seller pursuant to Section 2.1. At any time while the Servicer is not an Affiliate of Seller, the Servicing Fee shall be computed at such rate per annum as the ~~Purchaser~~Administrative Agent, Seller and the substitute ~~the~~ Servicer may mutually agree.

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ARTICLE VII

AMORTIZATION EVENTS

Section 7.1       Amortization Events¶. The occurrence of any one or more of the following events shall constitute an “Amortization Event”:

(a)       (i) Default in the payment of any Capital when it becomes due and payable and the continuance of such default under this clause (i) for one (1) Business Day; or (ii) default in the payment of any Required Amounts when the same become due and payable and the continuance of such default under this clause (ii) for five (5) Business Days.

(b)        Default in the performance, or breach, of any covenant or agreement on the part of any ~~Seller~~Seller-Related Party contained in any of Sections 5.1(b)(iii), 5.1(b)(viii), 5.1(g) and 5.2.

(c)      Default in the performance, or breach, of any covenant or agreement of any of the ~~Seller~~Seller-Related Parties or the Performance Guarantor in this Agreement or any other Transaction Document to which such Person is a party (excluding any covenant or agreement which is specifically addressed elsewhere in this Section 7.1), and the continuance of such default or breach for a period of thirty (30) days after the earlier to occur of (i) notice from the ~~Purchaser~~Administrative Agent of such non-performance or non-observance, or (ii) the date on which a Responsible Officer of such ~~Seller~~Seller-Related Party or the Performance Guarantor has knowledge of such non-performance or non-observance.

(d)       Any representation or warranty made by any ~~Seller~~Seller-Related Party or the Performance Guarantor in this Agreement or any other Transaction Document to which such Person is a party, or in any certificate, instrument, report or statement contemplated by or made or delivered pursuant to or in connection herewith or therewith, shall prove to have been incorrect in any material respect when made.

(e)       Any Transaction Document or any material provision thereof shall for any reason cease to be valid and binding on any ~~Seller~~Seller-Related Party or the Performance Guarantor party thereto or any ~~Seller~~Seller-Related Party or the Performance Guarantor shall assert that any Transaction Document is not enforceable in accordance with its terms.

(f)        (i) STC shall breach any of the Financial Covenants; or (ii) a default under any agreement relating to any item of Total Funded Debt of the Servicer or any Subsidiary (other than under any of the Transaction Documents and other than a default described in clause (i) of this Section 7.1(f)) or under any indenture or other instrument under which any such agreement has been issued or by which it is governed and the expiration of the applicable period of grace, if any, specified in such agreement if the effect of such default is to cause or to permit the holder of such item of Total Funded Debt (or trustee or agent on behalf of such holder) to cause such item of Total Funded Debt to come due prior to its stated maturity (or to cause or to permit the counterparty in respect of a Swap Contract to elect an early termination date in respect of such Swap Contract); provided, however, that no Amortization Event shall be deemed to have occurred under this clause (ii) of Section 7.1(f) if the aggregate amount owing as to all such items of Total Funded Debt as to which such defaults have occurred and are continuing is less than $25,000,000; provided, further, that if such default shall be cured by STC or such Subsidiary, or waived by the holders of such items of Total Funded Debt or counterparties in respect of such Swap Contracts, in each case prior to the commencement of any action under Section 7.2 and as may be permitted by such

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evidence of indebtedness, indenture, other instrument, or Swap Contract, then the Amortization Event hereunder by reason of such default shall be deemed likewise to have been thereupon cured or waived.

(g)        Any of the ~~Seller~~Seller-Related Parties shall be adjudicated as bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or any of the ~~Seller~~Seller-Related Parties shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of such ~~Seller~~Seller-Related Party, and such appointment shall continue undischarged for a period of 60 days; or any of the ~~Seller~~Seller-Related Parties shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against any of the ~~Seller~~Seller-Related Parties and shall continue undischarged for 60 days; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of any of the ~~Seller~~Seller-Related Parties and such judgment, writ, or similar process shall not be released, vacated, stayed or fully bonded within 60 days after its issue or levy.

(h)        A petition shall be filed by any of the ~~Seller~~Seller-Related Parties under the United States Bankruptcy Code naming such ~~Seller~~Seller-Related Party as debtor; or an involuntary petition shall be filed against any of the ~~Seller~~Seller-Related Parties under the Federal Bankruptcy Code, and such petition shall not have been dismissed within 60 days after such filing; or an order for relief shall be entered in any case under the Federal Bankruptcy Code naming any of the ~~Seller~~Seller-Related Parties as debtor.

(i)         A Change of Control shall occur with respect to any of the ~~Seller~~Seller-Related Parties.

(j)         The rendering against any of the ~~Seller~~Seller-Related Parties of a final non-appealable judgment, decree or order for the payment of money if the amount of such judgment, decree or order, together with the amount of all other such judgments, decrees and orders then outstanding, less (in each case) the portion thereof covered by insurance proceeds, is greater than $~~5,000,000~~10,000,000 in the case of the Servicer or is greater than or equal to $~~18,600~~21,050 in the case of Seller, and if such judgment, decree or order remains unsatisfied and in effect for any period of 30 consecutive days without a stay of execution.

(k)        Any Plan shall have been terminated as a result of which the Servicer or any Subsidiary or ERISA Affiliate has incurred an unfunded liability in excess of $20,000,000; or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan and in either case such action could reasonably be expected to result in liability to any of the ~~Seller~~Seller-Related Parties in excess of $20,000,000, or any of the ~~Seller~~Seller-Related Parties or ERISA Affiliate shall have incurred withdrawal liability in excess of $20,000,000 in respect of any Multiemployer Plan; or any of the ~~Seller~~Seller-Related Parties or any ERISA Affiliate shall have incurred any joint and several liability to the Internal Revenue Service or the Department of Labor, or any of the ~~Seller~~Seller-Related Parties shall have incurred any other liability to the Internal Revenue Service or the Department of Labor, in excess of $20,000,000 with respect to any Plan; or any Reportable

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Event that the ~~Purchaser~~Administrative Agent may determine in good faith could reasonably be expected to constitute grounds for the termination of any Plan by the Pension Benefit Guaranty Corporation, for the appointment by the appropriate United States District Court of a trustee to administer any Plan or for the imposition of withdrawal liability with respect to a Multiemployer Plan, and which, in any such case, could reasonably be expected to result in liability to any of the ~~Seller~~Seller-Related Parties or any ERISA Affiliate in excess of $20,000,000, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Servicer and the ~~Purchaser~~Administrative Agent; provided, however, that no Amortization Event shall be deemed to have occurred under this paragraph unless such event or events describe in this paragraph (either individually or together) with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

(l)       Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any Material Part of the Assets of the Servicer and its Subsidiaries.

(m)       As at the end of any calendar month:

(i)          the average of the Delinquency Ratios for the three months then most recently ended shall exceed 6.0%;

(ii)         the average of the Default Ratios for the three months then most recently ended shall exceed 7.0%; or

(iii)        the average of the Dilution Ratios for the three months then most recently ended shall exceed 5.0%.

(n)      Either (i) the “Termination Date” under and as defined in the Sale Agreement shall occur or (ii) any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Sale Agreement, provided, however, that upon thirty (30) days’ prior written notice, any Originator may cease to sell or contribute Receivables to Seller (and otherwise cease to be a party) under the Sale Agreement without causing an Amortization Event under this Agreement if such Originator has consolidated or merged with or into (or otherwise sold all or substantially all of its Assets to) another Originator.

(o)        The Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall contest in any proceeding in any court or any mediation or arbitral proceeding such effectiveness, validity, binding nature or enforceability of its obligations thereunder.

(p)       The Internal Revenue Service shall file notice of a lien with respect to an amount in excess of $1,000,000 pursuant to Section 6323 of the Code with regard to any of the Receivables or Related Security and such lien shall not have been released or fully-secured with cash pledged to Seller (and collaterally assigned to the ~~Purchaser~~Administrative Agent pursuant to this Agreement) within thirty (30) days.

(q)        The Pension Benefit Guaranty Corporation shall file notice of a lien with respect to an amount in excess of $1,000,000 pursuant to Section 4068 of ERISA with respect to any of the Receivables or Related Security and such Lien shall not have been released or fully-secured with cash pledged to Seller (and collaterally assigned to the ~~Purchaser~~Administrative Agent for the Ratable benefit

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of the Purchasers pursuant to this Agreement) within thirty (30) days.

Section 7.2  Remedies.¶ Upon the occurrence and during the continuation of an Amortization Event, the ~~Purchaser~~Administrative Agent for the Ratable benefit of the Purchasers may take any of the following actions: (i) upon notice to the ~~Seller~~Seller-Related Parties, declare the Amortization Date to have occurred, whereupon Cash Investments shall cease and the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each ~~Seller~~Seller-Related Party; provided, however, that upon the occurrence of an Amortization Event described in Section 7.1(g) or 7.1(h), the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each ~~Seller~~Seller-Related Party, (ii) deliver the Collection Notices, and (iii) if any Aggregate Unpaids remain outstanding thirty (30) days after the occurrence of the Amortization Date, unless a ~~Seller~~Seller-Related Party has already done so, notify Obligors of the ~~Purchaser’s~~Administrative Agent’s interest in the Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the ~~Purchaser~~Administrative Agent otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative. For the avoidance of doubt, the occurrence of the Amortization Date shall result in the termination of Cash Investments under this Agreement, and, although it may change the handling and application of Collections pursuant to Article II, shall not accelerate or permit the ~~Purchaser~~Administrative Agent to accelerate, the due date for any amount payable under any Receivable or under the Transaction Documents.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Section 8.1   Appointment and Authority¶. Each Credit Party hereby irrevocably appoints PNC Bank, National Association to act on its behalf as the Administrative Agent hereunder and under the other Transaction Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Credit Parties, and the Seller-Related Parties shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Transaction Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

Section 8.2     Rights as a Purchaser.¶ The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Purchaser as any other Purchaser and may exercise the same as though it were not the Administrative Agent, and the term “Purchaser” or “Purchasers” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Seller-Related Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Administrative Agent.

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Section 8.3      Exculpatory Provisions¶.

(a)        The Administrative Agent shall not have any duties or obligations except those expressly specified herein and in the other Transaction Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i)         shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Amortization Event or Amortization Event has occurred and is continuing;

(ii)      shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Administrative Agent is required to exercise as directed in writing by the Required Purchasers (or such other number or percentage of the Administrative Agent as shall be expressly provided for herein or in the other Transaction Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Transaction Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Purchaser in violation of any Debtor Relief Law; and

(iii)       shall not, except as expressly specified herein and in the other Transaction Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Seller-Related Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)        The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Purchasers (or such other number or percentage of the Purchasers as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.1 and 7.2), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Potential Amortization Event or Amortization Event unless and until notice describing such Potential Amortization Event or Amortization Event is given to the Administrative Agent in writing by any Seller-Related Party or a Purchaser.

(c)       The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions specified herein or therein or the occurrence of any Potential Amortization Event or Amortization Event, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document, or (v) the satisfaction of any condition precedent to a Cash Investment or Reinvestment, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.4      Reliance by Administrative Agent¶. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet

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website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Cash Investment, that by its terms must be fulfilled to the satisfaction of a Credit Party, the Administrative Agent may presume that such condition is satisfactory to such Credit Party unless the Administrative Agent shall have received notice to the contrary from such Credit Party prior to the making of such Cash Investment. The Administrative Agent may consult with legal counsel (who may be counsel for the Seller), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.5     Delegation of Duties¶. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the financing facility contemplated hereby as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 8.6      Resignation of Administrative Agent¶.

(a)         The Administrative Agent may at any time give notice of its resignation to the Credit Parties and the Seller. Upon receipt of any such notice of resignation, the Required Purchasers shall have the right, in consultation with the Seller (so long as no Potential Amortization Event or Amortization Event has occurred and is continuing), to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Purchasers and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Purchasers) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Credit Parties, appoint a successor Administrative Agent meeting the qualifications specified above; provided that in no event shall any such successor Administrative Agent be a Defaulting Purchaser. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)      If the Person serving as Administrative Agent is a Defaulting Purchaser pursuant to clause (d) of the definition thereof, the Required Purchasers may, to the extent permitted by applicable Law, by notice in writing to the Seller and such Person remove such Person as Administrative Agent and, in consultation with the Seller, appoint a successor. If no such successor shall have been so appointed by the Required Purchasers and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Purchasers) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

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(c)        With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Secured Parties under any of the Transaction Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Credit Party directly, until such time, if any, as the Required Purchasers appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Transaction Documents. The fees payable by the Seller to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Seller and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Transaction Documents, the provisions of this Article VIII, Article XI and Section 12.6 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Section 8.7      Non-Reliance on Administrative Agent and Other Purchasers¶. Each Credit Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Purchaser or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Purchaser also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Purchaser or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Transaction Document or any related agreement or any document furnished hereunder or thereunder. Each Purchaser represents and warrants that (i) the Transaction Documents set forth the terms of a commercial lending facility and certain other facilities as set forth herein and (ii) it is engaged in making, acquiring or holding commercial loans or providing other similar facilities in the ordinary course and is entering into this Agreement as a Purchaser for the purpose of making, acquiring or holding commercial loans and providing other facilities as set forth herein and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Purchaser agrees not to assert a claim in contravention of the foregoing. Each Purchaser represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Purchaser, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding commercial loans or providing such other facilities.

Section 8.8    No Other Duties, Etc..¶ Anything herein to the contrary notwithstanding, none of the bookrunners or arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Transaction Documents, except in its capacity, as applicable, as the Administrative Agent or a Purchaser hereunder.

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Section 8.9      Administrative Agent May File Proofs of Claim¶. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Seller-Related Party, the Administrative Agent (irrespective of whether any Capital or other Seller Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Seller) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)       to file and prove a claim for the whole amount of the Capital and Discount owing and unpaid in respect of any Cash Investment or Reinvestment and all other Seller Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Credit Parties and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Credit Parties and the Administrative Agent and their respective agents and counsel and all other amounts due the Credit Parties and the Administrative Agent) allowed in such judicial proceeding; and

(b)      to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Credit Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Credit Party, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent.

Section 8.10    Collateral Matters¶.

(a)      Each of the Secured Parties irrevocably authorizes the Administrative Agent, at its option and in its discretion to release any Lien on any Collateral or other property granted to or held by the Administrative Agent under any Transaction Document (x) upon the Final Payout Date, (y) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Transaction Documents, or (z) subject to Section 12.1, if approved, authorized or ratified in writing by the Required Purchasers.

Upon request by the Administrative Agent at any time, the Required Purchasers will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of Collateral or other property pursuant to this Section.

(b)      The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Seller-Related Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Purchasers for any failure to monitor or maintain any portion of the Collateral.

Section 8.11  No Reliance on Administrative Agent’s Customer Identification Program.¶ Each Credit Party acknowledges and agrees that neither such Credit Party, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Credit Party’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed

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under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Money Laundering Law, any Anti-Corruption Law or any International Trade Law, including any programs involving any of the following items relating to or in connection with any of the Seller-Related Parties, their Affiliates or their agents, the Transaction Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other applicable Laws.

Section 8.12     Certain ERISA Matters¶.

(a)       Each Purchaser (x) represents and warrants, as of the date such Person became a Purchaser party hereto, to, and (y) covenants, from the date such Person became a Purchaser party hereto to the date such Person ceases being a Purchaser party hereto, for the benefit of, the Administrative Agent and the Structuring Agent and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of any Seller-Related Party, that at least one of the following is and will be true:

(i)        such Purchaser is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Purchaser’s entrance into, participation in, administration of and performance of the Cash Investments, the Commitments or this Agreement,

(ii)        the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Purchaser’s entrance into, participation in, administration of and performance of the Cash Investments, the Commitments and this Agreement,

(iii)       (A) such Purchaser is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Purchaser to enter into, participate in, administer and perform the Cash Investments, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Cash Investments, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Purchaser, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Purchaser’s entrance into, participation in, administration of and performance of the Cash Investments, the Commitments and this Agreement, or

(iv)       such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Purchaser.

(b)        In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a)  is true with respect to a Purchaser or (2) a Purchaser has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Purchaser further (x) represents and warrants, as of the date such Person became a Purchaser party hereto, to, and

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(y) covenants, from the date such Person became a Purchaser party hereto to the date such Person ceases being a Purchaser party hereto, for the benefit of, the Administrative Agent and the Structuring Agent and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of any Seller-Related Party, that none of the Administrative Agent or the Structuring Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Purchaser involved in such Purchaser’s entrance into, participation in, administration of and performance of the Cash Investments, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Transaction Document or any documents related hereto or thereto).

Section 8.13     Erroneous Payments.¶

(a)        If the Administrative Agent notifies a Credit Party or other Secured Party, or any Person who has received funds on behalf of a Credit Party or other Secured Party (any Credit Party, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Credit Party, other Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Credit Party or other Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Effective Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)        Without limiting immediately preceding clause (a), each Credit Party or other Secured Party, or any Person who has received funds on behalf of a Credit Party or other Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Credit Party or other Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)        (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the

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contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)        such Credit Party or other Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.13(b).

(c)       Each Credit Party or other Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Credit Party or other Secured Party under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Credit Party or other Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)        In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Purchaser that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Purchaser at any time, (i) such Purchaser shall be deemed to have assigned its Cash Investments (but not its Commitments) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Cash Investments (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Seller) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, (ii) the Administrative Agent as the assignee Purchaser shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Purchaser shall become a Purchaser hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Purchaser shall cease to be a Purchaser hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Purchaser and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Cash Investments subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Cash Investments acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Purchaser shall be reduced by the net proceeds of the sale of such Cash Investment (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Purchaser (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Purchaser and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Cash Investment (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Purchaser or other Secured Party under the Transaction Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

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(e)       The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Seller Obligations or any other obligations owed by any Seller-Related Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from any Seller-Related Party for the purpose of making such Erroneous Payment.

(f)       To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)       Each party’s obligations, agreements and waivers under this Section 8.13 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Seller Obligations (or any portion thereof) under any Transaction Document.

ARTICLE IX~~ARTICLE VIII~~

INDEMNIFICATION

Section 9.1     ~~Section 8.1~~ Indemnities by Seller¶. Without limiting any other rights that the ~~Purchaser~~Administrative Agent or the Purchasers may have hereunder or under applicable law, Seller hereby agrees to indemnify the Administrative Agent and each Purchaser and each officer, director, employee and agent of the Administrative Agent and such Purchaser (herein individually each called an “Indemnified Party” and collectively called the “Indemnified Parties”) from and against any and all losses, claims, damages, reasonable expenses (including, without limitation, reasonable attorneys’ fees and disbursements) and liabilities (all of the foregoing being herein called the “Indemnified Amounts”) incurred by an Indemnified Party in connection with or arising out of the execution or delivery of any of the Transaction Documents or the making of any Cash Investment pursuant hereto, the performance by the parties to any Transaction Document of their respective obligations thereunder or the use of the proceeds of any Cash Investment hereunder, excluding, however, in each of the foregoing instances:

(A)       Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted solely from the gross negligence or willful misconduct on the part of the applicable Indemnified Party;

(B)      Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible solely on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(C)       Taxes (other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim);

provided, however, that nothing contained in this Section shall limit the liability of Seller or limit the recourse of ~~the~~any Purchaser to Seller for amounts otherwise specifically provided to be paid by Seller under the terms of the Transaction Documents. Without limiting the generality of the foregoing indemnification, Seller shall indemnify the Indemnified Parties for Indemnified Amounts (including,

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without limitation, losses in respect of uncollectible Receivables, regardless of whether reimbursement therefor would constitute recourse to Seller) relating to or resulting from:

(i)        any representation or warranty made by any ~~Seller~~Seller-Related Party or any Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report required to be delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

(ii)       the failure by any ~~Seller~~Seller-Related Party or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iii)      any failure of any ~~Seller~~Seller-Related Party or any Originator to perform its duties, covenants or other obligations in accordance with the provisions of any Transaction Document to which it is a party;

(iv)       any environmental liability, products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(v)       any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi)        the commingling of Collections of Receivables at any time with other funds;

(vii)      any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Cash Investment, the ownership of the Receivables or any other investigation, litigation or proceeding relating to any ~~Seller~~Seller-Related Party or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii)     any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix)       any Amortization Event described in Section 7.1(g) or (h);

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(x)      any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from any Originator, free and clear of any Lien (other than as created hereunder); or any failure of Seller to give reasonably equivalent value to the applicable Originator under the Sale Agreement in consideration of the transfer by it of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

(xi)       any failure to vest and maintain vested in the ~~Purchaser~~Administrative Agent for the benefit of the Secured Parties a valid and perfected ownership interest or a first priority perfected Security Interest in the Collateral, free and clear of any Lien (except as created by the Transaction Documents);

(xii)      the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Collateral, whether on the date hereof or at any subsequent time, except to the extent such failure or delay is caused by the ~~Purchaser~~Administrative Agent;

(xiii)      any action or omission by any ~~Seller~~Seller-Related Party which reduces or impairs the rights of the ~~Purchaser~~Administrative Agent for the benefit of the Secured Parties with respect to any Collateral or the value of any Collateral (other than at the direction of the ~~Purchaser~~Administrative Agent and except as contemplated by the Transaction Documents);

(xiv)      any attempt by any Person to void any Cash Investment or the Security Interest in the Collateral granted hereunder, whether under statutory provision, common law or equitable action; and

(xv)      the failure of any Receivable included in the calculation of the Net Pool Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

Section 9.2      ~~Section 8.2~~ Indemnities by Servicer¶. Without limiting any other rights that the ~~Purchaser~~Administrative Agent may have hereunder or under applicable law, the Servicer hereby agrees to indemnify the ~~Purchaser~~Administrative Agent, the Purchasers and each officer, director, employee and agent of the Administrative Agent or any Purchaser (herein individually each called a “Servicer Indemnified Party” and collectively called the “Servicer Indemnified Parties”) from and against any and all losses, claims, damages, reasonable expenses (including, without limitation, reasonable attorneys’ fees and disbursements) and liabilities (all of the foregoing being herein called the “Servicer Indemnified Amounts”) incurred by a Servicer Indemnified Party in connection with the performance by the Servicer pursuant to any Transaction Document of its obligations thereunder, excluding, however, in each of the foregoing instances:

(A)        Servicer Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Servicer Indemnified Amounts resulted solely

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from the gross negligence or willful misconduct on the part of the applicable Servicer Indemnified Party;

(B)      Servicer Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible solely on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(C)       Taxes (other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim);

provided, however, that nothing contained in this Section shall limit the liability of the Servicer or limit the recourse of the ~~Purchaser~~Administrative Agent or the Purchasers to the Servicer for amounts otherwise specifically provided to be paid by the Servicer under the terms of the Transaction Documents. Without limiting the generality of the foregoing indemnification, the Servicer shall indemnify the Servicer Indemnified Parties for Servicer Indemnified Amounts relating to or resulting from:

(i)        any representation or warranty made by the Servicer (or any officers of the Servicer) under or in connection with this Agreement, any other Transaction Document or any other information or report required to be delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

(ii)        the failure by the Servicer to comply with any applicable law, rule or regulation with respect to the servicing of any Receivable or Contract related thereto;

(iii)       any failure of the Servicer to perform its duties, covenants or other obligations in accordance with the provisions of any Transaction Document to which it is a party;

(iv)       the commingling of Collections of Receivables by the Servicer at any time with other funds of the Servicer;

(v)         any Amortization Event described in Section 7.1(g) or (h) with respect to the Servicer;

(vi)   any action or omission by the Servicer which reduces or impairs the rights of the ~~Purchaser~~Administrative Agent for the benefit of the Secured Parties with respect to any Receivable or the value of any Receivable (other than at the direction of the ~~Purchaser~~Administrative Agent and except as contemplated by the Transaction Documents);

(vii)      any attempt by the Servicer to void any Cash Investment or the Security Interest in the Receivables and Related Security granted hereunder, whether under statutory provision, common law or equitable action; and

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(viii)     the failure of any Receivable included by the Servicer in the calculation of the Net Pool Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

Section 9.3      ~~Section 8.3~~ Circumstances Affecting Benchmark Availability; Change in Legality¶.

(a)       Subject to Section ~~8.7~~9.7, in connection with any request for any Cash Investment accruing Discount at a rate based on Daily ~~One Month~~1M Term SOFR or a conversion to or continuation thereof or otherwise, if for any reason (i) the ~~Purchaser~~Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Daily ~~One Month~~1M Term SOFR with respect to a proposed Investment or any portion of Capital, as applicable, accruing Discount by reference to Daily ~~One Month~~1M Term SOFR on any day or (ii) the ~~Purchaser~~Administrative Agent or the Required Purchasers shall determine (which determination shall be conclusive and binding absent manifest error) that Daily ~~One Month~~1M Term SOFR does not adequately and fairly reflect the cost to the ~~Purchaser~~Purchasers of making or maintaining any such Cash Investment or portion of Capital, as applicable, on any day, then, in each case, the ~~Purchaser~~Administrative Agent shall promptly give notice thereof to the Seller. Upon notice thereof by the ~~Purchaser~~Administrative Agent to the Seller, any obligation of the ~~Purchaser~~Administrative Agent for the ratable benefit of the Purchasers to make Investments accruing Discount at a rate based on Daily ~~One Month~~1M Term SOFR and any right of the Seller to convert or continue any Cash Investment or portion of Capital, as applicable, as an Investment or portion of Capital, as applicable, accruing Discount at a rate based on Daily ~~One Month~~1M Term SOFR, shall be suspended (to the extent of the affected Cash Investment or portion of Capital, as applicable) until the ~~Purchaser~~Administrative Agent revokes such notice~~.~~, and the Administrative Agent hereby agrees to revoke any such notice reasonably promptly following the Administrative Agent’s determination that the aforementioned circumstances have ceased to exist. Upon receipt of such notice, (A) the Seller may revoke any pending request for the making of, conversion to or continuation of an Investment or portion of Capital, as applicable, accruing Discount at a rate based on Daily ~~One Month~~1M Term SOFR (to the extent of the affected Investment or portion of Capital, as applicable) or, failing that, the Seller will be deemed to have converted any such request into a request for the making of or conversion to an Investment or portion of Capital, as applicable, accruing Discount at the ~~Alternate~~ Base Rate in the amount specified therein and (B) any outstanding affected Investment or portion of Capital, as applicable, will be deemed to have been immediately converted into an Investment or portion of Capital, as applicable, accruing Discount at the ~~Alternate~~ Base Rate with respect to any Cash Investment or portion of Capital, as applicable, accruing Discount at a rate based on Daily ~~One Month~~1M Term SOFR.

(b)       If, after the date hereof, ~~the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Purchaser (or any of its Funding Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency,~~any Change in Law shall make it unlawful or impossible for ~~the~~any Purchaser (or any of its Funding Offices) to honor its obligations hereunder to make or maintain any Cash Investment accruing Discount at a rate based on Daily ~~One Month~~1M Term SOFR, or to determine or charge Discount based upon SOFR, the Term SOFR Reference Rate or Daily ~~One Month~~1M Term SOFR, ~~the~~such Purchaser shall notify the Administrative Agent, and the Administrative Agent shall promptly give notice to the Seller (an “Illegality Notice”). Thereafter, until the

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~~Purchaser~~Administrative Agent notifies the Seller that the circumstances giving rise to such determination no longer exist, (i) any obligation of ~~the~~such Purchaser to make any Cash Investment accruing Discount at ~~a~~the illegal rate ~~based on Daily One Month Term SOFR~~ and any right of the Seller to convert any request for ~~an~~a Cash Investment to ~~an~~a Cash Investment accruing Discount at ~~a~~an illegal rate ~~based on Daily One Month Term SOFR~~, shall be suspended and (ii) if necessary to avoid such illegality, the ~~Purchaser~~Administrative Agent shall compute the ~~Alternate~~ Base Rate without reference to clause (c) of the definition of “~~Alternate~~ Base Rate”. Upon receipt of an Illegality Notice, the Seller shall, if necessary to avoid such illegality, upon demand from the ~~Purchaser~~Administrative Agent, prepay or, if applicable, convert all affected Cash Investments or portions of Capital, as applicable, to ~~an~~a Cash Investment or portion of Capital, as applicable, accruing Discount at the ~~Alternate~~ Base Rate (in each case, if necessary to avoid such illegality, the ~~Purchaser~~Administrative Agent shall compute the ~~Alternate~~ Base Rate without reference to clause (c) of the definition of “~~Alternate~~ Base Rate”) with respect to any ~~Investment or portion of Capital, as applicable, accruing Discountt at a rate based on Daily One Month Term SOFR, on the last day of the Discount Period therefor, if the Purchaser may lawfully continue to maintain such~~Cash Investment or portion of Capital, as applicable, accruing Discount at a rate based on Daily ~~One Month Term SOFR to such day, or immediately, if the Purchaser may not~~1M Term SOFR, on the last day of the Discount Period therefor, if the Purchasers may lawfully continue to maintain such Cash Investment or portion of Capital, as applicable, accruing Discount at a rate based on Daily ~~One Month~~1M Term SOFR to such day, or immediately, if the Purchasers may not lawfully continue to maintain such Cash Investment or portion of Capital, as applicable, accruing Discount at a rate based on Daily 1M Term SOFR, as applicable, to such day.

Section 9.4      Increased Costs~~[Reserved]~~¶.

(a)       Increased Costs Generally.¶ If any Change in Law shall:

(i)         impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Purchaser;

(ii)       subject any Purchaser to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Cash Investments, Capital, Commitment or other obligation, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)        impose on any Purchaser, or the relevant market, any other condition, cost or expense (other than Taxes) affecting this Agreement or Cash Investments made by such Purchaser, and the result of any of the foregoing shall be to increase the cost to such Purchaser of making, converting to, continuing or maintaining any Cash Investment or of maintaining its obligation to make any such Cash Investment, or to reduce the amount of any sum received or receivable by such Purchaser hereunder (whether of Capital, Discount, Fees, Indemnified Amounts or any other amount) then, upon request of such Purchaser, the Seller will pay to such Purchaser, such additional amount or amounts as will compensate such Purchaser for such additional costs incurred or reduction suffered; provided that upon the occurrence of any Change in Law imposing a reserve percentage on any interest rate based on SOFR, the Administrative Agent, in its reasonable discretion, may modify the calculation of each such SOFR-based interest rate to add (or otherwise account for) such reserve percentage.

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(b)        Capital Requirements.¶ If any Purchaser determines that any Change in Law affecting such Purchaser or the Issuing Purchaser or any Funding Office of such Purchaser or such Purchaser’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Purchaser’s capital or on the capital of such Purchaser’s holding company, if any, as a consequence of this Agreement, the Commitments of such Purchaser or the Cash Investments made by such Purchaser, to a level below that which such Purchaser or such Purchaser’s holding company could have achieved but for such Change in Law (taking into consideration such Purchaser’s policies and the policies of such Purchaser’s holding company with respect to capital adequacy), then from time to time the Seller will pay to such Purchaser such additional amount or amounts as will compensate such Purchaser or its holding company for any such reduction suffered.

(c)       Certificates for Reimbursement.¶ Any request from any Purchaser for payment of additional amounts pursuant to paragraph (a) or (b) of this Section shall include certification that (i) one of the events described in paragraph (a) or (b) of this Section has occurred and describing in reasonable detail the nature of such event, (ii) as to the reduction of the rate of return on capital resulting from such event and (iii) as to the additional amount or amounts requested by such Purchaser, and a reasonably detailed explanation of the calculation thereof. A certificate of a Purchaser complying with the immediately preceding sentence and setting forth the amount or amounts necessary to compensate such Purchaser or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Seller shall be conclusive absent manifest error. The Seller shall pay such Purchaser the amount shown as due on any such certificate within ten (10) days after receipt thereof. Notwithstanding the foregoing, no Purchaser shall make demand for payment of increased costs under paragraph (a) or (b) of this Section unless such Purchaser is generally imposing such increased costs on its similarly-situated customers.

(d)        Delay in Requests.¶ Failure or delay on the part of any Purchaser to demand compensation pursuant to this Section shall not constitute a waiver of such Purchaser’s right to demand such compensation, provided that the Seller shall not be required to compensate a Purchaser pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Purchaser notifies the Seller of the Change in Law giving rise to such increased costs or reductions and of such Purchaser’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6)-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 9.5       ~~Section 8.5~~ Other Costs and Expenses.¶Seller shall pay (a) all reasonable out-of-pocket expenses incurred by the ~~Purchaser~~Administrative Agent (including the reasonable fees, charges and disbursements of counsel for the ~~Purchaser~~Administrative Agent), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Transaction Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (b) all out-of-pocket expenses incurred by the ~~Purchaser~~Administrative Agent (including the fees, charges and disbursements of counsel to the ~~Purchaser~~ Administrative Agent) in connection with the enforcement or protection of its rights in connection with this Agreement and the other Transaction Documents, including its rights under this Section.

Section 9.6      ~~Section 8.6~~ Taxes.¶

(a)        Defined Terms¶. For purposes of this Section ~~8.6~~9.6, the term “applicable law”

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includes FATCA.

(b)       Payments Free of Taxes.¶Any and all payments by or on account of any obligation of Seller under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)      Payment of Other Taxes by Seller¶. Seller shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the ~~Purchaser,~~Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)        Indemnification by Seller.¶ Seller will indemnify the Recipient, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Recipient or required to be withheld or deducted from a payment to the Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Seller by the ~~Purchaser~~Administrative Agent for distribution to the Purchasers shall be conclusive absent manifest error.

(e)       Evidence of Payments.¶ As soon as practicable after any payment of Taxes by Seller to a Governmental Authority pursuant to this Section 8.6, Seller shall deliver to the ~~Purchaser~~Administrative Agent for distribution to the Purchasers the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the ~~Purchaser~~Administrative Agent and the Purchasers.

(f)       Status of Purchaserthe Administrative Agent.¶ (i) If the ~~Purchaser~~Administrative Agent is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document, it shall deliver to the Seller, at the time or times reasonably requested by the Seller, such properly completed and executed documentation reasonably requested by the Seller as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, if reasonably requested by the Seller, the ~~Purchaser~~Administrative Agent shall deliver such other documentation prescribed by applicable law or reasonably requested by the Seller as will enable the Seller to determine whether or not such the ~~Purchaser~~Administrative Agent is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 8.6(f)(ii) below) shall not be required if in the ~~Purchaser’s~~Administrative Agent’s reasonable judgment such completion, execution or submission would

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subject such Purchaser to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Purchaser.

(ii)       If a payment made to the ~~Purchaser~~Administrative Agent under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if the ~~Purchaser~~Administrative Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the ~~Purchaser~~Administrative Agent shall deliver to the Seller at the time or times prescribed by law and at such time or times reasonably requested by the Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Seller as may be necessary for the Seller to comply with its obligations under FATCA and to determine that the ~~Purchaser~~Administrative Agent has complied with ~~the Purchaser’s~~its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (f)(ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

The ~~Purchaser~~Administrative Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Seller in writing of its legal inability to do so.

(g)        Treatment of Certain Refunds¶. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section ~~8.6~~9.6 (including by the payment of additional amounts pursuant to this Section ~~8.6~~9.6), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Section 9.7      ~~Section 8.7~~ Benchmark Replacement Setting¶.

(a)      Benchmark Replacement¶. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event, the ~~Purchaser~~Administrative Agent and the Seller may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark

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Transition Event will become effective at 5:00 p.m. (~~New York City time~~Eastern Time) on the applicable Benchmark Transition Start Date.

(b)        [Reserved].¶

(c)       Notices; Standards for Decisions and Determinations.¶ The ~~Purchaser~~ Administrative Agent will promptly notify the Seller of (i) the implementation of any Benchmark Replacement, and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The ~~Purchaser~~Administrative Agent will promptly notify the Seller of the removal or reinstatement of any tenor of a Benchmark pursuant to Section ~~8.7~~9.7(d). Any determination, decision or election that may be made by the ~~Purchaser~~Administrative Agent pursuant to this Section ~~8.7~~9.7, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section ~~8.7~~9.7.

(d)      Unavailability of Tenor of Benchmark¶. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR or Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the ~~Purchaser~~Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the ~~Purchaser~~Administrative Agent may modify the definition of “Discount Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the ~~Purchaser~~Administrative Agent may modify the definition of “Discount Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)      Benchmark Unavailability Period¶. Upon the Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Seller may revoke any request for a conversion to or continuation of Investments to be made, converted or continued during such Benchmark Unavailability Period and, failing that, the Seller will be deemed to have converted any such request into a request for a conversion under the ~~Alternate~~ Base Rate. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the

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~~Alternate~~ Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the ~~Alternate~~ Base Rate.

(f)        Conforming Changes¶. In connection with the use or administration of any Benchmark Replacement, the ~~Purchaser~~Administrative Agent will have the right to make Conforming Changes from time to time that do not materially alter the Benchmark Replacement compared to general market practice and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. The ~~Purchaser~~Administrative Agent will promptly notify the Seller of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark Replacement.

ARTICLE X~~ARTICLE IX~~

ASSIGNMENTS; PARTICIPATIONS

Section 10.1   ~~Section 9.1~~ Assignments.¶~~The~~Each Purchaser may assign all or any part of its rights and obligations hereunder to an Eligible Assignee with, unless an Amortization Event exists and is continuing, the prior written consent of Seller which consent shall not be unreasonably withheld, pursuant to an assignment and assumption agreement reasonably acceptable to the ~~Purchaser~~Administrative Agent and such Eligible Assignee. After giving effect to such assignment and assumption, the term “Purchaser(s)” shall be deemed to refer to the assigning Purchaser and, to the extent of such assignment, to such Eligible Assignee, and the assigning Purchaser shall be released from its Commitment to the extent of such assignment.

Solely in the event ~~the~~any Purchaser makes an assignment, the ~~Purchaser~~Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Seller, maintain at one of its offices a register for the recordation of the name and address of each assignee of ~~the~~such Purchaser and the amount of the Commitment of ~~the~~such Purchaser and each such assignee, and the invested Capital amount of ~~the~~such Purchaser and each such assignee from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Seller and the ~~Purchaser~~Administrative Agent shall treat the Person whose name is recorded in the Register pursuant to the terms hereof as ~~the~~a Purchaser hereunder to the extent of such assignment for all purposes of this Agreement. The Register shall be available for inspection by the Seller at any reasonable time upon reasonable prior notice.

Section 10.2     ~~Section 9.2~~ Participations.¶

~~. The~~Each Purchaser may at any time, without the consent of, or notice to, Seller, sell participations to any Person (other than a natural Person, a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person or Seller or any of Seller’s Affiliates or Subsidiaries (each, a “Participant”) in all or a portion of ~~the~~such Purchaser’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or ~~the~~its Cash Investments); provided that (A) ~~the~~such Purchaser’s obligations under this Agreement shall remain unchanged, (B) ~~the~~such Purchaser shall remain solely responsible to Seller for the performance of such obligations and (C) Seller and the ~~Purchaser~~Administrative Agent shall continue to deal solely and directly with each other in connection with such Purchaser’s rights and obligations under this Agreement.

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If ~~the~~a Purchaser sells a participation, it shall, acting solely for this purpose as a non-fiduciary agent of the Seller, maintain a register on which it enters the name and address of each Participant and the amounts of each Participant’s participation interest in the Undivided Interests and any accrued Discount thereon (the “Participant Register”); provided that ~~that the~~such Purchaser shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s participation interest in the Commitment or in the Undivided Interests) to any Person except to the extent that such disclosure is necessary to establish that such participation interest is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and ~~the~~such Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

Section 10.3     ~~Section 9.3~~ Pledge to Federal Reserve.¶

~~. The~~Each Purchaser may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the such Purchaser to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Purchaser from any of its obligations hereunder or substitute any such pledgee or assignee for ~~the~~such Purchaser as a party hereto.

ARTICLE XI~~ARTICLE X~~

GRANT OF SECURITY INTEREST

Section 11.1   ~~Section 10.1~~ Grant of Security Interest.¶In addition to the interests which ~~the Purchaser~~Wells Fargo assigned to the Administrative Agent for the Ratable benefit of the Purchasers and any additional interest that the Administrative Agent may from time to time acquire pursuant hereto, Seller hereby grants to the ~~Purchaser (and the Indemnified~~Administrative Agent for the benefit of the Secured Parties ~~and Servicer Indemnified Parties claiming through the Purchaser)~~, a continuing Security Interest in all of Seller’s right, title and interest in, to and under all Receivables now existing or hereafter arising, all Related Security, all Collections and other rights and payments relating to such Receivables and Related Security, in each case, whether now existing or hereafter arising, and all proceeds of any of the foregoing (collectively, the “Collateral”), to secure the prompt and complete payment of the Aggregate Unpaids, Indemnified Amounts and the performance of all of Seller’s obligations under the Transaction Documents. The ~~Purchaser~~Administrative Agent is hereby authorized to file a financing statement naming Seller as the debtor and/or Seller and describing the ~~collateral~~Collateral covered thereby as “all assets and the proceeds thereof, whether now existing or hereafter arising~~.~~” ~~The Purchaser~~or words of similar effect and/or to file an UCC-3 assignment of the UCC-1 Wells Fargo filed under the Existing RPA. The Administrative Agent shall have, in addition to the rights and remedies that it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

ARTICLE XII~~ARTICLE XI~~

MISCELLANEOUS

Section 12.1    ~~Section 11.1~~ Waivers and Amendments¶.

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(a)       No failure or delay on the part of the ~~Purchaser~~Administrative Agent in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b)      No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section ~~11.1~~12.1(b). This Agreement and the provisions hereof may only be amended, supplemented, modified or waived in a writing signed by Seller, ~~the~~ Servicer, the Required Purchasers and the ~~Purchaser~~Administrative Agent.

Section 12.2     ~~Section 11.2~~ Notices¶.

(a)     Generally.¶ Except as otherwise expressly provided herein, all notices and other communications hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by registered mail, postage prepaid, (iii) sent by Federal Express or similar expedited delivery service, or (iv) transmitted by telecopy, in each case addressed or transmitted by telecopy to the party to whom notice is being given at its ~~address or telecopier number (as the case may be) as set forth below its signature line hereto~~notice information provided in this Agreement; or, as to each party, at such other address or telecopier number as may hereafter be designated in a notice by that party to the other party complying with the terms of this Section. All such notices or other communications shall be deemed to have been given on (w) the date received if delivered personally, (x) five business days after the date of posting, if delivered by mail, (y) the date of receipt, if delivered by Federal Express or similar expedited delivery service, or (z) the date of transmission if delivered by telecopy, except that Cash Investment ~~Notices~~Requests shall not be effective as to the ~~Purchaser~~Purchasers until received by the ~~Purchaser~~Administrative Agent.

(b)      Electronic Communications.¶Notices and other communications to the ~~Purchaser hereunder~~Administrative Agent may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the ~~Purchaser. The~~Administrative Agent. Each Purchaser or Seller may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the ~~Purchaser~~Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)      Use of Platform to Distribute Communications.¶ The ~~Purchaser~~Administrative Agent may make any material delivered by Seller to the ~~Purchaser~~Administrative Agent for distribution to the Purchasers, as well as any amendments, waivers, consents, and other written information,

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documents, instruments and other materials relating to Seller, or any other materials or matters relating to any Transaction Documents, or any of the transactions contemplated hereby or thereby (collectively, the “Communications”) available to the ~~Purchaser~~Purchasers by posting such notices on the Platform. Seller acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the ~~Purchaser~~Administrative Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency, or sequencing of the Communications posted on the Platform. The ~~Purchaser~~Administrative Agent and its Affiliates expressly disclaim with respect to the Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on the Platform and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Platform. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the ~~Purchaser~~Administrative Agent or any of its Affiliates in connection with the Platform.

Section 12.3    ~~Section 11.3~~ Setoff¶. If an Amortization Event shall have occurred and be continuing, ~~the~~each Purchaser and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by ~~the~~such Purchaser or any such Affiliate to or for the credit or the account of Seller against any and all of the obligations of Seller now or hereafter existing under this Agreement or any other Transaction Document to ~~the~~such Purchaser or its respective Affiliates, irrespective of whether or not ~~the~~such Purchaser or such Affiliate (or the Administrative Agent on their behalf) shall have made any demand under this Agreement or any other Transaction Document and although such obligations of Seller may be contingent or unmatured or are owed to a branch, office or Affiliate of such Purchaser different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of ~~the~~each Purchaser and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that ~~the~~such Purchaser or its respective Affiliates may have. The applicable Purchaser agrees to notify Seller promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The provisions of this Section ~~11.3~~12.3 shall not be construed to apply to any payment made by Seller pursuant to and in accordance with the express terms of this Agreement.

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Section 12.4     ~~Section 11.4~~ Protection of Ownership and Security Interests.¶

(a)       Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be reasonably necessary or desirable, or that the ~~Purchaser~~Administrative Agent may reasonably request, to perfect, protect or more fully evidence the ~~Purchaser’s ownership of the Receivables or its~~Administrative Agent’s Security Interest in the Receivables and other Collateral, or to enable the ~~Purchaser~~Administrative Agent for the Ratable benefit of the Secured Parties to exercise and enforce ~~their~~its rights and remedies hereunder. At any time after the occurrence of an Amortization Event, the ~~Purchaser~~Administrative Agent may direct Seller or the Servicer to notify the Obligors of Receivables, at Seller’s expense, of the ownership or Security Interests of the ~~Purchaser~~Administrative Agent under this Agreement, and if such notification is not made within thirty (30) days after the ~~Purchaser~~Administrative Agent has so directed Seller and the Servicer, the ~~Purchaser~~Administrative Agent may make such notification. Seller or the Servicer (as applicable) shall, at the ~~Purchaser’s~~Administrative Agent’s request, withhold the identity of the ~~Purchaser~~Administrative Agent in any such notification.

(b)      If any ~~Seller~~Seller-Related Party fails to perform any of its obligations hereunder, the ~~Purchaser~~Administrative Agent may (but shall not be required to) perform, or cause performance of, such obligations, and the ~~Purchaser’s~~Administrative Agent’s costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 8.5.

Section 12.5  ~~Section 11.5~~ Confidentiality.¶ The ~~Purchaser~~Credit Parties shall keep confidential (and cause their respective officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished by any of the ~~Seller~~Seller-Related Parties and their Subsidiaries to the ~~Purchaser~~Administrative Agent or the Structuring Agent (the “Disclosed Information”). Notwithstanding the foregoing, each of the ~~Purchaser~~Credit Parties may disclose Disclosed Information (a) to its permitted assigns; (b) to any Affiliate of ~~the Purchaser~~such Credit Party in connection with the transactions contemplated hereby, provided that such Affiliate has been informed of the confidential nature of such information; (c) to legal counsel, accountants and other professional advisors to ~~the Purchaser~~such Credit Party; (d) to any regulatory body having jurisdiction over ~~the Purchaser~~such Credit Party (including in connection with a pledge or assignment permitted by Section ~~9.3~~10.3); (e) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority; (f) to the extent such Disclosed Information (i) becomes publicly available other than as a result of a breach of this Agreement, (ii) becomes available to ~~the Purchaser~~a Credit Party on a non-confidential basis from a source other than a ~~Seller~~Seller-Related Party or a Subsidiary, or (iii) was available to ~~the Purchaser~~such Credit Party on a non-confidential basis prior to its disclosure to ~~the Purchaser by a Seller~~such Credit Party by a Seller-Related Party or a Subsidiary; (g) to the extent a ~~Seller~~Seller-Related Party or such Subsidiary shall have consented to such disclosure in writing; (h) to the extent reasonably deemed necessary by ~~the Purchaser~~such Credit Party in the enforcement of the remedies of the ~~Purchaser~~Administrative Agent provided under the Transaction Documents; or (i) in connection with any potential assignment or participation in the interest granted hereunder, provided that any such potential assignee or participant shall have executed a confidentiality agreement imposing on such potential assignee or participant substantially the same obligations as are imposed on the ~~Purchaser~~Credit Parties under this Section ~~11.5.~~12.5. For the avoidance of doubt, nothing in this Section shall prohibit any Person from voluntarily communicating, disclosing or providing information within the scope of the confidentiality provisions of this Section regarding suspected violations of laws, rules, or regulations to a governmental, regulatory or self-regulatory organization

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without any notification to any Person.

Section 12.6    Waiver of Consequential Damages, Etc.¶To the fullest extent permitted by applicable Law, neither Seller nor Servicer shall assert, and each hereby waives, any claim against any Indemnified Party or Servicer Indemnified Party (each, of the foregoing, an “Indemnitee”), as the case may be, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Cash Investment or the use of the proceeds thereof. No indemnitee referred to in Section 9.1 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby, except to the extent such liability or damages are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

Section 12.7    ~~Section 11.6 CHOICE OF LAW~~Choice of Law.¶ THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO) EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE ~~PURCHASER’S~~ADMINISTRATIVE AGENT’S SECURITY INTEREST IN THE COLLATERAL OR REMEDIES HEREUNDER IN RESPECT THEREOF ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

Section 12.8  ~~Section 11.7~~ CONSENT TO JURISDICTION¶. EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH OF THE PARTIES HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY ~~SELLER~~SELLER-RELATED PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY ~~SELLER~~SELLER-RELATED PARTY AGAINST THE ADMINISTRATIVE AGENT, ANY PURCHASER OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ~~SELLER~~SELLER-RELATED PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK.

Section 12.9    ~~Section 11.8~~ WAIVER OF JURY TRIAL¶.EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY ~~SELLER~~SELLER-RELATED PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 12.10   ~~Section 11.9~~ Integration; Binding Effect; Survival of Terms¶.

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(a)        This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b)       This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

(c)       This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any ~~Seller~~Seller-Related Party pursuant to Article V, (ii) the indemnification and payment provisions of Article VIII, and Sections ~~11.5~~12.5 through and including ~~11.8~~12.9 shall be continuing and shall survive any termination of this Agreement.

Section 12.11  ~~Section 11.10~~ Counterparts; Severability; Section References.¶ This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. To the fullest extent permitted by applicable law, delivery of an executed counterpart of a signature page of this Agreement by telefacsimile or electronic image scan transmission (such as a “pdf” file) will be effective to the same extent as delivery of a manually executed original counterpart of this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

Section 12.12  ~~Section 11.11~~ Patriot Act.¶ ~~The Purchaser hereby notifies Seller and the Servicer that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Seller Parties, the Originators and their respective Subsidiaries, which information includes the name and address of the Seller Parties, the Originators and their respective Subsidiaries and other information that will allow the Purchaser to identify such parties in accordance with the Patriot Act.~~

. Each Purchaser that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Purchaser) hereby notifies the Seller-Related Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Seller-Related Parties, which information includes the name and address of each of the Seller-Related Parties and other information that will allow such Purchaser or Administrative Agent, as applicable, to identify the Seller-Related Parties in accordance with the Patriot Act. The Seller or the Servicer shall, promptly following a request by the Administrative Agent or any Purchaser, provide all documentation and other information that the Administrative Agent or any Purchaser requests in order to comply with its ongoing obligations under applicable “know your customer” and Anti-Money Laundering Laws and regulations, including the Patriot Act.

Section 12.13   ~~Section 11.12~~ Acknowledgement Regarding Any Supported QFCs¶. To the

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extent that the Transaction Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Documents were governed by the Laws of the United States or a State of the United States. Without Limitation of the Foregoing, It is Understood and Agreed That rights and remedies of the parties with respect to a Defaulting ~~Lender~~Purchaser shall in no event affect the rights of any  covered Party with Respect to a Supported QFC or any QFC Credit Support.

<~~Balance of page intentionally left blank>~~Signature pages follow

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

SENSIENT RECEIVABLES LLC, as Seller

By:__________________________________

Name:

Title:

~~Address for Notices:~~

~~777 E. Wisconsin Avenue, Suite 1100~~

~~Milwaukee, WI 53202~~

~~Attention: Amy Agallar~~

~~Phone: 414-347-3972 Fax: 414-347-3785~~

~~Email: amy.agallar@sensient.com~~

SENSIENT TECHNOLOGIES CORPORATION, as the Servicer

By:__________________________________

Name:

Title:

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PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:__________________________________

Name:

~~Address for Notices~~Title:

~~777 E. Wisconsin Avenue, Suite 1100~~

~~Milwaukee, WI 53202~~

~~Attention: Amy Agallar~~

~~Phone: 414-347-3972~~

~~Fax: 414-347-3785~~

~~Email: amy.agallar@sensient.com~~

PNC CAPITAL MARKETS LLC, as Structuring Agent

By:__________________________________

Name:

Title:

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PNC BANK, NATIONAL ASSOCIATION, as a Purchaser

By:__________________________________

Name:

Title:

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as ~~the~~a Purchaser

By:__________________________________

Name:

Title:

~~Address for Notices:~~

~~1100 Abernathy Road, Suite 1600~~

~~Atlanta, GA 30328~~

~~Attn: Bria Brown~~

~~Phone: (708) 508-2145~~

~~Fax: (855) 818-1934~~

~~Email: Bria.Brown@wellsfargo.com~~

~~Section 1.1.~~

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EXHIBIT I
DEFINITIONS

Capitalized terms used and not otherwise defined in this Agreement, are used with the meanings attributed thereto in the Sale Agreement.

Except as otherwise specified in this Agreement, all references in this Agreement (i) to any Person (other than Seller) shall be deemed to include such Person’s successors and assigns, and (ii) to any law, agreement, statute or contract specifically defined or referred to in this Agreement shall be deemed references to such law, agreement, statute or contract as the same may be supplemented, amended, waived, consolidated, replaced or modified from time to time, but only to the extent permitted by, and effected in accordance with, the terms thereof. The words “herein,” “hereof” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any provision of this Agreement, and references to “Article,” “Section,” “paragraph,” “Exhibit,” “Schedule” and “Appendix” are references to this Agreement unless otherwise specified. Whenever the context so requires, words importing any gender include the other gender. Any of the defined terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference; the singular includes the plural and the plural includes the singular. The word “or” shall not be exclusive.

All accounting terms not otherwise defined in this Agreement shall have the meanings assigned them in conformity with GAAP. All terms used in Article 9 of the UCC and not specifically defined in this Agreement shall be defined herein and in the Transaction Documents as such terms are defined in the UCC as in effect in the State of New York. Each reference to this Agreement, any other Transaction Document, or any other agreement shall be a reference to such agreement together with all exhibits, schedules, attachments and appendices thereto, in each case as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof. References to “writing” include facsimile, printing, typing, lithography, PDF and other means of reproducing words in a tangible visible form including computer-generated information accessible in tangible visible form. References to “written” include faxed, printed, typed, lithographed, scanned and other means of reproducing words or symbols in a tangible visible form consistent with the preceding sentence. The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”.

Unless otherwise expressly provided herein, any period of time ending on a day which is not a Business Day shall end on the next succeeding Business Day. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

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In addition, as used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accounting Practices Change” means any change in a ~~Seller~~Seller-Related Party’s accounting practices that is required under the standards of the Financial Accounting Standards Board or is inconsistent with the accounting practices applied in the financial statements of such ~~Seller~~Seller-Related Party referred to in Section 4.5.

“Adjusted Dilution Ratio” means, at any time, the rolling average of the Dilution Ratio for the 12 ~~Calculation~~Discount Periods then most recently ended.

“Administrative Agent’s Account” has the meaning set forth in Section 1.2(a).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 25% or more of the voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise. Unless otherwise specified, “Affiliate” means an Affiliate of STC or a Subsidiary.

“Aggregate Commitment” means, at any time, the aggregate amount of the Purchasers’ several Commitments.

“Aggregate Unpaids” means, at any time, the sum of the aggregate Capital and all Required Amounts.

“Agreed Cash Flow Statement” means a statement of the net flow of funds on the First A&R Effective Date prepared by the Administrative Agent and approved by the Seller, the Servicer, the Administrative Agent and the Purchasers.

“Agreement” ~~means this Receivables Purchase~~has the meaning set forth in the preamble to this Agreement~~, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time~~.

~~“Allowable Percentage” means, with respect to any Approved Foreign Jurisdiction, the percentage on Schedule B hereto next to such Approved Foreign Jurisdiction’s name and tier; provided, however, that the Purchaser may reduce or eliminate any such percentage upon not less than 10 Business Days’ written notice to the Seller.~~

~~“Alternate Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:~~

~~(a) the Prime Rate;~~

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~~(b) 0.50% per annum above the latest Federal Funds Rate; and~~

~~(c) 1.00% per annum above Daily One Month Term SOFR.~~

“Amortization Date” means the earliest to occur of (a) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 7.1(g) or 7.1(h), (b) the Business Day specified in a written notice from the ~~Purchaser~~Administrative Agent for the Ratable benefit of the Purchasers following the occurrence and during continuation of any other Amortization Event, and (c) the date which is five (5) Business Days after the ~~Purchaser’s~~Administrative Agent’s receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.

“Amortization Event” has the meaning specified in Section 7.1.

“Anti-Corruption Laws” means ~~“means~~ all laws, rules, and regulations of any jurisdiction applicable to ~~the Servicer~~STC or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to STC, any of its Subsidiaries, or any of their respective Affiliates related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Anti-Terrorism Laws” has the meaning set forth in Section 3.1(w).

“Applicable Margin” has the meaning set forth in the Fee Letter.

“Applicable Number” means, for any month, the number set forth in column B in the table below opposite the applicable Current Receivables-to-Sales Ratio:

A Current Receivables-to- Sale Ratio	B Applicable Number
<1.5	4.5
≥1.5 but <2.0	5.0
≥2.0 but <2.5	5.5
≥2.5	6.0

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~~“Approved Foreign Jurisdiction” means a country listed on Schedule B hereto which has an Allowable Percentage greater than 0%.~~

“Approved Foreign Obligor” means an Obligor that is ~~resident in an Approved Foreign Jurisdiction that~~organized under the laws of, or has its head office, registered office, principal place of business or chief executive office located in, a country other than the United States of America; provided that such Obligor (i) is not a Sanctioned Person nor invoiced at an address in a Sanctioned Country, (ii) is not an Affiliate of any Originator or the Performance Guarantor, and (iii) is not a government or a governmental subdivision or agency.

~~“Approved Limit” means, for each Approved Foreign Jurisdiction on any date of determination, an amount equal to the product of the applicable Allowable Percentage multiplied by the total Outstanding Balance of all Receivables at such time.~~

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for Discount calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is removed from the definition of “Discount Period” pursuant to Section ~~8.7~~9.7(d).

“Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

(a)the Prime Rate;

(b) 0.50% per annum above the latest Effective Federal Funds Rate; and

(c) 1.00% per annum above Daily 1M Term SOFR.

“Benchmark” means, as of ~~August 31, 2022~~the First A&R Effective Date, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event ~~or a Term SOFR Transition Event, as applicable,~~ and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section ~~8.7~~9.7.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (A) the alternate benchmark rate that has been selected by the ~~Purchaser~~Administrative Agent and the Seller giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so

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determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the ~~Purchaser~~Administrative Agent and the Seller giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)      a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation

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thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)        a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)      a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section ~~8.7~~9.7 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section ~~8.7~~9.7.

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“Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Business Day” means any day (other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close.

~~“Calculation Period” means a calendar month.~~

“Capital” of any Cash Investment means, at any time, (A) the aggregate amount of cash paid by the ~~Purchaser~~Purchasers to the Administrative Agent’s Account for their respective Ratable shares of such Cash Investment on the applicable Investment Date minus (B) the sum of the aggregate amount of Collections and other payments received by the ~~Purchaser~~Administrative Agent for the Ratable benefit of the Purchasers which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

“Capital Reduction” has the meaning specified in Section ~~1.4~~1.3(a).

“Cash Investment” has the meaning set forth in Section 1.2(a).

“Cash Investment ~~Notice~~Request” has the meaning set forth in Section ~~1.3~~1.2(b).

“Certification of Beneficial Owner(s)” means a certificate in form and substance satisfactory to the ~~Purchaser~~Administrative Agent regarding beneficial ownership of the ~~Borrower~~Seller as required by the Beneficial Ownership Rule.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law, but excluding any non-binding recommendation of any Governmental Authority) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III (as defined below), shall, in each case, be deemed to be a “Change in Law” regardless of the date enacted, adopted or issued. “Basel III” means, collectively, those certain Consultative Documents issued by the Basel Committee of Banking Supervisors of the Bank for International Settlements entitled “Strengthening the Resilience of the Banking Sector” issued December 17, 2009, “International Framework for Liquidity Risk Measurement, Standards and Monitoring” issued

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December 17, 2009, “Countercyclical Capital Buffer Proposal” issued July 16, 2010 and “Capitalization of Bank Exposures to Central Counterparties” issued December 20, 2010.

“Change of Control” means:

(a)       with respect to the Servicer or the Performance Guarantor, either (i) the acquisition by any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act) of beneficial ownership (as defined in Rules 13d-3 and 13d-5 of the SEC, except that a Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of ~~30~~35% or more of the then outstanding voting capital stock of such corporation; or (ii) a change in the composition of the Governing Board of such corporation or any corporate parent of such corporation such that continuing directors cease to constitute more than 50% of such Governing Board;

(b)      with respect to any Originator or Sub-Servicer, the Performance Guarantor ceases to hold, directly or indirectly, beneficially and of record, 100% of the securities of such Person entitled to vote for members of its Governing Board; or

(c)      with respect to Seller, the Performance Guarantor or the Servicer ceases to hold, directly or indirectly, directly or indirectly, beneficially and of record, 100% of the securities of such Person entitled to vote for members of its Governing Board.

As used in this definition, “continuing directors” means, as of any date, (1) those members of the Governing Board of the Performance Guarantor or the Servicer who assumed office prior to such date, and (2) those members of the Governing Board of the Performance Guarantor or the Servicer who assumed office after such date and whose appointment or nomination for election by that corporation’s shareholders was approved by a vote of at least 50% of the directors of such corporation in office immediately prior to such appointment or nomination.

“Charged-Off Receivable” means a Receivable: (a) as to which the Servicer has received notice or a Responsible Officer is otherwise aware that the Obligor thereof has taken any action, or suffered any event to occur, of the type described in the definition of “Event of Bankruptcy” (as if references to ~~Seller~~Seller-Related Party therein refer to such Obligor); (b) which, consistent with the Credit and Collection Policy, would be written off the Servicer’s books as uncollectible; or (c) which has been identified by the Servicer as uncollectible.

~~“Closing Date” means October 3, 2016.~~

“Code” means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or modified from time to time.

“Collateral” has the meaning specified in Section ~~10.1~~11.1.

“Collection Account” means each concentration account, depositary account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV hereto.

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“Collection Bank” means, at any time, any bank at which a Collection Account or a Lock-Box Account is maintained.

“Collection Notice” means, with respect to a Control Agreement, a notice given by the ~~Purchaser~~Administrative Agent to the related Collection Bank in substantially the form prescribed by or attached to such Control Agreement pursuant to which the ~~Purchaser~~Administrative Agent exercises its exclusive right to direct the disposition of funds on deposit in the applicable Collection Account(s) in accordance with such Control Agreement.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all Discount, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

“Commitment” means the commitment of ~~the~~each Purchaser to make Cash Investments from time to time~~,~~ in ~~an~~the amount ~~not to exceed $105,000,000 in aggregate amount at any one time outstanding~~set forth on Schedule B hereto, as such amount may be modified in accordance with the terms hereof.

“Commitment Reduction” has the meaning specified in Section 1.3(a).

“Communication” has the meaning set forth in Section ~~11.2~~12.2(c).

“Compliance Certificate” means a certificate in substantially the form of Exhibit V hereto, or such other form as the Servicer and the ~~Purchaser~~Administrative Agent may from time to time agree upon in writing, executed by a Responsible Officer of the Servicer, (a) setting forth relevant facts in reasonable detail the computations as to whether or not the Servicer is in compliance with the requirements set forth in the Financial Covenants, (b) stating that the financial statements delivered therewith have been prepared in accordance with GAAP, subject, in the case of interim financial statements, to year-end audit adjustments, and (c) stating whether or not such officer has knowledge of the occurrence of any “Default” or “Event of Default” (each, under and as defined in the Senior Credit Agreement) or any Amortization Event or Potential Amortization Event hereunder not theretofore reported or remedied and, if so, stating in reasonable detail the facts with respect thereto.

“Concentration Limit” means, at any time, in relation to the aggregate Outstanding Balance of Receivables owed by any single Obligor and its Affiliates (if any), the applicable concentration limit shall be determined as follows for such Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody’s (or in the absence thereof, the equivalent long term unsecured senior debt ratings):

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Obligor Group	S&P Rating	Moody’s Rating	Allowable % of Eligible Receivables
Group AA Obligors	A-1+	P-1	15.00%
Group A Obligors	A-1	P-1	~~12.00~~15.00%
Group B Obligors	A-2	P-2	~~9.00~~12.00%
Group C Obligors	A-3	P-3	6.00%
Group D Obligors	Below A-3 or Not Rated by either S&P or Moody’s	Below ~~A~~P-3 or Not Rated by either S&P or Moody’s	6.00% for the Largest Group D Obligor and 3.00% for all other Group D Obligors.

; provided, however, that (i) if any Obligor has a split rating, the applicable rating will be the lower of the two, (ii) if any Obligor is a Non-Rated Obligor, the applicable Concentration Limit shall be the one set forth in the last line of the table above, and (iii) upon Seller’s request from time to time, the ~~Purchaser, in their sole discretion~~Administrative Agent with the consent of the Required Purchasers, may agree to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates (each such higher percentage, a “Special Concentration Limit”), it being understood that any Special Concentration Limit may be cancelled by the ~~Purchaser~~Administrative Agent upon not less than five (5) Business Days’ written notice to Seller and the Administrative Agent at the direction of any Purchaser.

“Concentration Reserve Percentage” means, at any time, the largest of: (a) the sum of the four (4) largest Obligor Percentages of the Group D Obligors, (b) the sum of the two (2) largest Obligor Percentages of the Group C Obligors, and (c) the sum of the single largest Obligor Percentages of the Group B Obligors.

“Conforming Changes” means, with respect to ~~either the use or administration of~~ Daily ~~One Month~~1M Term SOFR ~~or the use, administration, adoption or implementation of~~, the Term SOFR Rate or any Benchmark Replacement in relation thereto, any technical, administrative or operational changes (including changes to the definition of “~~Alternate~~ Base Rate,” the definition of “Business Day,” the definition of “Discount Period,” the definition of “U.S. Government Securities Business Day,” ~~the definition of “Discount Period” or any similar or analogous definition (or the addition of a concept of “Discount Period”),~~ timing and frequency of determining rates and making payments of interest, timing of ~~investment~~borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of ~~Section 8.3 or Section 8.7~~breakage provisions, and other technical, administrative or operational matters) that the ~~Purchaser~~Administrative Agent decides may be appropriate to reflect the adoption and implementation of ~~any such rate or~~Daily 1M Term SOFR, the Term SOFR Rate or such Benchmark Replacement and to permit the ~~use and~~ administration thereof by the ~~Purchaser~~Administrative Agent in a manner substantially consistent with market practice (or, if the ~~Purchaser~~Administrative Agent reasonably decides that adoption of any portion of such market practice is not administratively feasible or if the ~~Purchaser~~Administrative Agent reasonably

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determines that no market practice for the administration of ~~any such rate~~Daily 1M Term SOFR, the Term SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as the ~~Purchaser~~Administrative Agent reasonably decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contract” means, with respect to any Receivable, any and all instruments, agreements, Invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

“Control Agreement” means an agreement, in form reasonably acceptable to the ~~Purchaser~~Administrative Agent, in which a Collection Bank agrees to take instructions from the ~~Purchaser~~Administrative Agent, either directly or as assignee of Seller, with respect to the disposition of funds in a Collection Account without further consent of any applicable ~~Seller~~Seller-Related Party or any Originator; provided, however, that any such agreement shall allow a ~~Seller~~Seller-Related Party or an Originator to give instructions with respect to such Collection Account prior to delivery of a Collection Notice.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Credit and Collection Policy” means the Originators’ credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VII hereto, as modified from time to time in accordance with this Agreement.

“Credit Party” means each Purchaser, the Structuring Agent and the Administrative Agent.

“Current Receivables-to-Sales Ratio” means, as of any date of determination, the ratio as of the most recent Cut-Off Date, of Current Receivables to Current Sales.

“Current Receivables” means, as of any Cut-Off Date, the aggregate Outstanding Balance of Receivables as to which no payment, or part thereof, remains unpaid on or after the due original due date.

“Current Sales” means, as of any Cut-Off Date, the aggregate sales generated by the Originators during the month ending on such Cut-Off Date.

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“Cut-Off Date” means for any Servicer Report or monthly computation, the last day of the most recent ~~Calculation~~Discount Period.

“Daily ~~One Month~~1M Term SOFR” means, for any day, the Term SOFR Reference Rate for a tenor of one-month on such day, or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day (such day, the “Daily ~~One Month~~1M Term SOFR Determination Day”), as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (~~New York City time~~Eastern Time) on any Daily ~~One Month~~1M Term SOFR Determination Day the Term SOFR Reference Rate for one month has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Daily ~~One Month~~1M Term SOFR will be the Term SOFR Reference Rate for one month as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for one month was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Daily ~~One Month~~1M Term SOFR Determination Day; provided, further, that if Daily ~~One Month~~1M Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than the Floor, then Daily ~~One Month~~1M Term SOFR shall be deemed to be the Floor.

“Days Sales Outstanding” means, as of any day, an amount equal to the product of (a) 91, multiplied by (b) the amount obtained by dividing (i) the aggregate Outstanding Balance of all Receivables as of the most recent Cut-Off Date, by (ii) the aggregate amount of Receivables created during the three (3) ~~Calculation~~Discount Periods including and immediately preceding such Cut-Off Date.

~~“Debt” has the meaning specified in the Senior Credit Agreement.~~

“Debtor Relief Laws” means the United States Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Deemed Collections” means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable. Seller shall be deemed to have received a Collection of a Receivable if any Dilution occurs with respect to such Receivable. The amount of the Collection which Seller shall be deemed to have received shall equal, in the case of clauses (a)-(d) of the definition of “Dilution,” the amount by which the Outstanding Balance of such Receivable was reduced as a result thereof and, in the case of clause (e) of the definition of “Dilution,” the Outstanding Balance of such Receivable.

“Default Horizon Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the aggregate sales generated by the Originators during the last Applicable Number of months ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-off Date (it being understood that if any Applicable Number is not a whole number, clause (i) of this definition shall be computed as 100% of the Originators’ aggregate sales during the number of months to the left of the

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decimal point in such Applicable Number, plus 50% of the aggregate sales generated in the next preceding month).

“Default Ratio” means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (a) the total amount of Receivables which became Defaulted Receivables during the month that includes such Cut-Off Date, by (b) the aggregate sales generated by the Originators during the month occurring four (4) months prior to the month ending on such Cut-Off Date.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulted Receivable” means a Receivable: (a) as to which the Obligor thereof has suffered an Event of Bankruptcy; (b) which, consistent with the Originators’ credit and collection policies, should be written off as uncollectible; or (c) as to which any payment, or part thereof, remains unpaid for ninety-one (91) days or more from the original due date.

“Defaulting Purchaser” means, subject to Section 1.14(b), any Purchaser that (a) has failed to (i) fund all or any portion of its Cash Investments within two (2) Business Days of the date such Cash Investments were required to be funded hereunder unless such Purchaser notifies the Seller and the Administrative Agent (who will promptly notify the other Purchaser(s)) in writing that such failure is the result of such Purchaser’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, breach or noncompliance, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Purchaser any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Seller or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Purchaser’s obligation to fund a Cash Investment hereunder and states that such position is based on such Purchaser’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, breach or noncompliance, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Seller, to confirm in writing to the Administrative Agent and the Seller that it will comply with its prospective funding obligations hereunder (provided that such Purchaser shall cease to be a Defaulting Purchaser pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Seller), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) has become the subject of a Bail-In Action (as defined in the Senior Credit Agreement); provided that a Purchaser shall not be a Defaulting Purchaser solely by virtue of the ownership or acquisition of any equity interest in that Purchaser or any direct or indirect parent company thereof by an Official Body so long as such ownership interest does not result in or provide such Purchaser with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Purchaser (or such Official

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Body) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Purchaser. Any determination by the Administrative Agent that a Purchaser is a Defaulting Purchaser under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Purchaser shall be deemed to be a Defaulting Purchaser (subject to Section 1.14(b)) upon delivery of written notice of such determination to the Seller and each Purchaser.

“Delinquency Ratio” means, at any time, a percentage equal to (a) the aggregate outstanding principal balance of all Receivables that were Delinquent Receivables at such time divided by (b) the aggregate outstanding principal balance of all Receivables at such time.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for ninety-one (91) days or more from the original due date.

“Designated Funding Office” has the meaning set forth in Section 1.12.

~~“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.~~

“Dilution” means the amount of any reduction or cancellation of the Outstanding Balance of a Receivable due to (a) any defective or rejected goods or services, any cash discount or any other adjustment by any Originator or any Affiliate thereof (other than as a result of any Collections), or as a result of any governmental or regulatory action, (b) any setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), (c) any warranty claim, rebate or refund, (d) any misstatement of the amount thereof, or (e) any misrepresentation with respect to such Receivable under any of Section 3.1(m), Section 3.1(n), Section 3.1(p), Section 3.1(s), Section 3.1(t), Section 3.1(u) or Section 3.1(v); provided, however, that “Dilution” shall not include a credit memo where offset by a rebill or correction on the same day when the original due date is not extended and such re-bill or correction can be captured and reported.

“Dilution Horizon Ratio” means, as of any Cut-off Date, a ratio (expressed as a decimal), computed by dividing (a) the aggregate sales generated by the Originators during the two (2) months ending on such Cut-Off Date, by (b) the Net Pool Balance as of such Cut-Off Date.

“Dilution Ratio” means, as of any Cut-Off Date, a ratio (expressed as a percentage), computed by dividing (a) the total amount of decreases in outstanding principal balances due to Dilution during the month ending on such Cut-Off Date, by (b) the aggregate sales generated by the Originators during the ~~Calculation~~Discount Period ending two (2) months prior to such Cut-Off Date.

“Dilution Reserve” means, for any month, the product (expressed as a percentage) of: (a) the sum of (i) 2.0 times the Adjusted Dilution Ratio as of the immediately preceding Cut-Off Date, plus (ii) the Dilution Volatility Component as of the immediately preceding Cut-Off Date, times (b) the Dilution Horizon Ratio as of the immediately preceding Cut-Off Date.

“Dilution Volatility Component” means, at any time, the product (expressed as a percentage) of (i) the difference between (a) the highest three-month rolling average Dilution Ratio over

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the 12-month period then most recently ended and (b) the Adjusted Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the amount calculated in (i)(a) of this definition and the denominator of which is equal to the amount calculated in (i)(b) of this definition.

“Disclosed Information” has the meaning set forth in Section ~~11.5~~12.5.

“Discount” means for each day, an amount equal to the product of the applicable Discount Rate multiplied by the Capital outstanding, annualized on a 360-day basis.

“Discount Period” means, with respect to ~~the Purchaser’s Capital (or any portion thereof)~~any Cash Investment or Fees payable hereunder, (a) before the ~~Amortization~~Termination Date: (i) initially, the period commencing on (and including) the date ~~of the~~such Cash Investment ~~pursuant to which such Capital (or portion thereof)~~ is funded ~~by the Purchaser to the Seller pursuant to Section 1.3~~hereunder (or in the case of ~~any fees payable hereunder~~such Fees, commencing on (and including) the ~~Closing~~First A&R Effective Date) and ending on (~~but not~~and including) the last day of the ~~applicable Calculation Period~~calendar month in which such Cash Investment was funded and (ii) thereafter, each ~~Calculation Period~~period commencing on (and including) the first day of a calendar month and ending on (and including) the last day of such calendar month and (b) on and after ~~the Amortization Date~~a Termination Day, such period (including a period of one day) as shall be selected from time to time by the ~~Purchaser~~Administrative Agent or, in the absence of any such selection, each ~~Calculation Period~~period determined pursuant to clause (a) above notwithstanding the occurrence of the Termination Day.

“Discount Rate” means, subject to Sections 1.7 and 1.8, for any day in any Discount Period for ~~the Purchaser’s Capital~~any Cash Investment (or any portion ~~thereof), the sum of Daily One Month Term SOFR plus the Applicable Margin; provided that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by Applicable Law; and provided, further, that Discount for the Capital (or such portion thereof) shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.~~of Capital thereof):

(a)      unless an Amortization Event is then continuing and the Administrative Agent has elected (in its sole discretion) for the Discount Rate for such Cash Investment (or all Cash Investments) to be determined pursuant to clause (b) below, either (x) if the Seller has elected for such Cash Investment (or such portion of Capital) to accrue interest by reference to the Term SOFR Rate for such Discount Period in accordance with Section 1.7(c), the Term SOFR Rate for such Discount Period, or (y) otherwise, Daily 1M Term SOFR, or

(b)       if an Amortization Event is then continuing and the Administrative Agent elects (in its sole discretion) for the Discount Rate for such Cash Investment (or all Cash Investments) to be determined pursuant to this clause (b), the greater of (x) the Daily 1M Term SOFR, and (y) the Base Rate (in either case, plus any additional margin or spread imposed pursuant to Section 1.7(e)(i)).

For the avoidance of doubt, any election by the Administrative Agent pursuant to clause (b) above shall have immediate effect, and if any Cash Investment is converted to, or deemed to be, a Base Rate Cash

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Investment pursuant to the terms hereof, the Interest Rate for such Cash Investment shall be the Base Rate as in effect from time to time (plus any additional margin or spread imposed pursuant to Section 1.7(e)(i)).

“Discount Reserve” means for any ~~Calculation~~Discount Period, the product (expressed as a percentage) of (i) 1.5 times (ii) the ~~Alternate~~ Base Rate as of the immediately preceding Cut-Off Date (without taking into account any Applicable Margin) times (iii) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 ~~Calculation~~Discount Periods and the denominator of which is 360.

“Dollar” or “$” means United States dollars.

“Dominion Date” means the date on which the ~~Purchaser~~Administrative Agent delivers to any Collection Bank(s) a Collection Notice pursuant to Section 6.4.

“Effective Federal Funds Rate” means for any day the rate per annum (based on a year of 360 days and actual days elapsed announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Effective Federal Funds Rate” as of the date of this Agreement; provided that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Effective Federal Funds Rate” for such day shall be the Effective Federal Funds Rate for the last day on which such rate was announced. Notwithstanding the foregoing, if the Effective Federal Funds Rate as determined under any method above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Eligible Assignee” means any bank or other financial institution having a combined capital and surplus of at least $1,000,000,000.

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“Eligible Receivable” means a Receivable:

(a)       the Obligor of which (i) is not a Sanctioned Person, nor ~~Invoiced~~invoiced at an address in a Sanctioned Country, (ii) is not an Affiliate of any Originator or the Performance Guarantor, (iii) is not a government or a governmental subdivision or agency (unless the Assignment of Claims Act of 1940, as amended, and any applicable state assignment of claims act, has been complied with), and (iv) is a resident of the United States of America or is an Approved Foreign ~~Jurisdiction~~Obligor; provided, however, that (A) in the case of Approved Foreign Obligors ~~resident in a single Approved Foreign Jurisdiction~~organized in, and whose principal place of business is in, a country that has a long-term sovereign foreign-currency rating equal to or greater than “BBB-” by S&P and “Baa3” by Moody’s, only the portion of their otherwise Eligible Receivables that does not exceed ~~the applicable Approved Limit~~10.0% of the total Outstanding Balance of all Receivables may be included as Eligible Receivables, and (B) in ~~no event may the otherwise Eligible Receivables of all~~the case of Approved Foreign Obligors ~~considered in the aggregate~~organized in, and whose principal place of business is in, a country that has a long-term sovereign foreign-currency rating less than “BBB-” by S&P or “Baa3” by Moody’s or is not rated by S&P or Moody’s, only the portion of their otherwise Eligible Receivables that does not exceed ~~25~~3.0% of the total Outstanding Balance of all Receivables may be included as Eligible Receivables,

(b)       which is not (i) a Delinquent Receivable, (ii) a Defaulted Receivable, or (iii) owing from an Obligor as to which more than ~~35~~50% of the aggregate Outstanding Balance of all Receivables owing from such Obligor are Defaulted Receivables,

(c)       which has been invoiced and is due in less than 120 days of the original Invoice date therefor, provided, however, that Receivables owing from the customers set forth on Schedule D hereto (collectively, “Extended Term Receivables”), may also have terms in excess of 120 days so long as the aggregate Outstanding Balance of such Extended Term Receivables included in Eligible Receivables does not exceed 10% of the aggregate Outstanding Balance of all Receivables.,

(d)       which is an “account” or a “payment intangible” as defined in section 9-102 of the UCC of all applicable jurisdictions,

(e)       which is denominated and payable only in United States dollars to a Lock-Box or Collection Account located in the United States,

(f)        which arises under a Contract, an Invoice or other written contractual obligation which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law),

(g)       which arises under a Contract, Invoice or other written contractual obligation that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator,

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(h)        which, together with the Contract related thereto, does not contravene in any material respect any law, rule or regulation applicable thereto (including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z, Regulation D and Regulation B of the Federal Reserve Board, and applicable judgments, decrees, injunctions, writs, orders, or line of action of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

(i)         which satisfies in all material respects all applicable requirements of the Credit and Collection Policy,

(j)         which was generated in the ordinary course of the applicable Originator’s business,

(k)       which arises solely from the sale of goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person that is not an Originator (in whole or in part),

(l)        which is not subject to (A) any right of rescission or set-off, or (B) any currently asserted counterclaim or other defense (including defenses arising out of violation of usury laws) or any other Lien of the applicable Obligor against the applicable Originator (i.e., the Obligor with the right, claim or defense has such right claim or defense directly against the Originator rather than against an Affiliate of such Originator), and the Obligor thereon holds no right as against the applicable Originator to cause such Originator to repurchase the goods or merchandise the sale of which gave rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract); provided, however, that (1) if such rescission, set-off, counterclaim, defense or repurchase right affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected (i.e., the amount of the outstanding claim or the amount the Obligor is entitled to set-off against the applicable Originator based on the amount which such Originator owes the applicable Obligor) would be netted against the applicable Receivable, but the excess of the Receivable over such outstanding claim or set-off would be included as an Eligible Receivable), (2) Receivables of any Obligor which has any accounts payable from the applicable Originator (thus giving rise to a potential offset against such Obligor’s Receivables) may be treated as Eligible Receivable to the extent that such Obligor has agreed pursuant to a written agreement in form and substance satisfactory to the ~~Purchaser~~Administrative Agent for the Ratable benefit of the Purchasers, that such Receivable shall not be subject to such offset, and (3) (i) unless and until the ~~Purchaser~~Administrative Agent gives the Seller at least ten (10) Business Days’ prior written notice to the contrary, no deduction shall be required to be made under this clause (l) for amounts secured by the PACA Trust, and (ii) any such deduction shall be limited to amounts outstanding to beneficiaries of the PACA Trust and which are secured by the PACA Trust as of the date of such written notice,

(m)       as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action

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is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

(n)      as to which all right, title and interest to and in which has been validly transferred by the applicable Originator directly or indirectly to Seller pursuant to the Sale Agreement, and Seller has good and marketable title thereto free and clear of any Lien (other than Liens in favor of the ~~Purchaser~~Administrative Agent for the Ratable benefit of the Purchasers created pursuant to the Transaction Documents), and

(o)        is required to be paid to a Lock-Box or Collection Account that is subject to a Control Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is, along with STC, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code.

“Event of Bankruptcy” means, with respect to any Person, that such Person becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or such Person applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Person or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for such Person or for a substantial part of the property of any thereof and, unless such Person is Seller, is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of such Person, and if such case or proceeding is not commenced by such Person, it is consented to or acquiesced in by such Person, or, unless such Person is Seller, remains for 60 days undismissed; such Person takes any action to authorize, or in furtherance of, any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Obligor” means, for each applicable Originator as of any date of determination, each Obligor identified to the right of such Originator’s name in the table on Schedule ~~C~~D hereto, as such Schedule may be updated from time to time after ~~October 1, 2020~~August 31, 2026 with the written consent of the Seller and the ~~Purchaser~~Administrative Agent; provided, however, that (a) prior to any Obligor’s becoming an Excluded Obligor, the Servicer or the applicable Originator (i) shall have given the ~~Purchaser~~Administrative Agent not less than 30 days’ prior written notice of the effective date of such change and (ii) shall have instructed such Obligor in writing (confirmed by telephone call) to remit payments on its payables to such Originator to an address or account other than a Lock-Box or Lock-Box Account, (b) not less than 3 Business Days prior to any Obligor’s being added as an Excluded Obligor on an updated Schedule ~~C~~D, the Seller shall have delivered to the ~~Purchaser~~Administrative Agent for distribution to the Purchasers, a certificate to the effect that (i) immediately before and after giving effect to adding such Excluded Obligor, the Purchased Asset Coverage Percentage does not exceed 100%, and

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(ii) immediately before and after giving effect to adding such Excluded Obligor, no Amortization Event or Potential Amortization Event exists, and attaching the proposed revised Schedule ~~C~~D, and (c) no consent of the Seller or the ~~Purchaser~~Administrative Agent will be required if the average Outstanding Balance of the Receivables of any proposed individual Excluded Obligor and its Affiliates during the 3 months then most recently ended is not more than 2% of the total Outstanding Balance of all Receivables as of the last day of the month then most recently ended.

“Excluded Receivable” means any indebtedness or right to payment owing from an Excluded Obligor to the Originator or Originators specified on Schedule ~~C~~D hereto, as updated from time to time in accordance with the definition of “Excluded Obligor”.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Recipient or required to be withheld or deducted from a payment to the Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Recipient being organized under the laws of, or having its principal office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. Federal withholding Taxes imposed on amounts payable to or for the account of the ~~Purchaser~~Recipient with respect to an interest in a Receivable or ~~the~~its Commitment pursuant to a law in effect on the date on which (i) ~~the Purchaser acquires~~such Recipient acquired such interest in the Receivable or ~~the~~its Commitment, or (ii) the ~~Purchaser changes~~Recipient changed its Funding Office, (c) Taxes attributable to the ~~Purchaser’s~~Recipient’s failure to comply with Section ~~8.6~~9.6(f), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Cash Investments” has the meaning set forth in the second Preliminary Statement in this Agreement.

“Existing RPA” has the meaning set forth in the first Preliminary Statement in this Agreement.

“Facility Account” means Seller’s account no. 4121091490 at Wells Fargo Bank, 420 Montgomery Street, San Francisco, CA, ABA No. 121-000-248, Account Name: Sensient Receivables LLC, or such other account as may be designated by Seller in writing from time to time.

“Facility Limit” means $~~105,000,000~~115,000,000, as such amount may be amended from time to time in accordance with this Agreement.

“Facility Termination Date” means the ~~earlier~~earliest of (i) August ~~31~~30, ~~2026~~2027, and (ii) the Amortization Date.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code or any intergovernmental agreement entered into by the United States in connection with the implementation of such Sections of the Code.

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“Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended, and any successor statute thereto.

“Fee Letter(s)” has the meaning specified in Section 1.7(a).

~~“Federal Funds Rate” means, for any day, the rate per annum determined by the Federal Reserve Bank of New York based on federal funds transactions on such day (or, if such day is not a Business Day, for the immediately preceding Business Day) and published as the federal funds effective rate by the Federal Reserve Bank of New York on the Business Day next succeeding such day, or, if such rate is not so published for any day that is a Business Day, the rate otherwise established by the Lender in any reasonable manner as the rate per annum applicable to federal funds transactions.~~

~~“Fee Letter” means that certain Fifth Amended and Restated Fee Letter, dated as of August 31, 2022, by and between Seller and the Purchaser, as the same may be further amended, restated, supplemented and/or otherwise modified from time to time.~~

“~~Fees~~Fee(s)” means, collectively, any ~~fees~~fee(s) payable pursuant to ~~the~~a Fee Letter.

“Final Payout Date” means the date when all Collections have been applied to payment of the Aggregate Unpaids and the ~~Commitment has~~Commitments have terminated.

“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

“Financial Covenant” means any of STC’s obligations set forth in Sections 6.8, 6.9 or 6.13 of the Senior Credit Agreement as in effect on the date hereof or as amended hereafter with the written consent of the ~~Purchaser in its capacity~~Required Purchasers in their capacities as such hereunder.

“~~Floor” means a rate of interest equal to 0.0%~~First A&R Effective Date” means August 31, 2026.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Daily 1M Term SOFR or the Term SOFR Rate, as applicable, or, if no floor is specified, zero.

“Funding Office” means, as to the Administrative Agent or any Purchaser, its office(s) identified in its address for notices ~~set forth below its signature~~on Schedule C hereto, or such other office or offices as the Administrative Agent or such Purchaser may from time to time notify Seller, which office may include any Affiliate of the Administrative Agent or such Purchaser or any domestic or foreign branch of the Administrative Agent or such Purchaser or such Affiliate.

“GAAP” means generally accepted accounting principles as in effect from time to time applied on a basis consistent with the accounting practices applied in the financial statements of STC

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referred to in Section 3.2(a), except for changes concurred in by STC’s independent public accountants and disclosed in STC’s financial statements or the notes thereto.

“Governing Board” means, with respect to any corporation, limited liability company or similar Person, the board of directors, board of governors or other body or entity that sets overall institutional direction for such Person.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller under any Transaction Document.

“Independent Manager” means a manager of Seller who shall be a natural person who (a) shall not have been at the time of such person’s appointment or at any time during the preceding five (5) years and shall not be as long as such person is a manager of Seller: (i) a manager, officer, employee, partner, shareholder, member, manager or Affiliate of any of the following Persons (collectively, the “STC Group”): the Performance Guarantor, the Servicer, any Originator, or any of their respective Affiliates (other than Seller or another special purpose entity which is an Affiliate of the Performance Guarantor), (ii) a supplier to any of the STC Group or Seller, (iii) the beneficial owner (at the time of such individual’s appointment as an Independent Manager or at any time thereafter while serving as an Independent Manager) of any of the outstanding membership or other equity interests of Seller or any of the STC Group having general voting rights, (iv) a Person controlling or under common control with any manager, officer, employee, partner, shareholder, member, manager, Affiliate or supplier of any of the STC Group or Seller,

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or (v) a member of the immediate family of any director, officer, employee, partner, shareholder, member, manager, Affiliate or supplier of any of the STC Group or Seller; (b) has not less than three (3) years of experience in serving as an independent director or independent manager for special purpose vehicles engaged in securitization and/or structured financing transactions; and (c) is employed by Global Securitization Services, LLC, Lord Securities Corporation, AMACAR Group LLC, CT Corporation, National Corporate Research, Ltd., Corporation Service Company, such other Person that provides independent director or independent manager services for special purpose vehicles engaged in securitization and/or structured financing transactions in the ordinary course of its business, and their respective successors. For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise.

“Investment Date” means the Business Day on which a Cash Investment is (or will be) funded.

“Investment Excess” means, on any Business Day, that (a) the aggregate Capital outstanding hereunder exceeds the Aggregate Commitment, or (b) the Purchased Assets Coverage Percentage shall exceed 100%.

“Investment Tranche” means specified portions of Cash Investments outstanding as follows: (a) all Cash Investments (or portions of the Capital thereof) for which the applicable Discount Rate is determined by reference to Daily 1M Term SOFR shall constitute one Investment Tranche, (b) all Cash Investments (or portions of Capital thereof) for which the applicable Discount Rate is determined by reference to the Base Rate shall constitute one Investment Tranche, and (c) all Cash Investments (or portions of the Capital thereof) for which the applicable Discount Rate is determined by reference to the Term SOFR Rate shall constitute one Investment Tranche.

“Invoice” means any bill, statement or invoice evidencing any Receivable.

~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

“Largest Group D Obligor” means, for any calendar month of determination, the Group D Obligor with the largest aggregate Outstanding Balance of Receivables owing to it.

“Lien” means any mortgage, deed of trust, lien, pledge, Security Interest or other charge or encumbrance, of any kind whatsoever, including but not limited to the interest of the lessor or titleholder under any Capitalized Lease (as defined in the Senior Credit Agreement), title retention contract or similar agreement.

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“Liquidation Period” means the period beginning on the Facility Termination Date and ending on the date thereafter when all Aggregate Unpaids have been paid in full and all Commitments have been terminated.

“Lock-Box” means each locked postal box with respect to which a bank who has executed a Control Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

“Lock-Box Account” means any demand deposit account or similar account into which items deposited in any Lock-Box are cleared or otherwise deposited for collection and which is listed on Exhibit IV.

~~“London Banking Day” means any day on which dealings in United States dollar deposits are conducted by and between banks in the London interbank Eurodollar market.~~

“Loss Reserve” means, for any ~~Calculation~~Discount Period, the product (expressed as a percentage) of (a) 2.0 times (b) the highest three-month rolling average Default Ratio during the 12 ~~Calculation~~Discount Periods ending on the immediately preceding Cut-Off Date, times (c) the Default Horizon Ratio as of the immediately preceding Cut-Off Date.

“Material Adverse Effect” means a material adverse change in or effect on (a) the business, condition (financial or otherwise) or operations of (i) Seller, or (ii) Performance Guarantor and its Subsidiaries, taken as a whole, (b) the ability of any ~~Seller~~Seller-Related Party or the Performance Guarantor to perform its obligations under the Transaction Documents to which it is a party, (c) the legality, validity or enforceability of this Agreement or any other Transaction Document, (d) the ~~Purchaser’s~~Administrative Agent’s interest in any substantial portion of the Purchased Assets, or (e) the collectability of any substantial portion of the Receivables.

“Material Part of the Assets” has the meaning set forth in the Senior Credit Agreement.

“Monthly Reporting Date” means the 15th day of each month after the ~~Closing~~First A&R Effective Date (or, if any such day is not a Business Day, the next succeeding Business Day thereafter).

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Event” has the meaning set forth in the Senior Credit Agreement.

“Net Pool Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time minus the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit or Special Concentration Limit for such Obligor or type of Obligor.

“Non-Rated Obligor” means any Obligor rated below A-3 or P-3 by S&P or Moody’s, respectively, or which is not rated by both S&P and Moody’s.

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“Obligor” means a Person obligated to make payments pursuant to a Contract.

“Obligor Percentage” means, for any calendar month, for each Obligor, a fraction, expressed as a percentage, computed as of the last day of such month, (a) the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables of such Obligor and its Affiliates at such time and (b) the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables at such time.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Organizational Document” means, (a) with respect to any corporation, the articles of incorporation and bylaws of such corporation, (b) with respect to any partnership, the partnership agreement of such partnership, (c) with respect to any limited liability company, the articles of organization and operating agreement of such company, and (d) with respect to any entity, any and all other shareholder, partner or member control agreements and similar organizational documents relating to such entity.

“Original Closing Date” means October 3, 2016.

“Originator” has the meaning specified in the Sale Agreement.

“Other Connection Taxes” means, with respect to the Recipient, Taxes imposed as a result of a present or former connection between the Recipient and the jurisdiction imposing such Tax (other than connections arising solely from the Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a Security Interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Purchased Asset, Security Interest or Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“PACA” means the Perishable Agricultural Commodities Act, 1930, 7 U.S.C. §§ 499a et seq., as amended from time to time, and all regulations promulgated pursuant thereto.

“PACA Trust” means the trust created pursuant to Section 499e(c) of PACA.

“Participant” has the meaning set forth in Section ~~9.2~~10.2.

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001), as amended from time to time.

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“Payment Date” means (a) the 5th day of each month after the ~~Closing~~First A&R Effective Date beginning with September 5, 2026 (or, if any such day is not a Business Day, the next succeeding Business Day thereafter), or (b) during the Liquidation Period, such other Business Day as may be designated by the ~~Purchaser~~Administrative Agent.

“Pension Plan” has the meaning specified in the Senior Credit Agreement.

“Performance Guarantor” means STC and its successors and permitted assigns.

“Performance Undertaking” means the Performance Undertaking, dated as of October 3, 2016, by the Performance Guarantor in favor of Seller, substantially in the form of Exhibit VII hereto, as it may be amended, restated or otherwise modified from time to time in writing signed by the Performance Guarantor, Seller, the Administrative Agent and the Required Purchasers.

“Permitted Lien” means with respect to any Person or its assets, Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which such Person maintains adequate reserves.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“PINACLE” means PNC’s PINACLE® credit management service and any and all services and systems provided or used in connection therewith, and any similar or replacement electronic credit administration services implemented by PNC.

“PINACLE Agreement” means a separate written agreement between Seller and PNC regarding PINACLE, and any amendments, modifications or replacements thereof.

“Plan” has the meaning set forth in the Senior Credit Agreement.

“PNC” has the meaning set forth in the preamble to this Agreement.

“PNCCM” has the meaning set forth in the preamble to this Agreement.

“Potential Amortization Event” means an event which, with the passage of any applicable cure period or the giving of notice, or both, would constitute an Amortization Event.

“Prime Rate” means~~, at any time,~~ the interest rate ~~of interest~~ per annum ~~publicly~~ announced from time to time by the ~~Purchaser as its prime rate. Each~~Administrative Agent at its Capital Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged to commercial borrowers or others by the Administrative Agent and may not be tied to any external rate of interest or index. Any change in the Prime Rate shall ~~be effective as of~~take effect at the opening of business on the day such change ~~in such prime rate occurs. The prime rate is an index or base rate and~~

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~~shall not necessarily be its lowest or best rate charged to the Purchaser’s customers or to other banks~~is announced.

“Principal Office” means the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania, or such other address as the Administrative Agent may from time to time notify to the Seller, the Servicer and the Purchasers.

“Proposed ~~Reduction~~Investment Date” has the meaning set forth in Section ~~1.4~~1.2(~~a~~c)(i).

“~~Purchased Assets~~Proposed Reduction Date” has the meaning set forth in Section ~~1.2~~1.3(~~a~~c)(i).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchased Assets” has the meaning set forth in the second Preliminary Statement in this Agreement.

“Purchased Assets Coverage Percentage” means, at any time and subject to Section 1.5 of the Agreement, the percentage computed as:

Capital + Required Reserve
Net Pool Balance

The Purchased Assets Coverage Percentage shall be determined from time to time in accordance with Section 1.5 of ~~the~~this Agreement.

~~“Purchaser” has the meaning set forth in the preamble to this Agreement and shall include such Person’s respective successors and permitted assigns.~~

“Purchaser(s)” the financial institution(s) named on Schedule B hereto and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Purchaser.”

“Purchaser’s Account” ~~means Wells’ account no. 37235547964503331 at Wells Fargo Bank, National Association, 420 Montgomery Street, San Francisco, CA, ABA No. 121-000-248, Reference: Sensient Receivables LLC, or any other account or accounts as the Purchaser may indicate in writing to Seller and the Servicer from time to time.~~ has the meaning set forth in Section 1.3(b).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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“Ratable” means, as to each Purchaser, the ratio of its Commitment to the Aggregate Commitment or, if its Commitment has terminated, the ratio of its outstanding Capital to the Aggregate Capital outstanding.

“Receivable” means the indebtedness and other obligations owed (at the time it arises, and before giving effect to any transfer or conveyance contemplated under the Transaction Documents) to an Originator, whether constituting an account, chattel paper, an instrument, an intangible or a general intangible under the UCC, arising from the sale of goods or provision of services by an Originator and includes, without limitation, the obligation to pay any applicable Finance Charges with respect thereto; provided, however, that the term “Receivable” shall not include any Excluded Receivable. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction. Indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the Obligor, the applicable Originator or the Seller treats such indebtedness, rights or obligations as a separate payment obligation.

“Recipient” means ~~the~~a Purchaser.

“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

“Reduction Notice” has the meaning set forth in Section 1.3(b).

“Reinvestment” has the meaning set forth in Section 2.1(c).

“Related Security” means, with respect to any Receivable:

(i) all right, title and interest (if any) in the goods, the sale of which gave rise to such Receivable, and any and all insurance contracts with respect thereto,

(ii) all other Security Interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(iii) all guaranties, letters of credit, insurance and other supporting obligations, agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(iv) all service contracts and other contracts and agreements associated with such Receivable,

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(v) all Records related to such Receivable,

(vi) all of the applicable Originator’s right, title and interest in each Lock-Box, each Lock-Box Account and each Collection Account, and

(vii) all proceeds of any of the foregoing.

When used in this Agreement, the term “Related Security” shall also include all right, title and interest of Seller in, to and under the Sale Agreement and the Performance Undertaking, and the proceeds of the foregoing.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York or any successor thereto.

“Reportable Event” has the meaning set forth in the Senior Credit Agreement.

“Required Amounts” means, on any date of determination, (i) all accrued and unpaid Servicing Fees that are then due and owing to the Servicer, (ii) all out-of-pocket expenses that are then due and owing to the ~~Purchaser~~Administrative Agent under Section ~~8.5~~9.5 and not otherwise paid by Seller, (iii) all Indemnified Taxes that are then due and owing and not otherwise paid by Seller, (iv) all accrued and unpaid Discount then due and owing on the Existing Cash Investments or new Cash Investments, including any previously accrued Discount that was not paid on the applicable prior Payment Date, and (v) all Fees accrued during the ~~Calculation~~Discount Period (or portion thereof) then most recently ended, plus any previously accrued Fees not paid on a prior Payment Date.

“Required Purchasers” means:

(a)        if there exists fewer than three (3) Purchasers, all Purchasers (other than any Defaulting Purchaser); and

(b)       if there exist three (3) or more Purchasers, Purchasers (other than any Defaulting Purchaser) having more than 50% of the aggregate amount of the Commitments of the Purchasers (excluding any Defaulting Purchaser) or, after termination of the Commitments, the outstanding Capital of the Purchasers (excluding any Defaulting Purchaser).

“Required Reserve” means, on any day during a month, the product of (a) the greater of (i) the sum of the Required Reserve Factor Floor, the Discount Reserve and the Servicing Reserve, and (ii) the sum of the Loss Reserve, the Discount Reserve, the Dilution Reserve and the Servicing Reserve, times (b) the Net Pool Balance as of the Cut-Off Date immediately preceding such month.

“Required Reserve Factor Floor” means, for any month, the sum (expressed as a percentage) of (a) ~~12%~~the Concentration Reserve Percentage for such month, plus (b) the product of the Adjusted Dilution Ratio and the Dilution Horizon Ratio, in each case, as of the immediately preceding Cut-Off Date.

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“Responsible Officer” means, in respect of any ~~Seller~~Seller-Related Party, the chief financial officer, controller, chief accounting officer or treasurer thereof and any other officer or employee of such ~~Seller~~Seller-Related Party, as applicable, so designated by any of the foregoing officers in a written notice to the ~~Purchaser~~Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a ~~Seller~~Seller-Related Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such ~~Seller~~Seller-Related Party, as applicable, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such ~~Seller~~Seller-Related Party, as applicable.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any membership interest of any class of Seller now or hereafter outstanding, except a dividend payable solely in membership interests of Seller of that class or any junior class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans, (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any membership interest of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to an Originator or its Affiliates in reimbursement of actual management services performed).

“Review” shall have the meaning specified in Section 5.1(i) of this Agreement.

“Revolving Purchase Period” means the period from and after the ~~Closing~~First A&R Effective Date to but excluding the Facility Termination Date.

“Sale Agreement” means that certain Receivables Sale Agreement, dated as of October 3, 2016, by and between the Originators, as sellers, and Seller, as buyer, as the same may be amended, restated or otherwise modified from time to time in accordance with the terms hereof.

“Sanctioned Country” means a country ~~subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time.~~, region or territory which is itself the subject or target of any comprehensive, country-wide or territory-wide Sanctions.

~~“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (b) a Person named on the lists maintained by the United Nations Security Council available at http://www.un.org/sc/committees/list_compend.shtml, or as otherwise published from time to time, (c) a Person named on the lists maintained by the European Union available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm, or as otherwise published from time to time,~~

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~~(d) a Person named on the lists maintained by Her Majesty’s Treasury available at http://www.hm-treasury.gov.uk/fin_sanctions_index.htm, or as otherwise published from time to time, or (e) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.~~

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant Sanctions authority of any jurisdiction in which STC or any of its Subsidiaries is organized or resident, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by ~~the Office of Foreign Assets Control of the U.S. Department of the Treasury~~OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or ~~Her~~His Majesty’s Treasury of the United Kingdom or other relevant Sanctions authority of any jurisdiction in which STC or any of its Subsidiaries is organized or resident.

“S&P” means Standard & Poor’s, a Standard & Poor’s Business Services LLC business.

“SEC” means the Securities and Exchange Commission (or any successor thereto).

~~“Second Amendment Effective Date” means June 29, 2018.~~

“Secured Parties” means each Credit Party, each Indemnified Party and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 8.5.

“Security Interest” has the meaning provided in Section 1-201(37) (or any successor section) of the UCC.

“Seller” has the meaning set forth in the preamble to this Agreement.

“~~Seller~~Seller-Related Party” means each of (a) Seller, (b) at any time while STC or one of its Subsidiaries is acting as Servicer, Servicer, and (c) at any time while any Affiliate of STC is acting as a Sub-Servicer, such Sub-Servicer.

“Senior Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement, effective as of ~~October 24~~June 13, ~~2014~~2025, by and among STC and certain of its Subsidiaries, as ~~Borrowers, Wells Fargo Bank, National Association as Administrative Agent, KeyBank National Association, as Syndication Agent, Bank of America, N.A., HSBC Bank USA, National Association~~borrowers, PNC Bank, National Association ~~and TD Bank, N.A., as Co-Documentation Agents,~~as administrative agent, issuing bank and swing line lender, and the other financial institutions from time to time party thereto, ~~and KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC, as Joint Lead~~

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~~Arrangers and Joint Book Runners,~~ as the same may be amended, restated, refinanced and/or otherwise modified from time to time.

“Servicer” means at any time the Person (which may be ~~the~~a Purchaser) then authorized pursuant to Article VI to service, administer and collect the Receivables.

“Servicer Termination Event” has the meaning set forth in Section 6.1(a).

“Servicer Report” means a report in substantially the form of Exhibit VI hereto duly completed by the Servicer.

“Servicing Fee” has the meaning set forth in Section 6.7.

“Servicing Reserve” means, the product (expressed as a percentage) of (a) 1.0% times (b) a fraction, the numerator of which is the ~~highest~~most recent calendar month’s Days Sales Outstanding ~~for the most recent 12 months~~ and the denominator of which is 360.

“Settlement Date” means the second day after each Monthly Reporting Date after the First A&R Effective Date (or, if any such day is not a Business Day, the next succeeding Business Day thereafter).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

~~“Solvent” means, on any date of determination, that (i) the present fair saleable value of the present assets of Seller exceed the Debt (including contingent liabilities) of Seller; (ii) the capital of Seller is not unreasonably small in relation to its business as contemplated on such date; (iii) Seller has not incurred and does not intend to incur or believe that it will incur, Debt (including current obligations), beyond its ability to pay such Debt as it becomes due (whether at maturity or otherwise) and (iv) Seller is “solvent” within the meaning given to that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.~~

“Solvent” has the meaning set forth in the Senior Credit Agreement.

“STC” has the meaning specified in the preamble to this Agreement.

“Subordinated Loan” means any loan evidenced by a Subordinated Note.

“Subordinated Note” has the meaning set forth in the Sale Agreement.

“Sub-Servicer” has the meaning set forth in Section 6.1(b).

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“Subsidiary” means (a) any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the Governing Board of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by STC, by STC and one or more other Subsidiaries, or by one or more other Subsidiaries, (b) any partnership of which more than 50% of the partnership interest therein are directly or indirectly owned by STC, by STC and one or more other Subsidiaries, or by one or more other Subsidiaries, and (c) any limited liability company or other form of business organization the effective control of which is held by STC, STC and one or more other Subsidiaries, or by one or more other Subsidiaries.

“Swap Contract” shall have the meaning set forth in the Senior Credit Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

~~“Term SOFR Adjustment” means, for any calculation with respect to any Investment, a percentage per annum equal to 0.10%.~~

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the ~~Purchaser~~Administrative Agent in its reasonable discretion).

“Term SOFR Rate” means, for any Discount Period, the interest rate per annum determined by the Administrative Agent equal to the Term SOFR Reference Rate for a tenor of one month, as such rate is published by the Term SOFR Administrator, on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Discount Period. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the Floor, then the Term SOFR Rate shall be deemed to be the Floor. The Term SOFR Rate shall be adjusted automatically without notice to the Seller on and as of the first day of each Discount Period.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Day” means any Amortization Date or the Facility Termination Date.

“Total Funded Debt” shall have the meaning set forth in the Senior Credit Agreement.

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“Transaction Documents” means, collectively, this Agreement, each Cash Investment ~~Notice~~Request, the Performance Undertaking, the Sale Agreement, each Control Agreement (when duly executed), the Fee Letter, each Subordinated Note issued pursuant to the Sale Agreement, and all other instruments, documents and agreements required to be executed and delivered pursuant hereto.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Undivided Interest” has the meaning set forth in ~~Section 1.2(a)~~the second Preliminary Statement in this Agreement.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Welfare Plan” has the meaning set forth in the Senior Credit Agreement.

“Wells Fargo” has the meaning set forth in paragraph the first Preliminary Statement in this Agreement.

“Withholding Agent” means any ~~Seller~~Seller-Related Party and the ~~Purchaser~~Administrative Agent.

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EXHIBIT B-1

FULLY-EXECUTED AMENDED AND RESTATED PERFORMANCE UNDERTAKING

[SEE ATTACHED]

12

Sensient Omnibus Amendment No. 1

EXHIBIT B-2

REDLINED AMENDED AND RESTATED PERFORMANCE UNDERTAKING

[SEE ATTACHED]

13

Sensient Omnibus Amendment No. 1

Execution Version

~~EXHIBIT VII~~

~~FORM OF PERFORMANCE UNDERTAKING~~

~~= = =~~

AMENDED AND RESTATED PERFORMANCE UNDERTAKING

This Amended and Restated Performance Undertaking ~~is made~~effective as of ~~October 3~~August 31, ~~2016~~2026 (this “~~Performance~~A&R Undertaking”), ~~and~~ is given by Sensient Technologies Corporation, a Wisconsin corporation (“STC” or the “Performance Guarantor”), in favor ~~of SENSIENT RECEIVABLES LLC, a Delaware limited liability company (the “SPE,” together with its successors and permitted assigns including the Purchaser hereinafter defined,~~ the “Beneficiary” (as defined in the last recital below).

RECITALS

Whereas, Sensient ~~Natural~~Agricultural Ingredients LLC, a Delaware limited liability company~~,~~ (f/k/a Sensient Natural Ingredients LLC), Sensient Colors LLC, a Delaware limited liability company, and Sensient Flavors LLC, a Delaware limited liability company (~~each, an “Originator~~collectively, the “Originators”), are wholly-owned Subsidiaries of the Performance Guarantor;

Whereas, the Originators~~, as sellers, and the SPE, as buyer, have entered into~~ sold their existing and future Receivables and Related Security to the SPE pursuant to a Receivables Sale Agreement, dated as of October 3, 2016 (as amended, restated or otherwise modified from time to time, the “Receivables Sale Agreement”)~~;~~, and it was a condition to effectiveness of the Receivables Sale Agreement that the Performance Guarantor guarantee payment of the Originators’ respective Obligations under and as defined therein; accordingly, STC executed a Performance Undertaking, dated as of October 3, 2016, in favor of the SPE and its successors and assigns (the “Existing Undertaking”);

Whereas, in order to finance its purchases of Receivables under the Receivables Sale Agreement, the SPE, as seller, STC, as servicer, and Wells Fargo Bank, National Association~~, as purchaser (in such capacity, the “Purchaser”), have~~ (“Wells Fargo”), entered into a Receivables Purchase Agreement dated as of October 3, 2016 (as amended, restated or otherwise modified from time to time~~, the “Receivables Purchase Agreement”); and~~ prior to the date hereof, the “Existing RPA”) in which the SPE pledged and assigned the Receivables, Related Security (including its rights and remedies under the Existing Undertaking) and other related collateral to Wells Fargo as the sole purchaser under the Existing RPA;

~~Whereas, the Performance Guarantor has, subject to the terms of this document, agreed to guarantee the payment when due by the Originators of their respective Obligations.~~

~~The Performance Guarantor hereby agrees as follows:~~

Whereas, Wells Fargo and the other parties to the Existing RPA have agreed to amend and restate the Existing RPA pursuant to an Amended and Restated Receivables

Amended and Restated Performance Undertaking

1

Execution Version

Purchase Agreement, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “A&R RPA”), by and among the parties to the Existing RPA, PNC Capital Markets LLC as structuring agent, and PNC Bank, National Association (“PNC”) as an additional Purchaser and as administrative agent for the “Purchasers” from time to time party thereto (in such latter capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”); and

Whereas, as a condition to effectiveness of the A&R RPA, Wells Fargo assigned its interests under the Existing RPA in the Collateral (including the rights and remedies under the Existing Undertaking) to the Administrative Agent for the ratable benefit of the Purchasers from time to time party to the A&R RPA. Accordingly, the Existing Undertaking is being amended and restated hereby to confirm that the Performance Guarantor’s guaranty of the Originators’ payment Obligations to the SPE and its assigns under the Existing Undertaking continues in full force and effect in favor of the Administrative Agent under the A&R RPA (the “Beneficiary”) for the benefit of the Purchasers from time to time party thereto.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Performance Guarantor hereby agrees as follows:

1.       Definitions. All capitalized terms used but not otherwise defined ~~herein~~in this A&R Undertaking shall have the ~~meaning set forth~~meanings attributed thereto in the Receivables Sale Agreement (or, if not defined therein, in the ~~Receivables Purchase Agreement~~A&R RPA ). As used in this ~~Performance~~A&R Undertaking, from and after August 31, 2026, the following terms will have the following meanings:

“Applicable Law” means any applicable statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, approval (including any Governmental Approval), concession, grant, franchise, license, agreement, directive, guideline, policy, requirement or other governmental restriction or any similar form of decision of, or determination by (or any interpretation or administration of any of the foregoing by), any Governmental Authority, whether in effect as of the date hereof or hereafter.

“Governmental Approval” means any action, order, authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration from, by or with any Governmental Authority.

“Governmental Authority” means any nation or government, any state, province, territory, or municipality, any multi-lateral or similar organization or any other agency, instrumentality or political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government.

Amended and Restated Performance Undertaking

2

Execution Version

“Obligations” means the Originators’ obligations to indemnify the Indemnified Parties for Indemnified Amounts (each, as defined in Section 6.1 of the Receivables Sale Agreement).

“Purchasers” means the Purchasers under and as defined in the A&R RPA.

“Required Purchasers” has the meaning specified in the A&R RPA.

“Servicer” has the meaning specified in the A&R RPA.

2.	The Undertaking.

2.1.      The Performance Guarantor guarantees to the Beneficiary that in the event of a failure by any Originator to pay when due its respective Obligations, the Performance Guarantor, subject to the terms of this ~~Performance~~A&R Undertaking~~,~~ will immediately pay such ~~Obligation~~Obligations to the Beneficiary. The liability of the Performance Guarantor under this ~~Performance~~A&R Undertaking shall be absolute and unconditional irrespective of any lack of genuineness, validity, legality or enforceability of any Transaction Document or any other document, agreement or instrument relating thereto or any assignment or transfer of any thereof. The Performance Guarantor hereby expressly and irrevocably waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets available to it under applicable law, except the defense of discharge by payment in full or that any applicable statute of limitations on any claims hereunder has run. The obligations of the Performance Guarantor hereunder shall not be discharged, released or affected by any circumstance whatsoever, involving without limitation any bankruptcy, insolvency, reorganization or similar proceeding with respect to any of the Originators or any other Person or any taking, exchange, release or non-perfection of any collateral security for any of the Obligations, any manner of application of such collateral security or any proceeds thereof or any sale or other disposition of such collateral security or the exercise or failure to exercise any remedies by the Beneficiary (or the Purchaser) against any of the Originators or any taking, release, amendment or waiver of or consent to departure from any other guarantee of any of the Obligations. This ~~Performance~~A&R Undertaking is in no way conditioned upon any attempt to collect or enforce performance or compliance by any of the Originators or any other event or circumstance. Notwithstanding the foregoing, this ~~Performance~~ a&r Undertaking is not a guarantee of the recovery of any of the Receivables, whether in part or in full, and the Performance Guarantor shall not be responsible or liable for any inability of any Person (including but not limited to the Beneficiary and ~~the~~any Purchaser) or any Person deriving title from or claiming through any of them to collect any Receivable due to the inability, insolvency, bankruptcy, lack of creditworthiness, refusal or failure to pay of the related Obligor. The Performance Guarantor acknowledges and agrees that it is informed of the financial situation of the Originators and the reasons for the request made by the Beneficiary to the Performance Guarantor to grant the undertakings set out herein.

2.2.    The Performance Guarantor authorizes the Beneficiary without notice or demand, from time to time to renew, accelerate, compromise, settle, restructure, refinance, refund or otherwise reduce the amount, and extend the time for payment, of the Obligations or any part thereof, or otherwise change the terms of the Obligations or any part thereof in each case as permitted by the Transaction Documents, without the consent of the Performance Guarantor. Any failure to take action by the Beneficiary under or in respect of the Receivables

Amended and Restated Performance Undertaking

3

Execution Version

Purchase Agreement or the Receivables Sale Agreement shall not release, reduce or affect the liability of the Performance Guarantor.

2.3.      Upon making a payment under this Section 2 in respect of any Obligation, the Performance Guarantor shall be subrogated to the rights of the payee against the relevant Originator with respect to such Obligation; provided that the Performance Guarantor shall not exercise any subrogation rights which it may have under this ~~Performance~~A&R Undertaking nor shall the Performance Guarantor seek any reimbursement under this ~~Performance~~A&R Undertaking from any of the Originators unless and until (a) all of the outstanding Obligations have been paid in full and (b) the Commitment under the Receivables Purchase Agreement has terminated or expired in accordance with the terms of thereof.

3.       Representations and Warranties. The Performance Guarantor represents and warrants to the Beneficiary as of the date hereof and as of each Investment Date that (a) the execution, delivery and performance by the Performance Guarantor of this ~~Performance~~A&R Undertaking, and the guaranty of the Obligations hereunder, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of the Performance Guarantor, or any authorization, consent, approval, order, filing, registration or qualification by or with any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, each of which has been obtained and is in full force and effect, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to the Performance Guarantor or of its Organizational Documents, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Performance Guarantor or any Subsidiary is a party or by which it or its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Performance Guarantor or any Subsidiary, except with respect to clauses (i), (ii) and (iv) above, such failure, violation, breach, default, Lien or encumbrance that could not reasonably be expect to have a Material Adverse Effect, and (b) this ~~Performance~~A&R Undertaking constitutes the legal, valid and binding obligation of the Performance Guarantor, enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

4.        Events of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” hereunder:

(a)        Any Obligation is not paid in full by the Performance Guarantor when due hereunder.

(b)        The occurrence and continuance of any Amortization Event resulting from an action or inaction of, or circumstance existing with respect to, STC, whether as the Servicer or as the Performance Guarantor.

(c)       This ~~Performance~~A&R Undertaking or any material provision hereof shall for any reason cease to be valid and binding on the Performance Guarantor, or the Performance Guarantor shall assert that this ~~Performance~~A&R Undertaking is not enforceable in accordance with its terms.

5.        Miscellaneous.

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5.1.    The Performance Guarantor acknowledges that (a) the ~~Beneficiary~~Administrative Agent and the ~~Purchaser~~Purchasers are entering into the ~~Receivables Purchase Agreement and other~~A&R RPA and related Transaction Documents to which they are parties in reliance upon this ~~Performance~~A&R Undertaking, (b) the Administrative Agent may be replaced from time to time in accordance with the A&R RPA, and (c) the Purchasers party to the A&R RPA may change from time to time in accordance with the A&R RPA. The Performance Guarantor ~~acknowledges that the Beneficiary’s rights under this Performance Undertaking will be assigned to the Purchaser under the Receivables Purchase Agreement, and~~hereby agrees that this A&R Undertaking shall continue in full force and effect notwithstanding any such replacement or change, regardless of whether the Performance Guarantor consents to such ~~assignment and to the exercise of the Beneficiary’s rights under this Performance Undertaking directly by the Purchaser to the extent permitted by the Receivables Purchase Agreement and~~replacement or change so long as STC or one of its Affiliates is then acting as Servicer and consents to such replacement or change in its capacity as the Servicer if such consent was required under the A&R RPA. The Performance Guarantor further acknowledges and agrees that the ~~Purchaser and each of its successors and assigns~~Purchasers are express third party beneficiaries of this ~~Performance~~A&R Undertaking~~. The Performance Guarantor acknowledges that this Performance~~, and this A&R Undertaking may not be modified or amended, or any provision hereof waived, except in a writing signed by the ~~Purchaser~~Performance Guarantor and the Beneficiary (with the consent of the Required Purchasers). Subject to the provisions set forth in this Section 5.1 and in Section 5.9 below, on the date on which (i) Aggregate Unpaids have been paid in full (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), and (ii) the ~~Commitment~~Commitments under the ~~Receivables Purchase Agreement has~~A&R RPA have terminated or expired, this ~~Performance~~A&R Undertaking shall terminate and expire; provided that notwithstanding anything herein to the contrary, this ~~Performance~~A&R Undertaking shall automatically terminate and cease to be of any force or effect with respect to the Obligations of any Originator, as of the date ~~it~~such Originator ceases to be an Affiliate of the Performance Guarantor except, for purposes of this clause (ii) only, Obligations of such Originator that existed prior to the date on which such Originator ceases to be an Affiliate of the Performance Guarantor or Obligations of such Originator that arise after such date from Receivables transferred by such Originator to the Beneficiary prior to such date.

5.2.    Any notice, payment, demand, or communication required or permitted to be given by any provision of this ~~Performance~~A&R Undertaking shall be given or made (and shall be deemed to have been duly made or given upon receipt) by delivery in person, by courier service, by facsimile, by telegram, by electronic mail or by registered or certified mail (postage paid, return receipt requested) to the respective parties at the following addresses:

If to the ~~SPE/~~Beneficiary:

~~Sensient Receivables LLC~~

~~777 E. Wisconsin Avenue, Suite 1100~~

~~Milwaukee, WI 53202~~

~~Attention: Amy Agallar~~

~~Phone: 414-347-3972~~

~~Fax: 414-347-3785~~

~~Email: amy.agallar@sensient.com~~

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~~with a copy to:~~

~~Wells Fargo~~PNC Bank, National Association

~~1100 Abernathy Rd., N.E.~~

~~16th Floor, Suite 1600~~

~~Atlanta, GA 30328-5657~~, as Administrative Agent

The Tower at PNC Plaza

300 Fifth Avenue, 11th Floor

Pittsburgh, PA 15222

~~Attention: Bria Brown~~

~~Phone:       +1 (770) 508-2145~~

~~Fax:            +1 (855) 818-1934~~

~~Email:         bria.brown@wellsfargo.com;~~

~~WFCFReceivablesSecuritizationAtlanta@wellsfargo.com~~

Attention: Tony Stahley

Telephone: 412-768-2266

Facsimile: 412-803-7142

Email: tony.stahley@pnc.com;

            ABFAdmin@pnc.com

If to the Performance Guarantor:

Sensient Technologies Corporation

777 E. Wisconsin Avenue, Suite 1100

Milwaukee, WI 53202

Attention: ~~Amy Agallar~~David Plautz

Phone: ~~414-347-3972~~414-347-3910

Fax: 414-347-3785

Email: ~~amy.agallar@sensient.com~~David.Plautz@sensient.com

5.3.      No failure on the part of the Beneficiary or any third party beneficiary to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. The Performance Guarantor hereby waives (i) notice of acceptance of this ~~Performance~~A&R Undertaking, (ii) presentment and demand for payment of any of the Obligations, (iii) protest and notice of dishonor or default to the Performance Guarantor or to any other party with respect to any of the Obligations, and (iv) all other notices to which the Performance Guarantor might otherwise be entitled by Applicable Law or by any other party that may be liable with respect to the Obligations guaranteed hereby.

5.4.      The Performance Guarantor agrees that it will upon demand pay to the Beneficiary or the Purchaser, the amount of any and all reasonable documented out-of-pocket expenses, including the reasonable fees and expenses of outside counsel and of any experts and agents, that the Beneficiary ~~or the Purchaser~~ may incur in connection with the exercise or

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enforcement of any of the rights of the Beneficiary hereunder as a result of the failure by the Performance Guarantor to perform or observe any of the provisions hereof.

5.5.      This ~~Performance~~A&R Undertaking constitutes the entire agreement between the Performance Guarantor and the Beneficiary (and supersedes all prior written and oral agreements and understandings) with respect to the subject matter hereof.

5.6.      If any one or more provisions contained in this ~~Performance~~A&R Undertaking shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this ~~Performance~~A&R Undertaking, but this ~~Performance~~A&R Undertaking shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.7.      This ~~Performance~~A&R Undertaking shall be governed by, and construed in accordance with, the laws of the State of New York, and the Performance Guarantor hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and any New York State Court sitting in New York, New York. The Performance Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum. The Performance Guarantor and the Beneficiary hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to this ~~Performance~~A&R Undertaking or the transactions contemplated hereby.

5.8.      All payments to be made by the Performance Guarantor hereunder shall be made at the ~~Atlanta, Georgia~~Pittsburgh, Pennsylvania office of the ~~Purchaser~~Beneficiary set forth in paragraph 6 (or at such other place for the account of the ~~Purchaser~~Beneficiary as it may from time to time specify to the Performance Guarantor) in immediately available and freely transferable funds in United States dollars at the place of payment, all such payments to be paid without setoff, counterclaim or reduction and without deduction for, and free from, any and all present or future taxes, levies, imports, duties, fees, charges, deductions, withholding or liabilities with respect thereto or any restrictions or conditions of any nature. ~~If the Performance Guarantor is required by law to make any deduction or withholding on account of any tax (other than taxes imposed or based on the gross or net income or receipts of the recipient) or other withholding or deduction from any sum payable by the undersigned hereunder, the undersigned shall pay any such tax or other withholding or deduction and shall pay such additional amount necessary to ensure that, after making any payment, deduction or withholding, the Purchaser shall receive and retain (free of any liability in respect of any payment, deduction or withholding) a net sum equal to what it would have received and so retained hereunder had no such deduction, withholding or payment been required to have been made.~~

5.9.      This ~~Performance~~A&R Undertaking shall continue to be effective or be reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Beneficiary upon the bankruptcy, insolvency, reorganization, dissolution, liquidation or the like, of any of the Originators or the Performance Guarantor, or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to any of the Originators or the Performance Guarantor or any substantial part of any such Person’s respective property, all

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as though such payment had not been made, notwithstanding any termination of this ~~Performance~~A&R Undertaking, the Receivables Purchase Agreement, the Receivables Sale Agreement or any other Transaction Document.

5.10.    The Performance Guarantor may not assign its obligations under this ~~Performance~~A&R Undertaking, by operation of law or otherwise, without the prior written consent of the Beneficiary (with the concurrence of the Required Purchasers) . Notwithstanding anything herein to the contrary, upon any assignment to, and assumption by, an assignee of the Performance Guarantor’s obligations hereunder in accordance with the foregoing sentence (and satisfaction of all conditions related thereto), the assigning Performance Guarantor shall be released with immediate effect from any and all of its obligations under this ~~Performance~~A&R Undertaking, and the Performance Guarantor’s assignee shall be deemed to assume any and all of the Obligations as if such assignee has executed this ~~Performance~~A&R Undertaking as Performance Guarantor.

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